EXHIBIT 4.27

TEXTAINER MARINE CONTAINERS V LIMITED
Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION
Indenture Trustee

INDENTURE

Dated as of May 17, 2017

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		Page

Article I DEFINITIONS		4

Section 101.	Defined Terms	4
Section 102.	Other Definitional Provisions	35
Section 103.	Computation of Time Periods	35
Section 104.	Statutory References	36
Section 105.	Duties of Manager Transfer Facilitator	36

Article II THE NOTES		37

Section 201.	Authorization of Notes	37
Section 202.	Form of Notes; Book-Entry Notes	37
Section 203.	Execution, Recourse Obligation	40
Section 204.	Certificate of Authentication	41
Section 205.	Registration; Registration of Transfer and Exchange of Notes	41
Section 206.	Mutilated, Destroyed, Lost and Stolen Notes	43
Section 207.	Delivery, Retention and Cancellation of Notes	44
Section 208.	ERISA Deemed Representations	44

Article III PAYMENT OF NOTES; STATEMENTS TO NOTEHOLDERS		45

Section 301.	Principal and Interest	45
Section 302.	Trust Account	45
Section 303.	Investment of Monies Held in the Trust Account, the Excess Funding Account, each Restricted Cash Account, each Series Accounts and each Pre-Funding Account	46
Section 304.	Copies of Reports to Noteholders and each Interest Rate Hedge Provider	49
Section 305.	Records	50
Section 306.	Excess Funding Account	50
Section 307.	CUSIP Numbers	50
Section 308.	No Claim	51
Section 309.	Compliance with Withholding Requirements	51
Section 310.	Tax Treatment of Notes	51
Section 311.	Subordination	51

Article IV COLLATERAL		52

Section 401.	Collateral	52
Section 402.	Pro Rata Interest	53
Section 403.	Indenture Trustee’s Appointment as Attorney-in-Fact	53
Section 404.	Release of Security Interest	54
Section 405.	Administration of Collateral	55

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(Continued)

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(Continued)

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(Continued)

		Page

Section 1316.	Statutory References	106
Section 1317.	Counterparts	106
Section 1318.	Patriot Act	106
Section 1319.	Multiple Roles	107

EXHIBIT AFORM OF ASSET BASE REPORT

EXHIBIT B[RESERVED]

EXHIBIT CFORM OF PURCHASER LETTER

EXHIBIT DFORM OF PURCHASER CERTIFICATION

EXHIBIT EFORM OF NON-RECOURSE RELEASE

EXHIBIT FFORM OF CONTROL AGREEMENT

- v -

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This Indenture, dated as of May 17, 2017 (as amended or supplemented from time to time as permitted hereby, the “Indenture”), between TEXTAINER MARINE CONTAINERS V LIMITED, an exempted company with limited liability incorporated and existing under the laws of Bermuda (the “Issuer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee (the “Indenture Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer desires to issue asset-backed notes pursuant to this Indenture;

WHEREAS, the Notes will be full recourse obligations of the Issuer and will be secured by the Collateral;

WHEREAS, all acts and things have been done and performed which are necessary to make the Notes, when executed by the Issuer, authenticated by the Indenture Trustee and issued, the legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms, and to make this Indenture a valid and binding agreement for the security of the Notes authenticated and delivered under this Indenture;

NOW THEREFORE, in consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the Noteholders and each Interest Rate Hedge Provider:

GRANTING CLAUSE

To secure the payment of the Aggregate Outstanding Obligations and the performance of all of the Issuer’s covenants and agreements in this Indenture and each other Related Document to which it is a party, the Issuer hereby grants, assigns, conveys, mortgages, pledges, charges, hypothecates and transfers to the Indenture Trustee, for the benefit of the Noteholders of all Series of Notes and each Interest Rate Hedge Provider, a first priority perfected security interest in and to all assets and property of the Issuer (other than the Series‑Specific Collateral), whether now existing or hereafter acquired, including without limitation all of the Issuer’s right, title and interest in, to and under the following (other than the Series-Specific Collateral), whether now existing or hereafter created or acquired (with respect to clauses (v) through (xv) below, only to the extent such assets or property arise out of or in any way relate to (but only to the extent they relate to) the Managed Containers):

(i)the Managed Containers and all other Transferred Assets;

(ii)all Deposit Accounts and all Securities Accounts, including the Trust Account, the Excess Funding Account and any Pre-Funding Account, and all cash and cash equivalents, Eligible Investments, Financial Assets, Investment Property, Security Entitlements and other instruments or amounts credited or deposited from time to time in any of the foregoing;

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(iii)the Contribution and Sale Agreement, each Container Transfer Agreement, the Management Agreement and each other Related Document to which the Issuer is a party;

(iv)all collections received by the Issuer from the operation of the Managed Containers, including any Issuer Proceeds and Pre-Adjustment Issuer Proceeds, on deposit in the Master Account;

(v)all Accounts;

(vi)all Chattel Paper, and all Leases and all schedules, supplements, amendments, modifications, renewals, extensions and all guaranties and other credit support with respect to the foregoing and all rentals, payments and monies due and to become due in respect of the foregoing, and all rights to terminate or compel performance thereof;

(vii)all Contracts;

(viii)all Documents;

(ix)all General Intangibles;

(x)all Instruments;

(xi)all Inventory;

(xii)all Supporting Obligations;

(xiii)all Equipment;

(xiv)all Letter of Credit Rights;

(xv)all Commercial Tort Claims;

(xvi)all property of the Issuer held by the Indenture Trustee including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to the Indenture Trustee for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of the Issuer, or as to which the Issuer may have any right or power;

(xvii)the right of the Issuer to terminate, perform under, or compel performance of the terms of the Container Related Agreements and all claims for damages arising out of the breach of any Container Related Agreement;

(xviii)any guarantee of the Container Related Agreements and any rights of the Issuer in respect of any subleases or assignments permitted under the Container Related Agreements;

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(xix)all or any part of insurance proceeds of all or any part of the Collateral and all proceeds of the voluntary or involuntary disposition of all or any part of the Collateral or such proceeds;

(xx)any and all payments made or due to the Issuer in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority and any other cash or non-cash receipts from the sale, exchange, collection or other disposition of all or any part of the Collateral;

(xxi)to the extent not otherwise included, all income, payments and Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing;

provided, however, that, notwithstanding the foregoing, the “Collateral” shall specifically exclude any Series-Specific Collateral.

All of the property described in this Granting Clause is herein collectively called the “Collateral” and as such is security for the payment of the Aggregate Outstanding Obligations and the performance of all of the Issuer’s covenants and agreements in this Indenture and each other Related Document to which it is a party. Notwithstanding the foregoing Grant, (i) no account, instrument, chattel paper or other obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person and (ii) no Lease in which the Lessee is a Sanctioned Person, shall, in either instance, constitute Collateral.

In furtherance of the foregoing, the Issuer hereby grants, assigns, conveys, mortgages, pledges, charges, hypothecates and transfers to the Indenture Trustee, for the benefit of the Noteholders and each Interest Rate Hedge Provider, (i) a fixed charge over the Contribution and Sale Agreement, each Container Transfer Agreement and the Management Agreement and (ii) a floating charge over all other assets of the Issuer (other than the Series-Specific Collateral).

In furtherance of the foregoing, the Issuer hereby appoints the Indenture Trustee as its designee for purposes of exercising the power of attorney granted by the Manager pursuant to Section 11.4 of the Management Agreement.

The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein required as hereinafter provided.  Notwithstanding the foregoing, the Indenture Trustee does not assume, and shall have no liability to perform, any of the Issuer’s obligations under any agreement included in the Collateral and shall have no liability arising from the failure of the Issuer or any other Person to duly perform any such obligations.  The Issuer hereby confirms and the Indenture Trustee hereby acknowledges that the Issuer does not currently have any rights with respect to Commercial Tort Claims on the date hereof.

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The Issuer hereby irrevocably authorizes the Indenture Trustee at any time, and from time to time, to file in any filing office in any UCC jurisdiction any financing statements (including any such financing statements claiming a security interest in all assets of the Issuer, other than the Series-Specific Collateral) and amendments thereto that (i) indicate the Collateral, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, and (ii) provide any other information required by Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Issuer is an organization (provided, however, that the Indenture Trustee has no obligation or duty to take such action nor to determine whether to perfect, file, record or maintain any perfected, filed or recorded document or instrument (all of which the Issuer shall prepare, deliver and instruct the Indenture Trustee to execute) in connection with the grant of a security interest in the Collateral hereunder), the type of organization and any organizational identification number issued to the Issuer.  The Issuer agrees to furnish any such information to the Indenture Trustee promptly upon the Indenture Trustee’s request.  The Issuer also ratifies its authorization for the Indenture Trustee to have filed in any jurisdiction any similar initial financing statements or amendments thereto if filed prior to the date hereof.

Article I

DEFINITIONS

Section 101.Defined Terms.

Capitalized terms used in this Indenture shall have the following meanings and the definitions of such terms shall be equally applicable to both the singular and plural forms of such terms:

"Account":  Any “account”, as such term is defined in Section 9-102(a)(2) of the UCC.

"Account Debtor": Any “account debtor”, as such term is defined in Section 9‑102(a)(3) of the UCC.

"Accrual Condition":  As of any Transfer Date, the condition that shall exist if the Managed Containers transferred on such Transfer Date shall be transferred to the Issuer without the transfer of accrued rentals that are owed by the related Lessee for periods prior to the Transfer Date.  The Accrual Condition shall exist on the date hereof.

"Additional Funding Amount":  For each Transfer Date, an amount equal to the product of (i) the actual number of days in the two (2) calendar months immediately following such Transfer Date and (ii) the then average daily gross billed (per diem) rate on all Leases in effect on such Transfer Date with respect to all Eligible Containers transferred on such Transfer Date.

"Administrative Agent": For any Series, this term shall have the meaning set forth in the related Supplement.

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"Advance Rate": For any Series of Notes, the amount specified as such in the related Supplement.

"Affiliate": With respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by or under common control with such specified Person.  For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

"Aggregate Asset Base":  As of any date of determination, the sum of the Asset Bases for all Series of Notes then Outstanding.

"Aggregate Net Book Value":  As of any date of determination, an amount equal to the sum of the Net Book Values of all Eligible Containers.

"Aggregate Outstanding Obligations":  As of any date of determination, an amount equal to the sum of (i) the Outstanding Obligations for all Series of Notes then Outstanding and (ii) all other amounts owing by the Issuer to the Indenture Trustee, any Noteholder, any Interest Rate Hedge Provider or other Person pursuant to the terms of any Related Document.

"Aggregate Principal Balance":  As of any date of determination, an amount equal to the sum of the then Unpaid Principal Balance of all Series of Notes then Outstanding.

"Aggregate Required Asset Base":  As of any Determination Date, an amount equal to the then Aggregate Principal Balance for all Series then Outstanding.

"Applicable Law:"  With respect to any Person or Managed Container, all law, treaties, judgment, decrees, injunctions, waits, rules, regulations, orders, directives, concessions, licenses and permits of any Governmental Authority applicable to such Person or its Property or in respect of its operations.

"Asset Allocation Percentage:"  As of any date of determination for each Series of Notes then Outstanding, a fraction (expressed as a percentage) equal to (A) divided by (B), as follows:

(A)(x) the Asset Entitlement for such Series of Notes as of such date of determination, divided by (y) an amount equal to (1) one hundred percent (100%) minus (2) the Required Overcollateralization Percentage for such Series; and

(B)the sum of the amounts described in clause (A) for all Series then Outstanding as of such date of determination.

Notwithstanding the foregoing or any other provision herein or in the Related Documents, if on any date of determination only one Series of Notes is then Outstanding, the Asset Allocation Percentage for such Series of Notes on such date of determination shall be equal to one hundred percent (100%).

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"Asset Base:"  As of any date of determination for each Series of Notes, the amount identified as such in the related Supplement.

"Asset Base Deficiency:"  As of any Payment Date, the condition that exists if the Aggregate Required Asset Base exceeds the Aggregate Asset Base.  If such term is used in a quantitative context, the amount of the Asset Base Deficiency shall be equal to the amount of such excess.

"Asset Base Report:"  A certificate with appropriate insertions setting forth the components of the Asset Base as of the date of determination for which such certificate is submitted, which certificate shall be substantially in the form of Exhibit A to this Indenture (and, for purposes of any Series, including any additional Asset Base Report that may be required pursuant to the terms of the Supplement under which such Series was issued) and shall be certified by an Authorized Signatory of the Manager or one of its permitted Affiliates on behalf of the Manager.

"Asset Entitlement:"  As of any date of determination for each Series of Notes then Outstanding, an amount equal to the Unpaid Principal Balance of all Notes of such Series as of such date of determination.

"Authorized Signatory:"  Any Person designated by written notice delivered to the Indenture Trustee as authorized to execute documents and instruments on behalf of a Person.

"Available Distribution Amount:"  For any Payment Date, all amounts in the Trust Account on the related Determination Date that consist of: (i) Issuer Proceeds, less certain sums deducted in accordance with the terms of the Management Agreement, in each case for the most recently completed Collection Period, (ii) all Warranty Purchase Amounts and Manager Advances received by the Issuer after the Determination Date in the immediately preceding month, (iii) any earnings on Eligible Investments in the Trust Account to the extent that such earnings were credited to such account after the Determination Date in the immediately preceding month, (iv) if such Payment Date occurs in one of the two (2) calendar months immediately succeeding any Transfer Date, an amount equal to the product of (x) fifty percent (50%) and (y) the Additional Funding Amount for such Transfer Date, (v) funds transferred from the Excess Funding Account on such Payment Date and (vi) any Capital Contribution (to the extent consisting of cash) made to the Issuer after the Determination Date in the immediately preceding month.  In no event shall the Available Distribution Amount include the proceeds of the Containers and Leases sold at the direction of a Liquidating Series pursuant to Section 804(b) of this Indenture.

"Available Funds:"  For any Series of Notes, the amount identified as such and set forth in the related Supplement.

"Back-up Data Files:"  This term shall have the meaning set forth in the Management Agreement.

“Back-up Manager Event:” This term shall have the meaning set forth in the Management Agreement.

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"Bankruptcy Code:"  The United States Bankruptcy Reform Act of 1978, as amended.

"Book-Entry Custodian:"  The Person appointed pursuant to the terms of this Indenture to act in accordance with a certain letter of representations agreement such Person has with the Depositary, in which the Depositary delegates its duties to maintain the Book-Entry Notes to such Person and authorizes such Person to perform such duties.

"Book-Entry Notes:"  Collectively, the Rule 144A Book-Entry Notes, the Regulation S Temporary Book-Entry Notes and the Unrestricted Book-Entry Notes.

"Business Day:"  Any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange, the Federal Reserve Bank or banking institutions in New York, New York, or the city in which the Corporate Trust Office is located, are authorized or are obligated by law, executive order or governmental decree to be closed.

"Capital Contribution:"  With respect to any Person, any cash and/or the fair market value of any property contributed to the capital of such Person by the owners of the equity interests thereof.

"Casualty Loss:"  Any of the following events with respect to any Managed Container:  (a) the actual total loss or compromised total loss of such Managed Container, (b) loss, theft or destruction of such Managed Container, (c) thirty (30) days following a determination by, or on behalf of, the Issuer that such Managed Container is damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, (d) the seizure, condemnation or confiscation of such Managed Container for a period exceeding sixty (60) days or (e) if such Managed Container is subject to a Lease, such Managed Container shall have been deemed under its Lease to have suffered a casualty loss as to the entire Managed Container.  In determining the date on which a Casualty Loss occurred, the application of the time frames set forth in clauses (a) through (e) above shall in no event result in the deemed occurrence of a Casualty Loss prior to the date on which an officer of the Issuer or the Manager obtains actual knowledge of such Casualty Loss.

"Casualty Proceeds:"  This term shall have the meaning set forth in the Management Agreement.

"CEU:"  A cost-equivalent unit which is a fixed unit of measurement based on the cost of a Container relative to the cost of a twenty-foot standard dry freight Container.

“Change of Control.”  The occurrence of any of the following events with respect to the Manager: (i) the Manager amalgamates or consolidates with, or merges with or into, another Person or (ii) the Manager sells, assigns, conveys, transfers, leases or otherwise disposes of (in each case, whether in one transaction or a series of transactions) all, or substantially all, of its assets to any Person, (iii) any Person amalgamates or consolidates with, or merges with or into, the Manager, or (iv) Textainer Group Holdings Limited shall fail to own, directly or indirectly, a majority of the equity interests in the Manager.

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"Chattel Paper:"  Any Lease (including any Finance Lease) or other “chattel paper”, as such term is defined in Section 9-102(a)(11) of the UCC.

"Class:"  All Notes of a Series having the same right to payment of principal and interest pursuant to the terms of the Supplement pursuant to which such Series of Notes was issued.

"Code:"  The Internal Revenue Code of 1986, as amended, or any successor statute thereto.

"Collateral:"  This term shall have the meaning set forth in the Granting Clause of this Indenture.

"Collection Allocation Percentage:"  Unless otherwise stated in a Supplement for any Series of Notes, as of any date of determination for such Series of Notes, a fraction (expressed as a percentage) equal to (A) divided by (B), as follows:

(A)the Invested Amount for such Series of Notes; and

(B)the sum of the Invested Amounts for all Series of Notes then Outstanding (exclusive of the Invested Amount for any Liquidation Deficiency Series).

Notwithstanding the foregoing or any other provision herein or in the Related Documents, if on any date of determination only one Series of Notes is then Outstanding, the Collection Allocation Percentage for such Series of Notes on such date of determination shall be equal to one hundred percent (100%).

"Collection Period:"  With respect to any Payment Date, the period from the first day of the calendar month immediately preceding the month in which such Payment Date occurs through and including the last day of such calendar month.

"Collections:"  With respect to any Collection Period, all payments (including any cash proceeds) actually received by the Issuer, or by the Manager on behalf of the Issuer, with respect to the Managed Containers and the other items of Collateral.

"Commercial Tort Claims:"  Any “commercial tort claim”, as such term is defined in 9-102(a)(13) of the UCC.

"Competitor:"  Any Person engaged and competing with any of the Issuer, Textainer Limited, Textainer Group Holdings Limited or the Manager in the Container leasing business; provided, however, that in no event shall any insurance company, bank, bank holding company, savings institution or trust company, fraternal benefit society, pension, retirement or profit sharing trust or fund, or any collateralized bond obligation fund or similar fund (or any trustee of any such fund) or any holder of any obligations of any such fund (solely as a result of being such a holder) be deemed to be a Competitor.

“Consolidated Funded Debt:”  This term shall have the meaning set forth in the Management Agreement.

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"Container:"  Any dry freight cargo, high cube or other type of marine or intermodal container.

"Container Related Agreement:"  Any agreement relating to the Managed Containers or agreements relating to the use or management of such Managed Containers whether in existence on any Series Issuance Date or thereafter acquired, including, but not limited to, all Leases, the Management Agreement, any Container Transfer Agreement, the Contribution and Sale Agreement and the Chattel Paper.

"Container Representations and Warranties:"  This term shall have the meanings set forth in the applicable Container Transfer Agreement or the Contribution and Sale Agreement, as context may require.

"Container Transfer Agreement:"  Any agreement between the Issuer and any Special Purpose Entity regarding the transfer of containers and other related assets between the Issuer and such Special Purpose Entity, including without limitation the TMCLII Container Transfer Agreement, the TMCLIII Container Transfer Agreement and the TMCLIV Container Transfer Agreement.

"Contracts:"  All contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments), arising out of or in any way related to the Managed Containers or to the Notes, in or under which Issuer may now or hereafter have any right, title or interest, including, without limitation, the Management Agreement, the Contribution and Sale Agreement, any Container Transfer Agreement, any Interest Rate Hedge Agreements and any related agreements, security interests or UCC or other financing statements and, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

"Contribution and Sale Agreement:"  The Contribution and Sale Agreement, dated as of May 17, 2017, between the Issuer and TL, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

"Control Agreement:"  A control agreement, among the Issuer, the Indenture Trustee and the Securities Intermediary, which shall be substantially in the form of Exhibit F to this Indenture, for each of the Trust Account, Excess Funding Account, each Restricted Cash Account, each Pre-Funding Account and each Series Account.

"Control Party:"  With respect to a Series of Notes, the Person(s) described as such in the Supplement for such Series of Notes.

"Conversion Date:"  With respect to any Series of Warehouse Notes, the date on which a Conversion Event occurs with respect to such Series of Warehouse Notes.

"Conversion Event:"  With respect to any Series of Warehouse Notes, any event that will result in the termination of the revolving period for such Series and the commencement of principal amortization of such Series as set forth in the related Supplement.

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"Corporate Trust Office:"  The principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered.  As of the date hereof, such office is located at 600 S. 4th Street, MAC N9300-061, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - Asset Backed Administration.

"Default Interest:"  The incremental interest specified in the related Supplement payable by the Issuer resulting from (i) the failure of the Issuer to pay when due any principal of or interest on the Notes of the related Series or (ii) the occurrence of an Event of Default with respect to such Series.

"Definitive Note:"  A Note issued in physical form pursuant to the terms and conditions of Section 202 hereof.

"Deposit Account:"  Any “deposit account,” as such term is defined in Section 9‑102(a)(29) of the UCC.

"Depositary:"  The Depository Trust Company until a successor depositary shall have become such pursuant to the applicable provisions of this Indenture and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder.  For purposes of this Indenture, unless otherwise specified pursuant to Section 202, any successor Depositary shall, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act, and any other applicable statute or regulation.

"Depositary Participants:"  A broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.

"Depreciation Policy:"  A depreciation policy:

(i)under which, for purposes of calculating an Asset Base, the Original Equipment Cost of a Managed Container is depreciated (x) in the case of a Managed Container acquired by the Issuer or TL directly from the manufacturer of such Managed Container, using the straight-line method over a thirteen (13) year useful life (except in the case of refrigerated containers, in which case a twelve (12) year useful life will be used) to the residual value thereof (which shall equal 40% of the Original Equipment Cost thereof, except in the case of refrigerated containers, in which case the residual value shall be deemed to equal 25% of the Original Equipment Cost thereof), or (y) in the case of a Managed Container not included in clause (x), using the straight-line method over the remaining useful life of such Managed Container as of the date of acquisition of such Managed Container by the Issuer or TL (based upon a total useful life of thirteen (13) years (except in the case of 4Y (refrigerated) containers, in which case a twelve (12) year useful life will be used)) to the residual value thereof (which shall equal 40% of the lower of (x) the amount set forth in clause (B) of the definition of “Original Equipment Cost” thereof and (y) the Estimated Original Equipment Cost thereof, except in the case of refrigerated containers, in which case the residual value shall be deemed to equal 25% of the lower of (A) the amount set forth in clause (B) of the definition of “Original Equipment Cost” thereof and (B) the Estimated Original Equipment Cost thereof); and

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(ii)which, for any purpose other than calculating the Asset Base, is determined in accordance with GAAP.

"Determination Date:"  The fourth (4th) Business Day prior to the related Payment Date.

"Director Services Provider:"  AMACAR Investments LLC, a Delaware limited liability company, and its successors and assigns.

"Documents:"  Any “documents,” as such term is defined in Section 9-102(a)(30) of the UCC.

"Dollars:"  Dollars and the sign “$” means lawful money of the United States of America.

"Early Amortization Event:"  For each Series of Notes, the existence of either of the following: a Trust Early Amortization Event and any Series-Specific Early Amortization Event for such Series.

"Eligible Account:"  Any of (a) a segregated account with an Eligible Institution, (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as the senior securities of such depository institution shall have a credit rating from each of Moody’s and Standard & Poor’s in one of its generic credit rating categories no lower than “A3” or “A-”, as the case may be, or (c) an account held with the Indenture Trustee.

"Eligible Container:"  As of any date of determination, any Managed Container which, when considered with all other Managed Containers, shall meet the following criteria:

(i)Specifications.  Such Managed Container conforms to the standard specifications used by the Manager for Containers purchased by and on behalf of Container owners other than the Issuer for that category of Container and to any applicable standards promulgated by applicable international standards organizations;

(ii)Casualty Losses.  Such Managed Container shall not have suffered a Casualty Loss;

(iii)Title.  The related Seller shall have had good and marketable title at the time of conveyance to the Issuer;

(iv)No Violation.  The conveyance of such Managed Container to the Issuer does not violate any agreement of the related Seller;

(v)Assignability.  Except with respect to Leases with the U.S. government, the lessor’s rights with respect to such Managed Container are freely assignable;

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(vi)All Necessary Actions Taken.  The applicable Seller and the Issuer shall have taken all necessary actions to transfer title to such Managed Container and all related Leases (other than the TUS Subleases) from such Seller to the Issuer;

(vii)General Trading Terms.  Substantially all of the Leases for Eligible Containers shall contain the general trading terms the Manager uses in its normal course of business;

(viii)Purchase Price.  In the case of a Managed Container purchased by the Issuer, the purchase price paid therefor by the applicable Seller and by the Issuer was not greater than the fair market value of such Managed Container at the time of acquisition by the applicable Seller and then again by the Issuer;

(ix)No Prohibited Person or Prohibited Jurisdiction.  Such Managed Container is then not on lease to a Prohibited Person, and to the actual knowledge of the Issuer or the Manager, is not subleased to a Prohibited Person or located, operated or used in a Prohibited Jurisdiction unless it is used by the government of the United States or one of its allies or pursuant to a license granted by the Office of Foreign Assets Control of the United States Treasury Department;

(x)Good Title; No Liens.  The Issuer has good and marketable title to such Managed Container, free and clear of all Liens other than Permitted Encumbrances;

(xi)Container Representations and Warranties.  The Container Representations and Warranties applicable to such Managed Container are true and correct;

(xii)Restrictions on Leases to Affiliates.   Such Managed Container is not subject to a Lease under which the Manager, the Issuer or any of their respective Affiliates is the lessee; provided, however, that a Managed Container is permitted to be subject to a Head Lease Agreement;

(xiii)Bankrupt Lessees under Finance Leases.  Such Managed Container is not then under a Finance Lease to a lessee which, to the best knowledge of the Manager, is the subject of an Insolvency Proceeding; and

(xiv)Bankrupt Lessee under Operating Leases.  If such Managed Container is on lease (and such lease is not a Finance Lease) to a lessee or sublessee (other than Hanjin Shipping Limited or one of its Affiliates) that is subject to an Insolvency Proceeding, then such lessee or sublessee must not be more than 150 days delinquent on rental payments on any lease with respect to any Container in the Fleet (regarding of whether such Container is owned by the Issuer).

With respect to the criteria in clause (xiv), a Managed Container that has failed to comply with the criteria in clause (xiv) may subsequently be reclassified as an Eligible Container (assuming that all of the criteria in clause (i) through (xiii) are met) if either (1) the lease of such Managed Container to such lessee or sublessee is terminated and either (a) such Managed Container has been recovered by, or on behalf of, the Issuer on such

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date of determination, or (b) the Manager has classified such Managed Container in accordance with its standard practice as "approved for recovery and assigned to a turn-in booking", or (2) the lessee or sublessee has become current under all delinquent lease payments.

"Eligible Institution:"  Any one or more of the following institutions:  (i) the corporate trust department of the Indenture Trustee; provided that the Indenture Trustee maintains a long-term unsecured senior debt rating of at least investment grade from Standard & Poor’s and from Moody’s (so long an Notes deemed Outstanding hereunder are rated by Moody’s), or (ii) a depositary institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (a) which has both (x) a long-term unsecured senior debt rating of not less than “A” by Standard & Poor’s Ratings Group and “A2” by Moody’s Investors Service, Inc., and (y) a short-term unsecured senior debt rating rated in the highest rating category by each Rating Agency and (b) whose deposits are insured by the Federal Deposit Insurance Corporation.

"Eligible Investments:"  One or more of the following:

(i)direct obligations of, and obligations fully guaranteed as to the timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii)certificates of deposit and bankers’ acceptances (which shall each have an original maturity of not more than three hundred sixty-five (365) days) of any United States depository institution or trust company incorporated under the laws of the United States or any State and subject to supervision and examination by federal and/or State authorities, provided that the long-term unsecured senior debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated “AA-/Aa3” (or the equivalent) or better by the Rating Agencies, or the short-term unsecured senior debt obligations of such depository institution or trust company are rated by each Rating Agency in its highest rating category;

(iii)commercial paper (having original maturities of not more than two hundred seventy (270) days) of any corporation, incorporated under the laws of the United States or any State thereof which on the date of acquisition has been rated by each Rating Agency in the highest short-term unsecured commercial paper rating category;

(iv)any money market fund that has been rated by each Rating Agency in its highest rating category (including any designations of “plus” or “minus”) or that invests solely in Eligible Investments;

(v)eurodollar deposits (which shall each have an original maturity of not more than three hundred sixty-five (365) days) of any depository institution or trust company, provided that the long-term unsecured senior debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated “AA-/Aa3” (or the equivalent) or better by the Rating Agencies, or the short-term unsecured senior debt obligations of such depository institution or trust company are rated by each Rating Agency in its highest rating category; and

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(vi)other obligations or securities that are acceptable to each Rating Agency as an Eligible Investment hereunder and will not result in a reduction or withdrawal in the then current rating of the Notes as evidenced by a letter to such effect from each Rating Agency.

Nothing in the definition of “Eligible Investments” is intended to prohibit the Issuer from acquiring (to the extent permitted above) an Eligible Investment issued by the Indenture Trustee or an Affiliate of the Indenture Trustee.

"Entitlement Order:"  Any “entitlement order” as defined in Section 8-102(8) of the UCC.

"Equipment:"  Any “equipment” as defined in Section 9-102(a)(33) of the UCC.

"ERISA:"  The Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate:"  With respect to any Person, any other Person meeting the requirements of paragraphs (b), (c), (m) or (o) of Section 414 of the Code.

"Estimated Original Equipment Cost:"  With respect to each Managed Container acquired by TL from a third party that is not the manufacturer of such Managed Container:

(A)With respect to a Managed Container where TL has purchased other containers for the same container type and manufacture year as such Managed Container acquired by TL from a third party, the average original equipment cost of all TL containers purchased from a manufacturer with the same container type and manufacture year;

(B)With respect to a Managed Container where TL has not purchased other TL containers for the same container type and manufacture year as such Managed Container acquired by TL from a third party, the lesser of (x) the average original equipment cost of all TL containers purchased from a manufacture with the same container type for all other manufacture years where TL purchased such container type and (y) the average original equipment cost of the same container type purchased in the next closest container manufacturer year following the manufacture year of such acquired Managed Container; or

(C)With respect to a Managed Container where TL has not previously purchased other containers of the same container type, a methodology agreed to by the Requisite Global Majority.

"Event of Default:"  For each Series of Notes, the existence of any of the following: a Trust Event of Default or a Series-Specific Event of Default for such Series.

"Exchange Act:"  The Securities Exchange Act of 1934, as amended.

"Excess Concentration Percentage:"  As of any date of determination for each Series of Notes then Outstanding, the percentage specified as such in the Supplement pursuant to which such Series of Notes was issued.

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"Excess Funding Account:"  The account or accounts established pursuant to Section 306 of this Indenture.

"Existing Commitment:"  With respect to any Series (A) of Warehouse Notes (i) prior to its Conversion Date, the aggregate Initial Commitment with respect to such Series of Notes Outstanding consisting of one or more Classes, expressed as a dollar amount, as set forth in the related Supplement and subject to reduction from time to time in accordance with the related Supplement and (ii) after its Conversion Date, the then Unpaid Principal Balance of the Notes of such Series and (B) of Term Notes, the then Unpaid Principal Balance of the Notes of such Series.

"Expected Final Payment Date:"  With respect to any Series, the date on which the principal balance of the Outstanding Notes of such Series are expected to be paid in full.  The Expected Final Payment Date for a Series shall be set forth in the related Supplement.

"Fair Market Value:"  With respect to any asset (including a Container), shall mean the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined by the Manager.

"FATCA:"  Sections 1471 through 1474 of the Code, as amended, any regulations thereunder or other official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements (including any foreign legislation, rules, regulations, guidance notes or other, similar guidance adopted pursuant to or implementing such agreements) entered into in connection with such Sections.

"FATCA Withholding Tax:" Any withholding or deduction made pursuant to FATCA in respect to any payment.

"Finance Lease:  Any Lease of a Container which provides the Lessee the right or option to purchase the Container at the expiration of the Lease and which satisfies the criteria for classification as a capital lease pursuant to GAAP, including Statement of Financial Accounting Standards No. 13, as amended.

"Financial Assets:"  Any “financial asset,” as such term is defined in Section 8‑102(a)(9) of the UCC.

"Fleet:"  As of any date of determination, both of the following collectively: (i) the Managed Containers and (ii) without duplication of clause (i), all other Containers then managed by Manager.

"General Intangibles:"  Any “general intangible” as such term is defined in Section 9-102(a)(42) of the UCC.

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"Generally Accepted Accounting Principles or GAAP:"  With respect to any Person, those generally accepted accounting principles and practices which are recognized as such by (i) the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof consistently applied as to the party in question or (ii) such other equivalent entity(ies) that has or have authority for promulgating accounting principles and practices applicable to such Person.

"Governmental Authority:"  Any of the following:  (i) any national, state or other sovereign government, and any federal, regional, state, provincial, local, city government or other political subdivision, (ii) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (iii) any court or administrative tribunal or (iv) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

"Grant:"  To grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and perfect a security interest in and right of set-off against, deposit, set over and confirm.

"Head Lease Agreement:"  A Lease between the Issuer (or the Manager, on behalf of the Issuer), as lessor, and TUS, as lessee, that contains the following principal terms and conditions:

(i)	The rent payable by TUS thereunder with respect to Managed Containers equals at least 99.67% of the amount of rent received by TUS from the applicable TUS Sublessee;
(ii)

the obligations of TUS thereunder are secured by a first priority security interest granted by TUS in all TUS Subleases, and the proceeds of such TUS Subleases, in each case, to the extent but only to the extent related to the Managed Containers subject to such Lease;

(iii)

such Lease requires that all rental payments payable under the TUS Subleases (other than payments by the U.S. Military) shall be remitted directly to a Master Account.  The Manager shall require that the U.S. Military be instructed to remit directly to the Paying Agent Trustee Account all rental and other payments owing with respect to any TUS Subleased Containers leased to the U.S. Military;

(iv)

such Lease requires that a Managed Container shall not be subleased by TUS to a Prohibited Person and, to the actual knowledge of TUS, shall not be subleased by a TUS Sublessee to a Prohibited Person or located, operated or used in a Prohibited Jurisdiction unless it is used pursuant to a license granted by the Office of Foreign Assets Control of the United States Treasury Department;

(v)	the term thereof with respect to a Managed Container shall expire upon the expiration or earlier termination of the TUS Sublease of such Managed Container;
(vi)	events of default by TUS thereunder shall include (but not be limited to) the following:

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a.

any rental or other payments received by TUS with respect to a TUS Sublease (other than (i) amounts permitted to be deducted pursuant to Section 6.1 of the Management Agreement and (ii) amounts equal to the TUS Sublease Spread) with respect to a TUS Sublease of a Managed Container are not remitted to the Trust Account within seven days after the last Business Day of the week during which such payments are received by TUS from the applicable TUS Sublessees, and such condition shall continue unremedied for three (3) Business Days after such remittance is due;

b.

any representation and warranty made by TUS thereunder, or in any certificate, report, or financial statement delivered by TUS pursuant thereto, shall prove to have been untrue in any material and adverse respect when made and shall continue unremedied for a period of 30 days after the earlier to occur of (i) an officer of TUS has actual knowledge thereof or (ii) TUS receives notice thereof;

c.	TUS shall cease to be engaged in the container management business;
d.

the filing of any petition in any bankruptcy proceeding, any assignment for the benefit of creditors, appointment of a receiver of all or any of TUS’s assets, entry into any type of liquidation, whether compulsory or voluntary, or the initiation of any other bankruptcy or insolvency proceeding by or against TUS including, without limitation, any action by TUS to call a meeting of its creditors or to compound with or negotiate for any composition with its creditors; provided that, in the case of any involuntary proceeding, such proceeding is not dismissed or stayed within 60 days;

e.	TUS is unable to pay its debts when due or shall commence an insolvency proceeding;
f.	TUS assigns its interest therein (provided that no sublease of a Managed Container shall be deemed to constitute an assignment thereof);
g.

TUS shall have failed to pay any amounts due or suffered to exist an event of default with respect to the term of any indebtedness which singularly or in the aggregate exceeds $1,000,000 and the effect of such failure or event of default is to cause such indebtedness to be immediately declared due and payable prior to the date on which it would otherwise have been due and payable;

h.

either of the following shall occur:  (i) TUS shall have Consolidated Funded Debt (as defined in the Management Agreement) in excess of $1,000,000 or (ii) the annual after-tax profit of TUS (calculated on a rolling four quarter basis) shall be less than $200,000;

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i.

TUS amalgamates or consolidates with, or merges with or into, another Person, (ii) TUS sells, assigns, conveys, transfers, leases, or otherwise disposes of (in each case, whether in one transaction or a series of transactions) all, or substantially all, of its assets to any person, other than pursuant to subleases of Containers, (iii) any person amalgamates or consolidates with, or merges with or into, TUS, or (iv) the Manager shall fail to own, directly or indirectly, a majority of the equity interests in TUS;

j.

a judgment is rendered against TUS that is in excess of $1,000,000 or that is not covered by insurance or bonded or stayed within 30 days of becoming final, and that results in a material adverse change with respect to TUS; or

k.

the lien, created by TUS on its interest in the TUS Subleases and the proceeds thereof (the “Sublease Collateral”) pursuant to the terms of the Head Lease Agreement, shall fail to be perfected or the Sublease Collateral shall be subject to a Lien other than a Permitted Encumbrance.

"Holder:"  See Noteholder.

"Indebtedness:"  With respect to any Person means, without duplication, (a) any obligation of such Person for borrowed money, including, without limitation, (i) any obligation incurred through the issuance and sale of bonds, debentures, notes or other similar debt instruments, and (ii) any obligation for borrowed money which is non-recourse to the credit of such Person but which is secured by any asset of such Person, (b) any obligation of such Person on account of deposits or advances, (c) any obligation of such Person for the deferred purchase price of any property or services, except accounts payable arising in the ordinary course of such Person’s business, (d) any obligation of such Person as lessee under a capital lease, (e) any Indebtedness of another secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (f) any obligation in respect of interest rate or foreign exchange hedging agreements, (g) liabilities and obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) and (h) any obligation of such Person to reimburse the issuer of any letter of credit issued for the account of such Person upon which a draw has been made.

"Indenture:"  This term has the meaning set forth in the first paragraph hereof.

"Indenture Trustee:"  The Person performing the duties of the Indenture Trustee under this Indenture.

"Indenture Trustee Fee:"  This term shall have the meaning set forth in Section 905 hereof.

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"Independent Accountants:"  KPMG LLP or other independent certified public accountants of internationally recognized standing selected by the Manager who may also render other services to the Manager or any of its Affiliates, or other firm acceptable to the Requisite Global Majority and the Manager.

"Initial Commitment:"  With respect to any Series, the aggregate initial commitment, expressed as a dollar amount, to purchase up to a specified principal balance of such Series, which commitments shall be set forth in the related Supplement.

"Insolvency Law:"  The Bankruptcy Code, the Companies Act 1981 of Bermuda or similar Applicable Law in any other applicable jurisdiction.

"Insolvency Proceeding:"  Any Proceeding under any applicable Insolvency Law.

"Instrument:"  Any “instrument,” as such term is defined in Section 9-102(a)(47) of the UCC.

"Intangible Assets:"  As of any date of determination, with respect to any Person, the intangible assets of such Person determined in accordance with GAAP.

"Interest Payment:"  For each Series of Notes Outstanding on any Payment Date, the amount set forth in the related Supplement.

"Interest Rate Hedge Agreement:"  An ISDA interest rate cap agreement, ISDA interest rate swap agreement, ISDA interest rate ceiling agreement, ISDA interest rate floor agreement or any combination of the foregoing or other similar agreement entered into pursuant to the terms of this Indenture or any Supplement between the Issuer and an Interest Rate Hedge Provider named therein, including any schedules and confirmations prepared and delivered in connection therewith.

"Interest Rate Hedge Provider:"  Any Eligible Interest Rate Hedge Provider or any counterparty to a cap, collar or other hedging instrument permitted to be entered into pursuant to this Indenture.

"Inventory:"  Any “inventory,” as such term is defined in Section 9-102(a)(48) of the UCC.

"Invested Amount:"  Unless otherwise stated in a Supplement for any Series of Notes, as of any date of determination for such Series of Notes, one of the following: (a) if no Early Amortization Event for any Series or Event of Default for any Series is then continuing, an amount equal to (x) the initial Unpaid Principal Balance of such Series on its Issuance Date minus the initial Restricted Cash Amount for such Series of Notes on its Issuance Date, divided by (y) 100% minus the Required Overcollateralization Percentage for such Series of Notes in effect on such date of determination; or (b) if any Early Amortization Event for any Series or Event of Default for any Series is then continuing, an amount (not less than zero) equal to (x) the Unpaid Principal Balance on the date on which such Early Amortization Event for any Series or Event of Default for any Series occurred, minus the amount then on deposit in the Restricted Cash Account for such Series of Notes on the date on which such Early Amortization Event for

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any Series or Event of Default for any Series occurred, divided by (y) 100% minus the Required Overcollateralization Percentage for such Series of Notes on the date on which such Early Amortization Event for any Series or Event of Default for any Series occurred.

"Investment:"  When used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of securities of any other Person or by means of loan, advance, capital contribution, guaranty or other debt or equity participation or interest in any other Person including any partnership and joint venture interests of each Person in any other Person.  The amount of any Investment shall be the original principal or capital amount thereof, plus additional paid in capital (including, without limitation, share premium and contributed surplus), plus retained earnings, less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

"Investment Property:"  Any “investment property” as such term is defined in Section 9-102(a)(49) of the UCC.

"Issuer:"  Textainer Marine Containers V Limited, an exempted company with limited liability incorporated and existing under the laws of Bermuda.

"Issuer Expenses:"  For any Collection Period an amount equal to overhead and all other costs, expenses and liabilities of the Issuer (other than Operating Expenses paid pursuant to the Management Agreement and any Management Fee) payable during such Collection Period (including costs and expenses permitted to be paid to or by the Manager in connection with the conduct of the Issuer’s business), in each case determined on a cash basis.  Notwithstanding the foregoing, Issuer Expenses shall not include (i) depreciation or amortization on the Managed Containers, (ii) payments of principal, interest and premium, if any, on or with respect to the Notes, or (iii) funds used to acquire additional Containers.  In no event shall the Manager be obligated to pay any Issuer Expenses from its own funds.

"Issuer Proceeds:"  This term shall have the meaning set forth in the Management Agreement.

"Lease:"  Any lease agreement relating to one or more Managed Containers entered into from time to time on behalf of the Issuer (which lease may relate to both Managed Containers and other Containers). Leases may be in the name of Manager, any Affiliate thereof or any third-party lessor from whom Manager has acquired management rights.  Leases shall include all TUS Subleases.

"Legal Final Payment Date:"  With respect to any Series, this terms shall have the meaning set forth in the related Supplement.

"Letter of Credit Right:"  Any “letter-of-credit right,” as such term is defined in Section 9-102(a)(51) of the UCC.

"Lien:"  Any security interest, lien, charge, pledge, equity or encumbrance of any kind.

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"Liquidation Deficiency Series:"  Any Liquidating Series that (i) has sold a portion of the Terminated Managed Containers (as defined in the Management Agreement) and related Leases in accordance with Section 804 of this Indenture regarding remedies, and (ii) after giving effect to the application of the net proceeds of such Terminated Managed Containers and related Leases, a Liquidation Deficiency Series Amount exists.

"Liquidation Deficiency Series Amount:"  For any Liquidating Series, an amount equal to the then Unpaid Principal Balance of, and accrued interest on, all Classes of the Notes of such Liquidating Series, after giving effect to the application of the proceeds of the sale relating to such Liquidating Series contemplated by Section 804 of this Indenture.

"Liquidating Series:"  One or more Series of Notes with respect to which the applicable Control Parties have consented to or directed a sale of Collateral, but the Requisite Global Majority has not consented to such sale of Collateral.

"Long-Term Lease:"  A Lease, other than a Finance Lease, that has an initial term of twenty-four (24) months or greater.

"Managed Containers:"  As of any date of determination, all Containers then owned by the Issuer.

"Management Agreement:"  The Management Agreement, dated as of May 17, 2017, between the Manager and the Issuer, as such agreement shall be amended, restated, supplemented or otherwise modified or replaced from time to time.

"Management Fee:"  A fee for each Series of Notes then Outstanding as compensation to the Manager for the performance of its services.

"Management Fee Arrearage:"  For any Payment Date, an amount equal to any unpaid Management Fee from all prior Collection Periods.

"Manager:"  The Person performing the duties of the Manager under the Management Agreement; initially, TEML.

"Manager Advance:"  The term shall have the meaning as set forth in the Management Agreement.

"Manager Default:"  With respect to any Series, any Trust Manager Default and any Series-Specific Manager Default (as defined in the related Supplement) for such Series.

"Manager Report:"  The term shall have the meaning as set forth in the Management Agreement.

"Manager Termination Notice:"  A written notice to be provided to the Manager and other specified Persons pursuant to Section 405(b) of this Indenture.

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"Manager Transfer Facilitator:"  The Person performing the duties of the Manager Transfer Facilitator under the Manager Transfer Facilitator Agreement; initially, Wells Fargo Bank, National Association.

"Manager Transfer Facilitator Agreement:"  The Manager Transfer Facilitator Agreement, dated as of May 17, 2017, among Wells Fargo Bank, National Association, as manager transfer facilitator, the Issuer and the Indenture Trustee, as such agreement shall be amended, restated, supplemented or otherwise modified or replaced from time to time in accordance with its terms.

"Manager Transfer Facilitator Fee:"  This term shall have the meaning set forth in the Manager Transfer Facilitator Agreement.

"Managing Officer:"  Any representative of the Manager involved in, or responsible for, the management of the day-to-day operations of the Issuer and the administration and servicing of the Managed Containers whose name appears on a list of managing officers furnished to Issuer and the Indenture Trustee by the Manager, as such list may from time to time be amended.

"Master Account:"  The term shall have the meaning as set forth in the Management Agreement.

"Master Lease:"  A Lease other than a Finance Lease or a Long-Term Lease.

"Material Adverse Change:"  Any set of circumstances or events which (i) has, or could reasonably be expected to have, any material adverse effect whatsoever upon the validity or enforceability of any Related Document or the security for any of the Notes, (ii) is, or could reasonably be expected to be, material and adverse to the condition (financial or otherwise) or business operations of Issuer or Manager, individually or taken together as a whole, (iii) materially impairs, or could reasonably be expected to materially impair, the ability of Issuer or Manager to perform any of their respective obligations under the Related Documents, or (iv) materially impairs, or could reasonably be expected to materially impair, the ability of Indenture Trustee to enforce any of its or their respective legal rights or remedies pursuant to the Related Documents.

"Minimum Principal Payment Amount:"  With respect to any Series (if applicable to such Series), the amount identified as such in the related Supplement.

"Moody’s:"  Moody’s Investors Service, Inc. and any successor thereto.

"Net Book Value or NBV:"  With respect to a Managed Container that is:

(A)not subject to Finance Lease, as of any date of determination, an amount equal to the Original Equipment Cost of such Container, less any accumulated depreciation calculated utilizing the Depreciation Policy; and

(B)subject to a Finance Lease, the net investment value of such Finance Lease determined in accordance with GAAP.

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"Net Issuer Proceeds:"  This term shall have the meaning set forth in the Management Agreement.

"Notes:"  Any one of the notes or other securities executed by the Issuer pursuant to this Indenture and authenticated by, or on behalf of, the Indenture Trustee, substantially in the form attached to the related Supplement.

"Noteholder or Holder:"  The Person in whose name a Note is registered in the Note Register, except that, solely for the purposes of giving any consent, waiver, request or demand, the interest evidenced by any Note registered in the name of either of the Sellers or the Issuer or any Affiliate of any of them known to be such an Affiliate by the Indenture Trustee shall not be taken into account in determining whether the requisite percentage of the Aggregate Principal Balance of the Outstanding Notes necessary to effect any such consent, waiver, request or demand is represented.

"Noteholder FATCA Information:"  Information sufficient to eliminate the imposition of U.S. withholding tax under FATCA.

"Noteholder Tax Identification Information:"  Properly completed and signed tax certifications (generally, in the case of U.S. Federal Income Tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code).

"Note Purchase Agreement:"  Any underwriting agreement or other purchase agreement for the Notes of any Series.

"Note Register:"  The register which shall provide for the registration and transfer of the Notes and is maintained by the Indenture Trustee at its Corporate Trust Office pursuant to this Indenture.

"Note Registrar:"  This term shall have the meaning set forth in Section 205(a) of this Indenture, initially the Indenture Trustee.

"OFAC:"  The Office of Foreign Assets Control of the United States Department of the Treasury.

"Officer’s Certificate:"  A certificate signed by a duly authorized officer of the Person who is required to sign such certificate.

"Operating Expenses:"  This term shall have the meaning set forth in the Management Agreement.

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"Opinion of Counsel:"  A written opinion of counsel, who, unless otherwise specified, may be counsel employed by the Issuer, the Sellers or the Manager, in each case reasonably acceptable to the Person or Persons to whom such Opinion of Counsel is to be delivered.  The counsel rendering such opinion may rely (i) as to factual matters on a certificate of a Person whose duties relate to the matters being certified, and (ii) insofar as the opinion relates to local law matters, upon opinions of local counsel.

"Original Equipment Cost" or "OEC:"  With respect to a Managed Container, one of the following:

(A)with respect to each Managed Container purchased by TL directly from the manufacturer of such Managed Container, an amount equal to the sum of (i) the vendor’s or manufacturer’s invoice price of the related Managed Container, (ii) all reasonable and customary inspection, transport, and initial positioning costs necessary to put such Managed Container in service and (iii) reasonable acquisition fees and other fees not to exceed 2.5% of the amounts described in clauses (i) and (ii) above; or

(B)with respect to each Managed Container acquired by TL from a third party that is not the manufacturer of such Managed Container, an amount equal to the sum of (i) the cash purchase price paid by TL for such Managed Container and (ii) reasonable acquisition fees not to exceed 2.5% of the amount described in the foregoing clause (i).

"Outstanding:"  When used with reference to the Notes and as of any particular date, any Note theretofore and thereupon being authenticated and delivered except:

(i)any Note canceled by the Indenture Trustee or proven to the satisfaction of the Indenture Trustee to have been duly canceled by the Issuer at or before said date;

(ii)any Note, or portion thereof, called for payment or redemption for which monies equal to the principal amount or redemption price thereof, as the case may be, with interest to the date of maturity or redemption, shall have theretofore been deposited with the Indenture Trustee (whether upon or prior to maturity or the redemption date of such Note);

(iii)any Note in lieu of or in substitution for which another Note shall subsequently have been authenticated and delivered; and

(iv)any Note held by the Issuer, any Seller or any Affiliate of either the Issuer or any Seller.

"Outstanding Obligations:"  As of any date of determination for any Series of Notes issued under this Indenture or any Supplement thereto, an amount equal to the sum of (i) all accrued interest payable on such Series of Notes (including, for any Series of Notes for which the related Noteholder has funded or maintains its investment through the issuance of commercial paper, interest accrued through the last maturing tranche, interest or fixed period, as applicable), (ii) the then Unpaid Principal Balance of such Series of Notes, (iii) all other amounts owing by the Issuer to Noteholders or to any Person under this Indenture or any Supplement hereto and (iv) amounts owing by the Issuer under any Interest Rate Hedge Agreement.

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"Overdue Rate:"  The rate of interest specified in the related Supplement applicable to a Note then earning Default Interest, but in no event to exceed two percent (2%) over the interest rate per annum otherwise then applicable to such Note.

"Ownership Interest:"  An ownership interest in a Book-Entry Note.

“Paying Agent Trustee Account:”  Collection account number 4121-228878 (routing number 121-000-248) maintained by Wells Fargo Bank, National Association.

"Payment Date:"  The twentieth (20th) calendar day of each month or, if such day is not a Business Day, on the next Business Day.

"Permitted Encumbrance:"  With respect to the Collateral, any or all of the following:  (i) Liens for taxes not yet due or which are being contested in good faith by appropriate Proceedings and for the payment of which adequate reserves are provided by the Manager; (ii) with respect to the Managed Containers, carriers’, warehousemen’s, mechanics, or other like Liens arising in the ordinary course of business and relating to amounts not yet due or which shall not have been overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate Proceedings and for the payment of which adequate reserves are provided by the Manager; (iii) with respect to the Managed Containers, Leases entered into in the ordinary course of business providing for the leasing of Managed Containers; (iv) Liens created by this Indenture and (v) the rights of the Manager under the Management Agreement; provided that any Proceedings of the type described in clauses (i) and (ii) above could not reasonably be expected to subject the Indenture Trustee or any Noteholder to any civil or criminal penalty or liability or involve any material risk of loss, sale or forfeiture of any of the Collateral.

"Person:"  An individual, a partnership, a limited liability company, a corporation, a joint venture, an unincorporated association, a joint-stock company, a trust, or other entity or a Governmental Authority.

"Plan:"  An “employee benefit plan,” as such term is defined in Section 3(3) of ERISA, or a plan described in Section 4975(e)(1) of the Code of the Issuer or its ERISA Affiliates.

"Pre-Adjustment Issuer Proceeds:"  This term shall have the meaning set forth in the Management Agreement.

"Pre-Funding Account:"  Any account that is designated as a “Pre-Funding Account” for any Series of Notes in the Supplement for such Series, to be used solely to hold funds that will be used to acquire additional Containers from the Sellers during a specified period of time following the issuance of such Series of Notes.

"Prepayment:"  Any mandatory or optional prepayment of principal of any Series of Notes prior to the Expected Final Payment Date of such Series including, without limitation, any prepayment pursuant to Article VII of this Indenture.

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"Principal Balance:"  With respect to any Note, as of any date of determination, an amount equal to the unpaid principal balance of such Note.

"Principal Reserve Account:"  The account(s) designated as such in the related Supplement.

"Principal Reserve Amount:"  For any Series of Notes then Outstanding, the amount identified as such in the related Supplement.

"Principal Terms:"  With respect to any Series, (i) the name or designation of such Series; (ii) the initial principal amount of the Notes to be issued for such Series (or method for calculating such amount) and the Minimum Principal Payment Amounts and the Scheduled Principal Payment Amount for each Payment Date (or method for calculating such amount); (iii) the interest rate to be paid with respect to the Notes for such Series (or method for the determination thereof); (iv) the Payment Date and the date or dates from which interest shall accrue and on which principal is scheduled to be paid; (v) the designation of all Series Accounts and the terms governing the operation of all such Series Accounts; (vi) the Expected Final Payment Date (if any) and the Legal Final Payment Date for the Series; (vii) the number of Notes of the Series; (viii) the priority of such Series with respect to any other Series; (ix) the designated Control Party with respect to such Series and the Rating Agencies, if any, for such Series; (x) the designation of such Series as either a Term Note or a Warehouse Note; and (xi) the calculation of the Asset Base, the Advance Rate, the Required Overcollaterization Percentage and the Excess Concentration Percentage for such Series.

"Proceeding:"  Any suit in equity, action at law, or other judicial or administrative proceeding.

"Proceeds:"  Any “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC.

"Prohibited Jurisdiction:"  Any country or jurisdiction, from time to time, that is the subject of a prohibition order (or any similar order or directive), sanctions or restrictions promulgated or administered by the Office of Foreign Assets Control of the United States Treasury Department.

"Prohibited Person:"  Any of the following currently or in the future:  (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or (ii) (A) an agency of the government of a Prohibited Jurisdiction, (B) an organization controlled by a Prohibited Jurisdiction, or (C) a person resident in a Prohibited Jurisdiction, to the extent the agency, organization, or person is subject to a sanctions program administered by OFAC.

"Prospective Owner:"  This term shall have the meaning as set forth in Section 205(h) of this Indenture.

"Purchaser Letter:"  This term shall have the meaning set forth in Section 205(i) of this Indenture.

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"Rating Agency or Rating Agencies:"  With respect to any Outstanding Series, each statistical rating agency selected by the Issuer to rate such Series and having an outstanding rating with respect to such Series.

"Rating Agency Condition:"  With respect to (i) (A) the issuance of an additional Series, (B) any Change of Control (as defined in the Management Agreement), (C) any waiver of a Trust Event of Default or Trust Manager Default, (D) for purposes of the Aggregate Asset Base calculation, any revision to the Depreciation Policy which would reduce the amount of depreciation expense that would be recorded in any year from that which would have been recorded pursuant to the Depreciation Policy prior to such revision, (E) the addition of an Affiliate of TL as a Seller under the Contribution and Sale Agreement or (F) any other action expressly specified in any Related Document as requiring the affirmative approval or consent of each Rating Agency, means a confirmation issued in writing by each Rating Agency that has issued an outstanding rating with respect to any Series of Notes then Outstanding that the rating(s) on such existing Series will not be downgraded or withdrawn as the result of the issuance of such additional Series, Change of Control, waiver or other action; and (ii) any other action, means that each Rating Agency that has issued an outstanding rating with respect to any Series of Notes then Outstanding shall have been given ten (10) Business Days (or such shorter period as is practicable or acceptable to each Rating Agency) prior notice thereof and, within such notice period, such Rating Agency shall not have notified the Sellers, the Indenture Trustee or Issuer in writing that such action will result in a downgrade, qualification or withdrawal of any such outstanding rating; provided, however, the term “Rating Agency Condition” shall also include the satisfaction of any other requirement for the fulfillment of the Rating Agency Condition that may be set forth in a Supplement for any Series of Notes which is not rated.

"Record Date:"  Except as otherwise provided with respect to a Series in the related Supplement, with respect to any Payment Date, the last Business Day of the month preceding the month in which the related Payment Date occurs.

"Regulation S Book-Entry Notes:"  Collectively, the Unrestricted Book-Entry Notes and the Regulation S Temporary Book-Entry Notes.

"Regulation S Temporary Book-Entry Notes:"  The temporary book-entry notes in fully registered form without coupons that represent the Notes sold in offshore transactions within the meaning of and in compliance with Regulation S under the Securities Act and which will be registered with the Depositary.

“Related Assets:”  With respect to any Transferred Container: (i) all right, title and interest in and to, but none of the obligations under, any agreement with the manufacturer or seller of such Transferred Container, (ii) all right, title and interest in and to any Lease to which such Transferred Container was subject on the Transfer Date, to the extent related to such Transferred Container (excluding any payments, proceeds and other amounts accrued but not paid as of the effective date of such transfer), and (iii) all payments, proceeds and income of the foregoing or related thereto.

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"Related Documents:"  With respect to any Series, each Container Transfer Agreement, the Contribution and Sale Agreement, this Indenture, the related Supplement, the Notes of such Series, the Note Purchase Agreement for such Series, the Management  Agreement, the Manager Transfer Facilitator Agreement, each Interest Rate Hedge Agreement (upon execution thereof) and each other document or instrument executed in connection with the issuance of any Series, as any of the foregoing may from time to time be amended, modified, supplemented or renewed.

"Release Date:"  The date on which Released Assets are transferred by the Issuer to any Seller or any Affiliate of any Seller pursuant to the terms of the Related Documents.

"Released Assets:"  This term shall have the meaning set forth in the applicable Container Transfer Agreement or the Contribution and Sale Agreement, as context may require.

"Replacement Manager:"  Any Person appointed to replace the then Manager as manager of the Managed Containers, which Person shall be acceptable to the Requisite Global Majority.

"Reportable Event:"  This term shall have the meaning given to such term in ERISA.

"Required Deposit Rating:"  With regard to an institution, the short-term unsecured senior debt rating of such institution is in a category signifying investment grade by each Rating Agency.

"Required Overcollateralization Percentage:"  For any Series of Notes, the percentage set forth in the related Supplement.

"Required Payments:"  For any Series of Notes then Outstanding, the payments identified as such in the related Supplement.  Such Supplement shall also specify the relative priority in which the various components of the Required Payments are to be paid.

"Required Payment Deficiency:"  For each Series of Notes then Outstanding, the condition that will exist if funds on deposit on the Series Account for such Series (determined after giving effect to all draws on the Restricted Cash Account(s) for such Series, but without giving effect to any allocation of Shared Available Funds to such Series) is not sufficient to pay all Required Payments for such Series of Notes.

"Requisite Global Majority:"  As of any date of determination, the determination of whether a Requisite Global Majority exists with respect to a particular course of action shall be determined in accordance with Section 503 of this Indenture.

"Responsible Officer:"  When used with respect to the Indenture Trustee and the Manager Transfer Facilitator, any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture.

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"Restricted Cash Account:"  The account(s) designated as such in the related Supplement.

"Restricted Cash Amount:"  For any Series of Notes then Outstanding, the amount identified as such in the related Supplement.

"Rule 144A:"  Rule 144A under the Securities Act, as amended from time to time.

"Rule 144A Book-Entry Notes:  The permanent book-entry notes in fully registered form without coupons that represent the Notes sold in reliance on Rule 144A and which will be registered with the Depositary.

"Sale:"  This term shall have the meaning set forth in Section 816(a) of this Indenture.

"Sales Proceeds:"  This term shall have the meaning set forth in the Management Agreement.

"Sanctioned Country:"  Any country or territory to the extent that the government of such country or territory is the subject of Sanctions consisting of a general embargo imposed by any Sanctions Authority.

"Sanctioned Person:" Any of the following: (a) any Person that is listed on, or owned or controlled by a Person listed on (or a Person acting on behalf of such a Person) (i) the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx or as otherwise published from time to time, the “Sectoral Sanctions Identifications” list maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/ssi_list.aspx or as otherwise published from time to time, or the “Foreign Sanctions Evaders” list maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDNList/Pages/ fse_list.aspx or as otherwise published from time to time, (ii) the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by Her Majesty’s Treasury or (iii) any similar list maintained by, or public announcement of a Sanctions designation made by, a Sanctions Authority, each as amended, supplemented or substituted from time to time; or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization directly or indirectly controlled by a Sanctioned Country or (iii) a Person resident in (or organized under the laws of) a Sanctioned Country (to the extent subject to a Sanctions program administered by OFAC, the European Union or the United Nations), or (iv) a Person who is owned or controlled by, or acting on behalf of such a Person.

"Sanctions:" Any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by a Sanctions Authority.

"Sanctions Authority:" Each of the following:  (a) the United States Government, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom, (e) the governments, official institutions or agencies and other relevant sanctions authorities of any of the foregoing in clauses (a) through (d), including OFAC, the US Department of State, and Her Majesty’s Treasury or (f) any other governmental authority with jurisdiction over the Issuer, TL or the Manager.

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"Scheduled Principal Payment Amount:"  With respect to any Series of Notes (if applicable to such Series), the amount identified as such in the related Supplement.

"Securities Account:"  Any “securities account,” as such term is defined in Section 8-501 of the UCC.

"Securities Act:"  The Securities Act of 1933, as amended from time to time.

"Securities Entitlement:"  Any “securities entitlement,” as such term is defined in Section 8-102(a)(17) of the UCC.

"Securities Intermediary:"  Any “securities intermediary”, as such term is defined in Section 8-102 of the UCC.

"Seller:"  Any or all, as the context may require, of TL and any wholly-owned subsidiary of TL that is a Special Purpose Entity (including without limitation TMCLII, TMCLIII and TMCLIV), in its capacity as counterparty to a Container Transfer Agreement or the Contribution and Sale Agreement.

"Senior Notes:"  With respect to any Series of Notes, those Note(s) of such Series, if any, that are designated as “Senior Notes” in the related Supplement.

"Senior Series:"  Any Series of Senior Notes issued pursuant to a Supplement.

"Series:"  Any series of Notes established pursuant to a Supplement.

"Series Account:"  Any deposit, trust, escrow or similar account maintained for the benefit of the Noteholders of any Series as specified in the related Supplement.

"Series Issuance Date:"  With respect to any Series, the date on which the Notes of such Series are to be originally issued in accordance with Section 1006 of this Indenture and the related Supplement.

"Series-Specific Collateral:"  With respect to any Series of Notes, the collateral identified as such in the related Supplement.

"Series-Specific Early Amortization Event:"  With respect to any Series of Notes, the events or conditions identified as such in the related Supplement.

"Series-Specific Event of Default:"  With respect to any Series of Notes, the events or conditions identified as such in the related Supplement.

"Series-Specific Manager Default:"  With respect to any Series of Notes, the events or conditions identified as such in the related Supplement.

"Shared Available Funds:"  For any Series, this term shall have the meaning set forth in the Supplement for such Series.

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"Special Purpose Entity:"  A trust, partnership, corporation, exempted company with limited liability or other entity established and wholly-owned (directly or indirectly) by TL and/or one or more Subsidiaries wholly-owned (directly or indirectly) by TL (each an “Entity”) to acquire Containers, leases, other related assets and proceeds of the foregoing, provided that:

(a)no portion of the indebtedness or any other obligations (contingent or otherwise) of such Entity (i) is guaranteed by TL or TGH (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates TL or TGH in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of TL or TGH, directly or indirectly, contingently or otherwise, to the satisfaction of obligations of such Entity incurred in such transactions, other than pursuant to Standard Securitization Undertakings;

(b)none of TL or TGH has any material contract, agreement, arrangement or understanding with such Entity other than on terms no less favorable to TL or TGH than those that might be obtained at the time from Persons that are not affiliates of such Entity, other than fees payable in the ordinary course of business in connection with servicing and managing containers; provided that a sale of Containers at net book value shall be deemed to comply with this paragraph (b); and

(c)none of TL or TGH has any obligation to maintain or preserve the financial condition of such Entity or cause such Entity to achieve certain levels of operating results.

Notwithstanding the foregoing, each of TMCL, TMCLII, TMCLIII and TMCLIV constitutes a Special Purpose Entity.

"Standard Securitization Undertakings:"  Representations, warranties, covenants and indemnities of TGH, TL and/or other transferring Subsidiary of TL that are reasonably customary in securitization transactions.

"Standard & Poor’s:"  Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

"Step Up Warehouse Fee:"  For any Series of Warehouse Notes, the incremental fee (whether or not characterized as a fee in the relevant Related Documents) payable by the Issuer on such Warehouse Notes upon the occurrence and continuance of an Early Amortization Event for such Series or Event of Default for such Series.

"Subordinate Notes:"  With respect to any Series of Notes, those Note(s), if any, that are designated as “Subordinate Notes” in the related Supplement.

"Subordinate Series:"  Any Series of Subordinate Notes issued pursuant to a Supplement.

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"Subsidiary:"  A subsidiary of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof.

"Supplement:"  Any supplement to this Indenture executed in accordance with Article X of this Indenture.

"Supporting Obligation:"  Any “supporting obligation” as defined in Section 9‑102(a)(77) of the UCC.

"TEML:"  Textainer Equipment Management Limited, an exempted company with limited liability continued into and existing under the laws of Bermuda.

“TEM-US:”  Textainer Equipment Management (U.S.) Limited, a corporation organized under the laws of the State of Delaware and a wholly-owned subsidiary of TEML.

"Term Lease:"  This term shall have the meaning set forth in the Management Agreement.

"Term Note:"  Any Note on which principal and interest are payable on each Payment Date from and after its date of issuance.

"TEU:"  A twenty (20) foot equivalent unit, an industry standard measure based on the physical dimensions of a Container.

"TGH:"  Textainer Group Holdings Limited, an exempted company with limited liability incorporated and existing under the laws of Bermuda, including its permitted successors and assigns.

"TL:" Textainer Limited, an exempted company with limited liability incorporated and existing under the laws of Bermuda, including its permitted successors and assigns.

"TMCL:"  Textainer Marine Containers Limited, an exempted company with limited liability incorporated and existing under the laws of Bermuda, and its successors and permitted assigns.

"TMCLII:"  Textainer Marine Containers II Limited, an exempted company with limited liability incorporated and existing under the laws of Bermuda, and its successors and permitted assigns.

"TMCLII Container Transfer Agreement:"  The Container Transfer Agreement, dated as of May 17, 2017, between the Issuer and TMCLII, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

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“TMCLIII:”  Textainer Marine Containers III Limited, an exempted company with limited liability incorporated and existing under the laws of Bermuda, and its successors and permitted assigns.

“TMCLIII Container Transfer Agreement:”  The Container Transfer Agreement, dated as of May 17, 2017, between the Issuer and TMCLIII, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

"TMCLIV:"  Textainer Marine Containers IV Limited, an exempted company with limited liability incorporated and existing under the laws of Bermuda, and its successors and permitted assigns.

“TMCLIV Container Transfer Agreement:”  The Container Transfer Agreement, dated as of May 17, 2017, between the Issuer and TMCLIV, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

"TMCLV Trustee Release Certificate:"  This term shall have the meaning set forth in Section 404 hereof.

"Transfer Date:"  The date on which a Transferred Container is transferred, conveyed or sold by a Seller to the Issuer pursuant to the terms of the Contribution and Sale Agreement or a Container Transfer Agreement.

"Transferred Assets:"  The “Transferred Assets” (as defined in the Contribution and Sale Agreement or Container Transfer Agreement, as applicable) transferred by the Issuer’s counterparty to the Issuer thereunder.

"Transferred Containers:"  The “Transferred Assets” (as defined in the Contribution and Sale Agreement or Container Transfer Agreement, as applicable) transferred by the Issuer’s counterparty to the Issuer thereunder.

"Trust Account:"  The account or accounts established by the Indenture Trustee, in the name of the Indenture Trustee, for the benefit of the Noteholders and each Interest Rate Hedge Provider, pursuant to Section 302 hereof.

"Trust Early Amortization Event:"  The occurrence of any of the events or conditions set forth in Section 1201 hereof.

"Trust Event of Default:"  The occurrence of any of the events or conditions set forth in Section 801 hereof.

"Trust Manager Default:"  The term shall have the meaning as set forth in the Management Agreement.

"TUS:"  This term shall have the meaning set forth in the Management Agreement.

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"TUS Sublease:"  This term shall have the meaning set forth in the Management Agreement.

"TUS Sublease Spread:"  This term shall have the meaning set forth in the Management Agreement.

"TUS Subleased Container:"  Each Managed Container that is subject to both (i) a Head Lease Agreement with TUS as lessee and (ii) a TUS Sublease.

"TUS Sublessee:"  This term shall have the meaning set forth in the Management Agreement.

"U.S. Military:"  The Military Surface Deployment and Distribution Command or its permitted successor in interest or assign.

"UCC:"  The Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Indenture Trustee’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

"Unpaid Principal Balance:"  On any date of determination (i) for any Note or Class of Note(s), the then unpaid principal balance of such Note or Class of Notes, as the case may be, and (ii) for each Series of Notes then Outstanding, an amount equal to the then unpaid principal balance of all Notes of such Series that are then Outstanding.

"Unrestricted Book-Entry Notes:"  The permanent book-entry notes in fully registered form without coupons that are exchangeable for Regulation S Temporary Book-Entry Notes after the expiration of the 40-day distribution compliance period and which will be registered with the Depositary.

"Warehouse Note:"  Any Series of Notes that has a revolving period during which periodic payments of principal are not scheduled to be paid.

"Warranty Purchase Amount:"  As defined in the Contribution and Sale Agreement or the “Reconveyance Price” in the applicable Container Transfer Agreement, as context may require.

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Section 102.Other Definitional Provisions.

(a)With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the related Supplement.

(b)All terms defined in this Indenture shall have the defined meanings when used in any agreement, certificate or other document made or delivered pursuant hereto, including any Supplement, unless otherwise defined therein.

(c)As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP, consistently applied.  To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP or regulatory accounting principles, the definitions contained in this Indenture or in any such certificate or other document shall control.

(d)With respect to any Collection Period, the “related Record Date,” the “related Determination Date,” and the “related Payment Date,” shall mean the Record Date occurring on the last Business Day of such Collection Period and the Determination Date and Payment Date occurring in the month immediately following the end of such Collection Period.

(e)With respect to any Series of Notes, the “related Supplement” shall mean the Supplement pursuant to which such Series of Notes is issued.

(f)References to the Manager’s financial statements shall mean the financial statements of the Manager and its consolidated Subsidiaries.

(g)With respect to any ratio analysis required to be performed as of the most recently completed fiscal quarter, the most recently completed fiscal quarter shall mean the fiscal quarter for which financial statements were required hereunder to have been delivered.

(h)With respect to the calculation of any financial ratio set forth in this Indenture or any other Related Document, the components of such calculations are to be determined in accordance with GAAP, consistently applied, with respect to the Issuer or the Manager, as the case may be.

Section 103.Computation of Time Periods.

Unless otherwise stated in this Indenture or any Supplement issued pursuant to the terms hereof, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

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Section 104.Statutory References.

References in this Indenture and any other Related Document to any section of the UCC shall mean, on or after the effective date of adoption of any revision to the UCC in the applicable jurisdiction, such revised or successor section thereto.

Section 105.Duties of Manager Transfer Facilitator.

All of the duties and responsibilities of the Manager Transfer Facilitator set forth in this Indenture, any Supplement or any other Related Document issued pursuant hereto are subject in all respects to the terms and conditions of the Manager Transfer Facilitator Agreement.  Each of the Issuer, the Indenture Trustee and, by acceptance of its Notes, each Noteholder hereby acknowledges the terms of the Manager Transfer Facilitator Agreement and agrees to cooperate with the Manager Transfer Facilitator in its execution of its duties and responsibilities.

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Article II

THE NOTES

Section 201.Authorization of Notes.

(a)The number of Series or Classes of Notes which may be created by this Indenture is not limited; provided, however, that, the issuance of any Series of Notes shall not result in, or with the giving of notice or the passage of time or both would result in, the occurrence of a Trust Early Amortization Event, a Series Specific Early Amortization Event, a Trust Event of Default or a Series-Specific Event of Default.  The aggregate principal amount of Notes of each Series which may be issued, authenticated and delivered under this Indenture is not limited except as shall be set forth in any Supplement and as restricted by the provisions of this Indenture.

(b)The Notes issuable under this Indenture shall be issued in such Series (and with such Classes, if applicable), as may from time to time be created by a Supplement pursuant to this Indenture.  Each Series shall be created by a different Supplement and shall be designated to differentiate the Notes of such Series from the Notes of any other Series.

(c)Upon satisfaction of and compliance with the requirements and conditions to closing set forth in the related Supplement, Notes of the Series to be executed and delivered on a particular Series Issuance Date pursuant to such related Supplement, may be executed by the Issuer and delivered to the Indenture Trustee for authentication following the execution and delivery of the related Supplement creating such Series or from time to time thereafter, and the Indenture Trustee shall authenticate and deliver Notes upon an Issuer request set forth in an Officer’s Certificate of the Issuer signed by one of its Authorized Signatories, without further action on the part of the Issuer.

Section 202.Form of Notes; Book-Entry Notes.

(a)Notes of any Series or Class may be issued, authenticated and delivered, at the option of the Issuer, as Regulation S Book-Entry Notes, Rule 144A Book-Entry Notes, or as Definitive Notes or as may otherwise be set forth in a Supplement and shall be substantially in the form of the exhibits attached to the related Supplement.  Notes of each Series shall be dated the date of their authentication and shall bear interest at such rate, be payable as to principal, premium, if any, and interest on such date or dates, and shall contain such other terms and provisions as shall be established in the related Supplement.  Except as otherwise provided in any Supplement, the Notes shall be issued in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof; provided that one Note of each Class may be issued in a nonstandard denomination.

(b)If the Issuer shall choose to issue Regulation S Book-Entry Notes or Rule 144A Book-Entry Notes, such notes shall be issued in the form of one or more Regulation S Book-Entry Notes or one or more Rule 144A Book-Entry Notes which (i) shall represent, and shall be denominated in an aggregate amount equal to, the aggregate principal amount of all Notes to be issued hereunder, (ii) shall be delivered as one or more Notes held by the Book-Entry

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Custodian, or, if appointed to hold such Notes as provided below, the Notes shall be registered in the name of the Depositary or its nominee, (iii) shall be substantially in the form of the exhibits attached to the related Supplement, with such changes therein as may be necessary to reflect that each such Note is a Book-Entry Note, and (iv) shall each bear a legend substantially to the effect included in the form of the exhibits attached to the related Supplement.

(c)Notwithstanding any other provisions of this Section 202 or of Section 205, unless and until a Book-Entry Note is exchanged in whole for Definitive Notes, a Book-Entry Note may be transferred, in whole, but not in part, and in the manner provided in this Section 202, only by (i) the Depositary to a nominee of such Depositary, or (ii) by a nominee of such Depositary to such Depositary or another nominee of such Depositary or (iii) by such Depositary or any such nominee to a successor Depositary selected or approved by the Issuer or to a nominee of such successor Depositary or in the manner specified in Section 202(d).  The Depositary shall order the Note Registrar to authenticate and deliver any Book-Entry Notes and any Book-Entry Note for each Series of Notes having an aggregate initial outstanding principal balance equal to the initial outstanding balance of such Series.  Noteholders shall hold their respective Ownership Interests in and to such Notes through the book-entry facilities of the Depositary.  Without limiting the foregoing, any Book-Entry Noteholders shall hold their respective Ownership Interests, if any, in Book-Entry Notes only through Depositary Participants.

(d)If (i) the Issuer elects to issue Definitive Notes, (ii) the Depositary for the Notes represented by one or more Book-Entry Notes at any time notifies the Issuer that it is unwilling or unable to continue as Depositary of the Notes or if at any time the Depositary shall no longer be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, and a successor Depositary is not appointed or approved by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such condition, as the case may be, (iii) the Indenture Trustee, at the written direction of the Noteholders representing more than 50% of the outstanding principal balance of the Notes, elects to terminate the book‑entry system through the Depositary or (iv) after a Trust Event of Default or a Series-Specific Event of Default, Noteholders of such Series notify the Depositary, or Book-Entry Custodian, as the case may be, in writing that the continuation of a book-entry system through the Depositary, or the Book-Entry Custodian, as the case may be, is no longer in such Noteholders’ best interest, upon the request of such Noteholders, the Issuer will promptly execute, and the Indenture Trustee, upon receipt of an Officer’s Certificate evidencing such determination by the Issuer, will promptly authenticate and make available for delivery, Definitive Notes for such Series, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Book-Entry Note then outstanding for such Series in exchange for such Book-Entry Note or as an original issuance of Notes and this Section 202(d) shall no longer be applicable to the Notes of such Series.  Upon the exchange of such Book-Entry Notes for such Definitive Notes without coupons, in authorized denominations, such Book-Entry Notes shall be canceled by the Indenture Trustee.  All Definitive Notes shall be issued without coupons.  Such Definitive Notes issued in exchange of the Book-Entry Notes pursuant to this Section 202(d) shall be registered in such names and in such authorized denominations as the Depositary, in the case of an exchange, or the Note Registrar, in the case of an original issuance, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Indenture Trustee.  The Indenture Trustee may conclusively rely on any such

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instructions furnished by the Depositary or the Note Registrar, as the case may be, and shall not be liable for any delay in delivery of such instructions.  The Indenture Trustee shall make such Notes available for delivery to the Persons in whose names such Notes are so registered.

(e)As long as the Notes outstanding are represented by one or more Book‑Entry Notes:

(i)the Note Registrar and the Indenture Trustee may deal with the Depositary for all purposes (including the payment of principal of and interest on the Notes) as the authorized representative of the Noteholders;

(ii)the rights of Noteholders shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Noteholders and the Depositary and/or the Depositary Participants.  Unless and until Definitive Notes are issued, the Depositary will make book-entry transfers among the Depositary Participants and receive and transmit payments of principal of, and interest on, the Notes to such Depositary Participants; and

(iii)whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the voting rights of a particular series, the Depositary shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Noteholders and/or Depositary Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instruction to the Indenture Trustee.

(f)Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes have been issued to Noteholders, the Indenture Trustee shall give all such notices and communications to the Depositary.

(g)The Indenture Trustee is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance with the agreement that it has with the Depositary authorizing it to act as such.  The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by written instrument delivered to the Issuer and the Depositary, any other transfer agent (including the Depositary or any successor Depositary) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depositary or any successor Depositary may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depositary.  If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor Indenture Trustee or, if it so elects, the Depositary shall immediately succeed to its predecessor’s duties as Book-Entry Custodian.  The Issuer shall have the right to inspect, and to obtain copies of, any Notes held as Book-Entry Notes by the Book-Entry Custodian.

(h)The provisions of Section 205(i) shall apply to all transfers of Definitive Notes, if any, issued in respect of Ownership Interests in the Rule 144A Book-Entry Notes.

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(i)To the extent Definitive Notes are issued under any Supplement, the Issuer will require  that each relevant Noteholder provide Noteholder Tax Identification Information to the Indenture Trustee and, if requested, a transfer statement in accordance with Treasury Regulation section 1.6045A-1(a)(1) to the Indenture Trustee to comply with its cost basis reporting obligations under the Code.

(j)No transfer of any Note or interest therein shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification.  If a transfer of any Definitive Note is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or a transfer thereof by the Depositary or one of its Affiliates), then the Note Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either:  (i) a certificate from such Noteholder substantially in the form attached as Exhibit C hereto or such other certification reasonably acceptable to the Indenture Trustee and a certificate from such Noteholder’s prospective transferee substantially in the form attached as Exhibit C hereto or such other certification reasonably acceptable to the Indenture Trustee; or (ii) an Opinion of Counsel satisfactory to the Indenture Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Issuer or any Affiliate thereof or of the Depositary, the Manager or Affiliate thereof, the Indenture Trustee or the Note Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Noteholder desiring to effect such transfer and/or such Noteholder’s prospective transferee on which such Opinion of Counsel is based.  If such a transfer of any interest in a Book-Entry Note is to be made without registration under the Securities Act, the transferor will be deemed to have made each of the representations and warranties set forth on Exhibit C hereto in respect of such interest as if it was evidenced by a Definitive Note and the transferee will be deemed to have made each of the representations and warranties set forth in Exhibit C hereto in respect of such interest as if it was evidenced by a Definitive Note.  None of the Depositary, the Issuer, the Indenture Trustee or the Note Registrar is obligated to register or qualify the Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note or interest therein without registration or qualification.  Any Noteholder desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositary, the Issuer, the Indenture Trustee and the Note Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Section 203.Execution, Recourse Obligation.

The Notes shall be executed on behalf of the Issuer by an Authorized Signatory of the Issuer.  The Notes shall be dated the date of their authentication by the Indenture Trustee.

In case any Authorized Signatory of the Issuer whose signature shall appear on the Notes shall cease to be an Authorized Signatory of the Issuer before the authentication by the Indenture Trustee and delivery of such Notes, such signature or facsimile signature shall nevertheless be valid and sufficient for all purposes.

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All Notes and the interest thereon shall be full recourse obligations of the Issuer and shall be secured by all of the Issuer’s right, title and interest in the Collateral.  The Notes shall never constitute obligations of the Indenture Trustee, the Manager, the Sellers or of any shareholder or any Affiliate of any Seller (other than the Issuer) or any member or shareholder of the Issuer, or any officers, directors, employees or agents of any thereof, and no recourse may be had under or upon any obligation, covenant or agreement of this Indenture, any Supplement or of any Notes, or for any claim based thereon or otherwise in respect thereof, against any incorporator or against any past, present, or future owner, partner of an owner or any officer, employee or director thereof or of any successor entity, or any other Person, either directly or through the Issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed that this Indenture and the obligations issued hereunder are solely obligations of the Issuer, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any other Person under or by reason of this Indenture, any Supplement or any Notes or implied therefrom, or for any claim based thereon or in respect thereof, all such liability and any and all such claims being hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Notes.  Except as provided in any Supplement, no Person other than the Issuer shall be liable for any obligation of the Issuer under this Indenture or any Note or any losses incurred by any Noteholder.

Section 204.Certificate of Authentication.

No Notes shall be secured hereby or entitled to the benefit hereof or shall be or become valid or obligatory for any purpose unless there shall be endorsed thereon a certificate of authentication by the Indenture Trustee, substantially in the form set forth in the form of Note attached to the related Supplement.  Such certificate on any Note issued by the Issuer shall be conclusive evidence and the only competent evidence that it has been duly authenticated and delivered hereunder.

At the written direction of the Issuer, the Indenture Trustee shall authenticate and deliver the Notes.  It shall not be necessary that the same Authorized Signatory of the Indenture Trustee execute the certificate of authentication on each of the Notes.

Section 205.Registration; Registration of Transfer and Exchange of Notes.

(a)The Indenture Trustee shall keep at its Corporate Trust Office books for the registration and transfer of the Notes (the “Note Register”).  The Issuer hereby appoints the Indenture Trustee as its registrar (the “Note Registrar”) and transfer agent to keep such books and make such registrations and transfers as are hereinafter set forth in this Section 205 and also authorizes and directs the Indenture Trustee to provide a copy of such registration record to the Manager upon its request.  The names and addresses of the Holders of all Notes and all transfers of, and the names and addresses of, and the principal amounts (and stated interest) owing to, the transferee of, all Notes will be registered in such Note Register.  The Person in whose name any Note is registered shall be deemed and treated as the owner and Holder thereof for all purposes of this Indenture, and the Indenture Trustee and the Issuer shall not be affected by any notice or knowledge to the contrary.  If a Person other than the Indenture Trustee is appointed by the Issuer to maintain the Note Register, the Issuer will give the Indenture Trustee and each

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Administrative Agent prompt written notice of such appointment and of the location, and any change in the location, of the successor note registrar.  Notwithstanding the foregoing, so long as Wells Fargo Bank, National Association is acting as the Indenture Trustee, it shall also act as the Note Registrar.

(b)Payments of principal, premium, if any, and interest on any Note shall be payable on each Payment Date only to the registered Holder thereof on the Record Date immediately preceding such Payment Date.  The principal of, premium, if any, and interest on each Note shall be payable at the Corporate Trust Office in immediately available funds in such coin or currency of the United States of America as at the time for payment shall be legal tender for the payment of public and private debts.  Except as set forth in any Supplement, all interest payable on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  Notwithstanding the foregoing or any provision in any Note to the contrary, if so requested by the registered Holder of any Note by written notice to the Indenture Trustee, all amounts payable to such registered Holder may be paid either (i) by crediting the amount to be distributed to such registered Holder to an account maintained by such registered Holder with the Indenture Trustee or by transferring such amount by wire to such other bank in the United States, including a Federal Reserve Bank, as shall have been specified in such notice, for credit to the account of such registered Holder maintained at such bank, or (ii) by mailing a check to such address as such Holder shall have specified in such notice, in either case without any presentment or surrender of such Note to the Indenture Trustee (except in connection with the final payment on a Note in accordance with Section 207) at the Corporate Trust Office.

(c)All payments on the Notes shall be paid to the Noteholders reflected in the Note Register as of the related Record Date by wire transfer of immediately available funds for receipt prior to 2:00 p.m. (New York City time) on the related Payment Date.  Any payments received by the Noteholders after 2:00 p.m. (New York City time) on any day shall be considered to have been received on the next succeeding Business Day; provided, however, that if the Issuer has deposited the required funds with the Indenture Trustee by 1:00 p.m. (New York City time), on such date, then the Issuer, upon receipt by the Noteholders of such payment, shall be deemed to have made such payment at the time so required.  Notwithstanding the foregoing or any provision in any Note to the contrary, if so requested by the registered Noteholder by written notice to the Indenture Trustee, all amounts payable to such registered Noteholder may be paid by mailing on the related Payment Date a check to such address as such Noteholder shall have specified in such notice, in either case without any presentment or surrender of such Note (except in connection with the final payment on a Note in accordance with Section 207) to the Indenture Trustee at the Corporate Trust Office.

(d)Upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Issuer shall execute and the Indenture Trustee, upon written request, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same Series (and Class, if applicable), of any authorized denominations and of a like aggregate original principal amount.

(e)All Notes issued upon any registration of transfer or exchange of Notes shall be the legal, valid and binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture and any Supplement, as the Notes surrendered upon such registration of transfer or exchange.

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(f)Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Indenture Trustee duly executed, by the Holder thereof or his attorney duly authorized in writing.

(g)Any service charge, fees or expenses made or expense incurred by the Indenture Trustee for any such registration, discharge from registration or exchange referred to in this Section 205 shall be paid by the Noteholder.  The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection therewith.

(h)If Notes are issued or exchanged in definitive form under Section 202, such Notes will not be registered by the Indenture Trustee unless each prospective initial Noteholder acquiring a Note, each prospective transferee acquiring a Note and each prospective owner (or transferee thereof) of a beneficial interest in Notes (each, a “Prospective Owner”) acquiring such beneficial interest provides the Manager, the Issuer, the Indenture Trustee and any successor Manager with a written representation that the statement in either subsection (1) or (2) of Section 208 is an accurate representation as to all sources of funds to be used to pay the purchase price of the Notes.

(i)No transfer of a Note shall be deemed effective unless (x) the transference of such Note is not to a Competitor and (y) the registration and prospectus delivery requirements of Section 5 of the Securities Act and any applicable state securities laws are complied with, or such transfer is exempt from the registration and prospectus delivery requirements under said Securities Act and laws.  In the event that a transfer is to be made without registration or qualification, such Noteholder’s prospective transferee shall deliver to the Indenture Trustee an investment letter substantially in the form of Exhibit C hereto (the “Purchaser Letter”) or such other form as set forth in a Supplement to this Indenture.  Neither the Indenture Trustee nor the Issuer is under any obligation to register the Notes under the Securities Act or any other securities law or to bear any expense with respect to such registration by any other Person or monitor compliance of any transfer with the securities laws of the United States regulations promulgated in connection thereto or ERISA.

Section 206.Mutilated, Destroyed, Lost and Stolen Notes.

(a)If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as it and the Issuer may require to hold the Issuer, the Manager and the Indenture Trustee harmless, then the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Series and maturity and of like terms as the mutilated, destroyed, lost or stolen Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven days shall be due and payable, the Issuer may pay such destroyed, lost or stolen Note when so due or payable instead of issuing a replacement Note.

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(b)If, after the delivery of such replacement Note, or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover upon the security or indemnity provided therefor to the extent of any and all loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

(c)The Indenture Trustee and the Issuer may, for each new Note authenticated and delivered under the provisions of this Section 206, require the advance payment by the Noteholder of the expenses, including counsel fees, service charges and any tax or governmental charge which may be incurred by the Indenture Trustee or the Issuer.  Any Note issued under the provisions of this Section 206 in lieu of any Note alleged to be destroyed, mutilated, lost or stolen, shall be equally and proportionately entitled to the benefits of this Indenture with all other Notes of the same Series.  The provisions of this Section 206 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 207.Delivery, Retention and Cancellation of Notes.

Each Noteholder is required, and hereby agrees, to return to the Indenture Trustee on or prior to the Legal Final Payment Date (or, if earlier, the date on which the Unpaid Principal Balance of, and accrued interest and other amounts related to, the applicable Series of Notes shall be paid in full (for example, pursuant to a refinancing of the Notes of the applicable Series or pursuant to the exercise of remedies under Article VIII hereof)), any Note on which the final payment due thereon will be made for the related Series of Notes.  Any such Note as to which the Indenture Trustee has made or holds the final payment thereon shall be deemed canceled and shall no longer be Outstanding for any purpose of this Indenture, whether or not such Note is ever returned to the Indenture Trustee.  Matured Notes delivered upon final payment to the Indenture Trustee and any Notes transferred or exchanged for other Notes shall be canceled and disposed of by the Indenture Trustee in accordance with its policy of disposal and the Indenture Trustee shall promptly deliver to the Issuer such canceled Notes upon reasonable prior written request.  If the Indenture Trustee shall acquire, for its own account, any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes.  If the Issuer shall acquire any of the Notes, such acquisition shall operate as a redemption or satisfaction of the indebtedness represented by such Notes.  Notes which have been canceled by the Indenture Trustee shall be deemed paid and discharged for all purposes under this Indenture.

Section 208.ERISA Deemed Representations.

Unless otherwise specified in any applicable Supplement, each prospective initial Noteholder acquiring Notes and each Prospective Owner will be deemed to have represented by such purchase to the Issuer, the Indenture Trustee, the Manager and any successor Manager that either (1) it is not acquiring the Notes with the assets of a Plan; or (2) the acquisition and holding of the Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

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Article III

PAYMENT OF NOTES; STATEMENTS TO NOTEHOLDERS

Section 301.Principal and Interest.

Distributions of principal, premium, if any, and interest on any Series of Notes shall be made to Noteholders of each Series as set forth in Section 302 of this Indenture and the related Supplement.  The maximum Overdue Rate for any Note under any Series shall be equal to the sum of (i) two percent (2.00%) per annum, plus (ii) the interest rate for such Note prior to the occurrence of the relevant Event of Default for such Series.  Except as set forth in any Supplement, all interest and fees payable on, or with respect to, the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Section 302.Trust Account.

(a)On or prior to the date hereof, the Indenture Trustee shall establish and maintain the Trust Account into which all of the following amounts shall be deposited:  (i) Collections (subject to any deductions permitted pursuant to Section 5.1(b) of the Management Agreement), (ii) Warranty Purchase Amounts and (iii) other payments required by this Indenture and other Related Documents to be deposited therein.  Such Trust Account shall initially be established and maintained with the Corporate Trust Office in trust for the Indenture Trustee, on behalf of the Noteholders and each Interest Rate Hedge Provider, and shall be maintained until the Aggregate Outstanding Obligations are paid in full.  The Trust Account shall at all times be an Eligible Account and shall be pledged to the Indenture Trustee pursuant to the terms of this Indenture.  The Issuer shall not establish any additional Trust Accounts without prior written notice to the Indenture Trustee and without the prior written consent of the Requisite Global Majority.

(b)The Issuer shall cause the Manager to deposit funds into the Trust Account at the times and in the amounts required pursuant to the terms of the Management Agreement.  So long as no Trust Event of Default or Trust Manager Default shall have occurred and then be continuing, the Manager shall be permitted to net out, from amounts otherwise required to be deposited into the Trust Account pursuant to Section 302(a) the amount of any Management Fees or Management Fee Arrearage that would otherwise be due and payable on the immediately succeeding Payment Date.

(c)On or prior to each Determination Date, the Issuer shall cause the Manager, pursuant to Section 7.3 of the Management Agreement, to prepare and deliver to the Issuer, the Indenture Trustee and each Administrative Agent, the Manager Report.  Subject to Section 302(d), on each Payment Date, the Indenture Trustee, based on the Manager Report (or in the absence of any Manager Report, in accordance with written instructions from the Requisite Global Majority), upon which Manager Report the Indenture Trustee shall be entitled to conclusively rely, shall distribute from the Trust Account to the Series Account for each Series of Notes then Outstanding (other than a Liquidation Deficiency Series), an amount equal to the product of (i) the Available Distribution Amount and (ii) the Collection Allocation Percentage for such Series on such Determination Date, for further distribution in accordance with the

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priority of payments set forth in the related Supplement. So long as the Accrual Condition shall exist on a Transfer Date, an amount equal to fifty percent (50%) of the Additional Funding Amount deposited in the Trust Account on such Transfer Date will be included in the Available Distribution Amount on each of the Payment Dates occurring in the two (2) calendar months immediately following such Transfer Date.

(d)The Sales Proceeds resulting from a partial sale of Collateral made in accordance with the provisions of Section 804(b) of this Indenture shall be deposited directly into the Series Account for each Liquidating Series and such Sales Proceeds shall not be subject to the allocation procedures set forth in Section 302(c).

(e)Once the Available Distribution Amount has been allocated to each Series, then that portion of the Available Distribution Amount allocable to such Series shall be paid to each Noteholder of such Series in accordance with the priority of payments set forth in the related Supplement.

(f)The Issuer shall have the right, but not the obligation, at any time to make (or to direct the Indenture Trustee in writing to make) principal payments on any Series of Notes and payments of other Outstanding Obligations from some or all of (i) amounts that are payable or have been paid to the Issuer pursuant to this Section 302, (ii) amounts that the Issuer receives from advances or draws under any Series of Warehouse Notes, (iii) proceeds of the issuance of any Series of Notes, (iv) cash and Eligible Investments on deposit in the Excess Funding Account and (v) other funds held by the Issuer.  Without limiting the foregoing, at the written direction of the Issuer, amounts and proceeds contemplated by the preceding sentence may be included in distributions in respect of principal payments on the Notes of one or more Series and payments of other Outstanding Obligations pursuant to Section 302(c).

(g)The Issuer is also required to deposit in the Trust Account (i) on each Transfer Date, so long as the Accrual Condition shall exist on such Transfer Date, the Additional Funding Amount for the Managed Containers acquired on such Transfer Date, and (ii) all Warranty Purchase Amounts and any other payments required to be deposited in the Trust Account pursuant to the Indenture and the other Related Documents on the date specified in the Related Documents.

Section 303.Investment of Monies Held in the Trust Account, the Excess Funding Account, each Restricted Cash Account, each Series Accounts and each Pre-Funding Account.

(a)Subject to the provisions of Section 703 hereof, the Indenture Trustee will, at the direction of the Issuer, invest amounts in the Trust Account, the Excess Funding Account, each Restricted Cash Account, each Pre-Funding Account and each Series Account in such Eligible Investments as the Issuer or its designee (or its authorized agent) shall direct in writing or by telephone, subsequently confirmed in writing. Each Eligible Investment (including reinvestment of the income and proceeds of Eligible Investments) shall be held to its maturity and shall mature or shall be payable on demand not later than the Business Day immediately preceding the next succeeding Payment Date.  If the Indenture Trustee has not received written instructions from the Issuer or its designee by 2:30 p.m. (New York time) on the day such funds are received as to the investment of funds then on deposit in any of the aforementioned accounts,

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such funds shall remain uninvested. Any funds in the Trust Account, the Excess Funding Account, each Restricted Cash Account, each Series Account and each Pre-Funding Account not so invested must be insured by the Federal Deposit Insurance Corporation to the extent applicable.  Eligible Investments shall be made in the name of the Indenture Trustee for the benefit of the Noteholders and each Interest Rate Hedge Provider.  Any earnings on Eligible Investments in the Trust Account, the Excess Funding Account, each Restricted Cash Account, each Series Account and each Pre-Funding Account shall be retained in the respective account and be distributed in accordance with the terms of this Indenture or any related Supplement.  The Indenture Trustee shall not be liable or responsible for losses on any investments made by it pursuant to this Section 303 including without limitation, any loss of principal or interest or for any breakage fees or penalties in connection with the purchase of liquidation of any investment made in accordance with the instructions of the Issuer. The Issuer acknowledges that upon its written request and at no additional cost, it has the right to receive notification after the completion of each purchase and sale of permitted investments or the Indenture Trustee’s receipt of a broker’s confirmation.  The Issuer agrees that such notifications shall not be provided by the Indenture Trustee hereunder, and the Indenture Trustee shall make available, upon request and in lieu of notifications, periodic account statements that reflect such investment activity.  No statement need be made available for any fund/account if no activity has occurred in such fund/account during such period.

(b)On or prior to the date hereof, each of the Issuer and the Securities Intermediary shall enter into Control Agreements each in the form of Exhibit F hereto for each of the Trust Account, the Excess Funding Account, each Restricted Cash Account, any Series Accounts and each Pre-Funding Account.  At all times on and after the date hereof, each such account shall be the subject of a Control Agreement.

(c)The Indenture Trustee, acting in accordance with the terms of this Indenture, shall be entitled to deliver an Entitlement Order to the Securities Intermediary at which such accounts are maintained at any time; provided, however, that the Indenture Trustee agrees not to invoke its right to provide an Entitlement Order unless a Trust Event of Default has occurred and is continuing.  The Control Agreements shall provide that upon receipt of the Entitlement Order in accordance with the provisions of this Indenture, the Indenture Trustee shall comply with such Entitlement Order without further consent by the Issuer or any other Person.

(d)Each of the Trust Account, the Excess Funding Account, each Restricted Cash Account, the Series Accounts and each Pre-Funding Account shall be initially established with the Indenture Trustee and, so long as any Outstanding Obligations remain unpaid, shall be maintained with the Indenture Trustee so long as (A) the short-term unsecured debt obligations of the financial institution fulfilling the role of the Indenture Trustee are rated not less than the Required Deposit Rating or (B) each of the Trust Account, the Excess Funding Account, each Restricted Cash Account, the Series Accounts and each Pre-Funding Account are maintained at the Corporate Trust Office.  If any of the Trust Account, the Excess Funding Account, each Restricted Cash Account, the Series Accounts or and each Pre-Funding Account are not maintained at the Corporate Trust Office or if the short-term unsecured debt obligations of the Indenture Trustee fall below the Required Deposit Rating, then the Issuer shall within ten (10) days after obtaining knowledge of such condition, with the Indenture Trustee’s assistance as necessary, cause each of the Trust Account, the Excess Funding Account, each Restricted Cash

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Account, the Series Accounts and each Pre-Funding Account to be transferred to either (A) an Eligible Institution which then maintains the Required Deposit Rating or (B) the Corporate Trust Office of the successor Indenture Trustee.  Prior to any of the Trust Account, the Excess Funding Account, each Restricted Cash Account, any Series Accounts or and each Pre-Funding Account being maintained with a Person other than the Indenture Trustee, the Issuer shall obtain the prior written consent of the Requisite Global Majority and shall cause a new Control Agreement to be entered into with such Person as securities intermediary.

(e)Each of the Trust Account, the Excess Funding Account, each Restricted Cash Account, the Series Accounts and each Pre-Funding Account shall be maintained in the State of New York and shall be governed by the laws of the State of New York, regardless of any provision in any other agreement.  Each Control Agreement shall provide for purposes of the UCC that New York shall be deemed to be the Securities Intermediary’s jurisdiction and each of the Trust Account, the Excess Funding Account, each Restricted Cash Account, each Series Account and each Pre-Funding Account (as well as the Securities Entitlements related thereto) shall be governed by the laws of the State of New York.

(f)The Indenture Trustee, in its capacity as the Securities Intermediary, has not entered into, and until the termination of this Indenture will not enter into, any agreement with any other Person relating to any of the Trust Account, the Excess Funding Account, each Restricted Cash Account, any Series Account, and each Pre-Funding Account or any Financial Assets credited thereto pursuant to which it has agreed to comply with Entitlement Orders of such other Person and the Securities Intermediary has not entered into, and until the termination of this Indenture will not enter into, any agreement with the Issuer, any Seller, the Manager or the Indenture Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with Entitlement Orders as set forth in Section 303(c) hereof.

(g)Except for the claims and interest of the Indenture Trustee and of the Issuer hereunder in each of the Trust Account, the Excess Funding Account, each Restricted Cash Account, each Series Account and each Pre-Funding Account, to the best of its knowledge without independent investigation, the Indenture Trustee, in its capacity as the initial Securities Intermediary, knows of no claim to, or interest in, any of the Trust Account, the Excess Funding Account, each Restricted Cash Account, any Series Account, and each Pre-Funding Account or in any Financial Asset credited thereto.  If any other Person asserts any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any of the Trust Account, the Excess Funding Account, each Restricted Cash Account, any Series Account, and each Pre-Funding Account or in any Financial Asset credited thereto, the Securities Intermediary will promptly notify the Indenture Trustee, the Manager, each Administrative Agent, each Interest Rate Hedge Provider and the Issuer thereof.

(h)The Indenture Trustee shall possess a perfected security interest in all right, title and interest in and to all funds on deposit from time to time in each of the Trust Account, the Excess Funding Account, each Restricted Cash Account, each Series Account, and each Pre-Funding Account and in all Proceeds thereof.  Each of the Trust Account, the Excess Funding Account, each Restricted Cash Account, each Series Account and each Pre-Funding Account shall be in the name of and under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and each Interest Rate Hedge Provider.  The Indenture

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Trustee shall make withdrawals and payments from each of the Trust Account, the Excess Funding Account, each Restricted Cash Account, each Series Account and each Pre-Funding Account and apply such amounts in accordance with the provisions of this Indenture and the related Manager Report or, in the absence of any Manager Report,  in accordance with written instructions from the Requisite Global Majority.

(i)The Issuer shall not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Trust Account, the Excess Funding Account, each Restricted Cash Account, any Series Account and each Pre-Funding Account unless the security interest of the Indenture Trustee in such account and any funds or investments held therein shall continue to be perfected without any further action by any Person.

(j)The Financial Assets and other items deposited to the accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person except as created pursuant to this Indenture.  For the avoidance of doubt, the fees and expenses of the Indenture Trustee shall be payable solely pursuant to Section 302 or Section 806 of this Indenture and in accordance with the priority of payments set forth in any applicable Supplement and shall not be subject to deduction, set-off, bankers lien or other right of the Indenture Trustee.

Section 304.Copies of Reports to Noteholders and each Interest Rate Hedge Provider.

(a)Upon request, the Indenture Trustee shall promptly furnish to each Noteholder, each Administrative Agent and each Interest Rate Hedge Provider a copy of the reports, financial statements and notices referred to in Section 304(b) received by the Indenture Trustee pursuant to the Contribution and Sale Agreement, this Indenture, the Management Agreement or any other Related Document.

(b)The Indenture Trustee will make available promptly upon receipt thereof to the Noteholders via the Indenture Trustee’s internet website at www.CTSLink.com the financial statements referred to in Section 7.2 of the Management Agreement, the Equipment and Lease Report, the Manager Report, the Asset Base Report and the annual insurance confirmation; provided, that, as a condition to access to the Indenture Trustee’s website, the Indenture Trustee shall require each such Noteholder to execute the Indenture Trustee’s standard form documentation, and upon such execution, each such Noteholder shall be deemed to have certified to the Indenture Trustee it (i) is a Noteholder, (ii) understands that such items contain material nonpublic information (within the meaning of U.S. Federal Securities laws), (iii) is requesting the information solely for use in evaluating such party’s investment in the Notes and will keep such information strictly confidential (with such exceptions and restrictions to distribution of the information as are more fully set forth in the information request certification) and (iv) is not a Competitor.  Each time a Noteholder accesses the internet website, it will be deemed to have confirmed the representations and warranties made pursuant to the certification as of the date of such access.  The Indenture Trustee will provide the Issuer with copies of such information request certification.  Assistance in using the Indenture Trustee’s website can be obtained by calling the Indenture Trustee’s customer service desk at (866) 846-4526.  The Indenture Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

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Section 305.Records.

The Indenture Trustee shall cause to be kept and maintained adequate records pertaining to the Trust Account, the Excess Funding Account, each Restricted Cash Account, each Series Account, and each Pre-Funding Account and all receipts and disbursements therefrom.  The Indenture Trustee shall deliver or make available at least monthly an accounting thereof in the form of a trust statement to the Issuer, each member of the Issuer, the Manager, each Administrative Agent and each Interest Rate Hedge Provider.

Section 306.Excess Funding Account. (a) The Issuer shall establish on or prior to the date hereof, and shall thereafter maintain so long as any Outstanding Obligations remain unpaid, an Eligible Account in the name of the Issuer with the Indenture Trustee which shall be designated as the Excess Funding Account, which account shall be held by the Indenture Trustee for the benefit of the Noteholders of all Series of Notes pursuant to the terms of this Indenture and the related Supplements.  Any and all monies on deposit in the Excess Funding Account shall be invested in Eligible Investments in accordance with this Indenture and shall be distributed in accordance with this Section 306.

(b)On each Payment Date, the Indenture Trustee shall, in accordance with the Manager Report (or, subject to Section 306(d), in the absence of any Manager Report, in accordance with written instructions from the Requisite Global Majority), deposit into the Excess Funding Account, all amounts designated for deposit therein in accordance with the terms of the Supplement for any Series of Notes then Outstanding.  In addition, the Indenture Trustee shall, in accordance with the Manager Report (or, in the absence of any Manager Report, in accordance with written instructions from the Requisite Global Majority), deposit into the Excess Funding Account additional funds received from the Issuer from time to time.

(c)On each Payment Date on which no Trust Event of Default or Asset Base Deficiency is existing, the Indenture Trustee shall, in accordance with the Manager Report (or, subject to Section 306(d), in the absence of any Manager Report, in accordance with written instructions from the Requisite Global Majority), withdraw funds from the Excess Funding Account and deposit such funds into the Trust Account, which funds will be included in the calculation of the Available Distribution Amount for such Payment Date.

(d)While no Trust Event of Default or Asset Base Deficiency is continuing or would result therefrom, the Issuer may direct disposition of funds in the Excess Funding Account without consent of the Indenture Trustee, any Noteholder or any other Person.

Section 307.CUSIP Numbers.

The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Indenture Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer will promptly notify the Indenture Trustee of any change in the “CUSIP” numbers.

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Section 308.No Claim.

The Indenture Trustee hereby agrees, and by accepting the benefits of this Indenture, each of the Sellers and Manager shall be deemed to have agreed, that amounts payable to it pursuant to the terms of the Related Documents shall be non-recourse to the Issuer and shall not constitute a claim against the Issuer or the Collateral in the event such amounts are not paid in accordance with Section 302 or 806 of this Indenture.

Section 309.Compliance with Withholding Requirements.

Notwithstanding any other provision of this Indenture, the Indenture Trustee shall comply with all United States federal income tax withholding requirements with respect to payments to Noteholders of interest, original issue discount, or other amounts that the Indenture Trustee reasonably believes are applicable under the Code.  The consent of Noteholders shall not be required for any such withholding.

Section 310.Tax Treatment of Notes.

The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for United States federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness.  The Issuer and the Indenture Trustee, by entering into this Indenture, and each Noteholder and beneficial owner of a Note, by its acceptance of its Note or of a beneficial interest therein, will be deemed to, agree to treat the Notes as indebtedness for United States federal, state and local income, single business and franchise tax purposes.

Section 311.Subordination.

Wells Fargo Bank, National Association, in its capacity as the Securities Intermediary hereby irrevocably subordinates to the security interest of the Indenture Trustee under this Indenture any and all security interest in, liens on and rights of setoff against any and all of the Collateral that the Securities Intermediary may have or acquire on the date hereof or at any time hereafter until all Outstanding Obligations, and all amounts payable by the Issuer under this Indenture and all other Related Documents have been paid in full and all covenants and agreements of the Issuer in this Indenture and all other Related Documents have been fully performed.

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Article IV

COLLATERAL

Section 401.Collateral.

(a)The Notes and the obligations of the Issuer hereunder shall be obligations of the Issuer as provided in Section 203 hereof.  The Noteholders and each Interest Rate Hedge Provider shall also have the benefit of, and the Notes shall be secured by and be payable from, the Issuer’s right, title and interest in the Collateral.  The income, payments and Proceeds of such Collateral shall be allocated to each such Series of Notes strictly in accordance with the applicable payment priorities set forth in Section 302 and Section 806 hereof.

(b)Notwithstanding anything contained in this Indenture to the contrary, the Issuer expressly agrees that it shall remain liable under each of its Contracts and Leases to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or Lease, as the case may be.

(c)The Indenture Trustee hereby acknowledges the appointment by the Issuer of the Manager to service and administer the Collateral in accordance with the provisions of the Management Agreement and, so long as such Management Agreement shall not have been terminated in accordance with its terms, the Indenture Trustee hereby agrees to provide the Manager with such documentation and to take all such actions with respect to the Collateral as the Manager may reasonably request in writing in accordance with the express provisions of the Management Agreement; provided, however, that the Indenture Trustee shall be entitled to receive from the Issuer reasonable compensation and cost reimbursement for any such action.  Until such time as the Management Agreement has been terminated in accordance with its terms, the Manager, on behalf of the Issuer, shall continue to collect all Accounts and payments on the Leases in accordance with the provisions of the Management Agreement and make such deposits into the Trust Account as are required pursuant to the terms of the Management Agreement.  Any Proceeds received directly by the Issuer in payment of any Account or Leases or in payment for, or in respect of, any of the Managed Containers or on account of any of the Contracts to which the Issuer is a party shall be promptly deposited by the Issuer in precisely the form received (with all necessary endorsements) in the Trust Account, and until so deposited shall be deemed to be held in trust by the Issuer as the Indenture Trustee’s property and shall continue to be collateral security for all of the obligations secured by this Indenture and shall not constitute payment thereof until applied as hereinafter provided.  If (i) an Event of Default has occurred, (ii) any Sale of the Collateral pursuant to Section 816 hereof shall have occurred or (iii) a Manager Default has occurred, the Issuer shall at the request of the Indenture Trustee, acting with the consent of or at the direction of the Requisite Global Majority, to the extent practicable and to the extent the Issuer possesses such documents, deliver to the Indenture Trustee (or such other Person as the Indenture Trustee may direct) originals (or, to the extent originals cannot be delivered, copies) of all other documents evidencing, and relating to, the sale and delivery of the Managed Containers and the Issuer shall, to the extent practicable and to the extent the Issuer possesses such documents, deliver originals (or, to the extent originals cannot be delivered,

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copies) of all other documents evidencing and relating to, the performance of any labor, maintenance, remarketing or other service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.  The Issuer shall be required to deliver or disclose any information, data, document or agreement which is proprietary to the Issuer, only to the extent required by the terms of the Management Agreement.

(d)The Issuer hereby represents and warrants that this Indenture creates a valid and continuing security interest (as defined in the UCC) in the Collateral in favor of the Indenture Trustee, for the benefit of the Noteholders,  which security interest is prior to all other Liens (other than Permitted Encumbrances), and is enforceable as such as against creditors of and purchasers from the Issuer.  Any breaches of the representation and warranty set forth in this Section 401(d) may be waived by the Indenture Trustee, only with the prior written consent of the Requisite Global Majority and with the prior satisfaction of the Rating Agency Condition.

(e)Notwithstanding anything contained in this Indenture to the contrary, any Secured Party may reject or refuse to accept any Collateral for credit toward payment of the Notes that is an account, instrument, chattel paper, lease, or other obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person.

Section 402.Pro Rata Interest.

(a)Except as expressly provided for herein and in any Supplement, the Notes of all Outstanding Series shall be equally and ratably entitled to the benefits of this Indenture without preference, priority or distinction, all in accordance with the terms and provisions of this Indenture and the related Supplement.  All Notes issued hereunder are and are to be, to the extent (including any exceptions) provided in this Indenture and the related Supplement, equally and ratably secured by this Indenture without preference, priority or distinction on account of the actual time or times of the authentication or delivery of the Notes so that all Notes of a particular Series at any time Outstanding (including Notes owned by any Seller and its Affiliates, other than the Issuer) shall have the same right, Lien and preference under this Indenture and shall all be equally and ratably secured hereby with like effect as if they had all been executed, authenticated and delivered simultaneously on the date hereof.

(b)With respect to each Series of Notes, the execution and delivery of the related Supplement shall be upon the express condition that if the conditions specified in Section 701 of this Indenture are met with respect to such Series of Notes, the security interest and all other estate and rights granted by this Indenture with respect to such Series of Notes shall cease and become null and void and all of the property, rights, and interest granted as security for the Notes of such Series shall revert to and revest in the Issuer without any other act or formality whatsoever.

Section 403.Indenture Trustee’s Appointment as Attorney-in-Fact.

(a)The Issuer hereby irrevocably constitutes and appoints Indenture Trustee, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Issuer and in the name of the Issuer or in its own name, from time to time, for the purpose of carrying out the

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terms of this Indenture, to take any and all action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Indenture; provided, however, that the Indenture Trustee has no obligation or duty to take such action nor to determine whether to perfect, file, record or maintain any perfected, filed or recorded document or instrument (all of which the Issuer shall prepare, deliver and instruct the Indenture Trustee to execute) in connection with the grant of a security interest in the Collateral hereunder.

(b)The Indenture Trustee shall not exercise the power of attorney or any rights granted to the Indenture Trustee pursuant to this Section 403 unless a Trust Event of Default shall have occurred and then be continuing.  The Issuer hereby ratifies, to the extent permitted by law, all actions that said attorney shall lawfully do or cause to be done by virtue hereof.  The power of attorney granted pursuant to this Section 403 is a power coupled with an interest and shall be irrevocable until all Series of Notes are paid and performed in full.

(c)The powers conferred on the Indenture Trustee hereunder are solely to protect Indenture Trustee’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers except as set forth herein.  The Indenture Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to the Issuer for any act or failure to act, except for its own negligence or willful misconduct.

(d)The Issuer also authorizes (but does not obligate) the Indenture Trustee to (i) so long as a Trust Manager Default is continuing, communicate with any party to any Contract or Lease relating to a Managed Container with regard to the assignment of the right, title and interest of the Issuer in and under the Contracts or Leases relating to a Managed Container hereunder and other matters relating thereto and (ii) so long as a Trust Event of Default is continuing, execute, in connection with the sale of Collateral provided for in Article VIII hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(e)If the Issuer fails to perform or comply with any of its agreements contained herein and a Responsible Officer of the Indenture Trustee shall receive notice of such failure, the Indenture Trustee, with the consent of and at the direction of the Requisite Global Majority, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including attorneys’ fees and expenses, of Indenture Trustee incurred in connection with such performance or compliance together with interest thereon at the rate specified in the related Supplement, shall be payable by the Issuer to the Indenture Trustee on demand and shall constitute additional Outstanding Obligations secured hereby.

Section 404.Release of Security Interest.

The Indenture Trustee, at the written direction of the Manager, shall release from the Lien of this Indenture, any Managed Container and the Related Assets sold or transferred or paid-in-kind pursuant to, and in accordance with the terms of, Section 606(a) hereof.  In effectuating such release, the Indenture Trustee shall be provided with and shall be entitled to rely on:  (A) so long as no Trust Early Amortization Event is then continuing, a written direction

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of the Manager (with a copy to each Administrative Agent) identifying each Managed Container or other items to be released from the Lien of this Indenture in accordance with the provisions of this Section 404 accompanied by an Asset Base Certificate, or (B) (x) if a Trust Early Amortization Event is then continuing, all of the following: (i) the items set forth in clause (A) above, and (ii) a certificate from the Manager (with a copy to each Administrative Agent) stating that such release is in compliance with Sections 404 and 606(a) hereof and (y) if a Trust Manager Default (other than a Trust Manager Default of the type described in Section 11.1(i) or (j) of the Management Agreement) is then continuing, the prior consent of the Requisite Global Majority shall also be required with respect to each such release.  The Issuer is authorized to file any UCC partial releases in the appropriate jurisdictions with respect to such released Containers.

The Indenture Trustee will, promptly upon receipt of such certificate from the Manager and at the Issuer’s expense, execute and deliver to the Issuer, the Sellers or, the Manager, as appropriate, any Administrative Agent and each Interest Rate Hedge Provider, a non-recourse certificate of release substantially in the form of Exhibit E hereto (each, a “TMCLV Trustee Release Certificate”) and such additional documents and instruments as that Person may reasonably request to evidence the termination and release from the Lien of this Indenture of such Container and the other related items of Collateral.

Section 405.Administration of Collateral.

(a)The Indenture Trustee, on behalf of the Noteholders and each Interest Rate Hedge Provider, has, pursuant to the Manager Transfer Facilitator Agreement, appointed the Manager Transfer Facilitator to perform all of the activities set forth therein.  The Indenture Trustee shall promptly as practicable notify the Noteholders, each Interest Rate Hedge Provider and the Manager Transfer Facilitator of a Trust Manager Default of which a Responsible Officer has actual knowledge.  If a Trust Manager Default shall have occurred and then be continuing, the Indenture Trustee, in accordance with the written direction of the Requisite Global Majority, shall deliver to the Manager (with a copy to each Administrative Agent, each Interest Rate Hedge Provider and the Manager Transfer Facilitator) a Manager Termination Notice terminating the Manager of its responsibilities in accordance with the terms of the Management Agreement.  If the Manager Transfer Facilitator is unable to locate and qualify a Replacement Manager acceptable to the Requisite Global Majority within sixty (60) days after the date of delivery of the Manager Termination Notice, then the Manager Transfer Facilitator may and shall, at the direction of the Requisite Global Majority, appoint, or petition a court of competent jurisdiction to appoint as a successor Manager, a Person acceptable to the Requisite Global Majority, having a net worth of not less than $15,000,000 and whose regular business includes marine cargo container leasing and/or container chassis leasing.  In connection with the appointment of a Replacement Manager, the Indenture Trustee may, with the written consent of the Requisite Global Majority, make such arrangements for the compensation of such Replacement Manager out of Collections as the Indenture Trustee (acting in accordance with the Requisite Global Majority) and such Replacement Manager shall agree.  The terminated Manager shall not be entitled to receive any Management Fee or other amounts owing to it pursuant to the Management Agreement for any period after the effective date of such replacement, but shall be entitled to receive any such amounts earned or accrued through the effective date of such replacement which amounts shall be payable in accordance with Section

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302 of this Indenture.  The Indenture Trustee shall take such action, consistent with the Management Agreement and the other Related Documents, as shall be reasonably necessary to effectuate any such succession including exercising the power of attorney granted by the Manager pursuant to Section 11.4 of the Management Agreement.  In no event shall the Indenture Trustee and the Manager Transfer Facilitator be required to act as the Replacement Manager.

(b)Upon a Responsible Officer of the Indenture Trustee obtaining actual knowledge or the receipt of written notice that any repurchase obligations of the applicable Seller under the Contribution and Sale Agreement or Container Transfer Agreement (as applicable) has arisen, the Indenture Trustee shall notify each Interest Rate Hedge Provider and each Noteholder of such event and shall enforce such repurchase obligations at the written direction of the Requisite Global Majority.

Section 406.Quiet Enjoyment.

The security interest hereby granted to the Indenture Trustee by the Issuer is subject to the right of any lessee to the quiet enjoyment of any Managed Container under lease to such lessee for so long as such lessee is not in default under the Lease therefor and the Manager under the Management Agreement (including any Replacement Manager) or the Indenture Trustee (as provided in Section 405 hereof) continues to receive all amounts payable under such Lease.

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Article V

RIGHTS OF NOTEHOLDERS; ALLOCATION
AND APPLICATION OF NET ISSUER PROCEEDS;
REQUISITE GLOBAL MAJORITY

Section 501.Rights of Noteholders.

The Noteholders of each Series shall have the right to receive, to the extent necessary to make the required payments with respect to the Notes of such Series at the times and in the amounts specified in the related Supplement, (i) the portion of Collections allocable to Noteholders of such Series pursuant to this Indenture and the related Supplement, (ii) funds on deposit in the Trust Account (subject to the priorities set forth in Section 302 hereof) and the Excess Funding Account, and (iii) funds on deposit in any Series Account and the Restricted Cash Account(s) for such Series.  Each Noteholder, by acceptance of its Notes, (a) acknowledges and agrees that (except as expressly provided herein and in a Supplement entered into in accordance with Section 1006(b) hereof) the Noteholders of a Series shall not have any interest in any Series Account or any Restricted Cash Account(s) for the benefit of any other Series and (b) ratifies and confirms the terms of this Indenture and the Related Documents executed in connection with such Series.

Section 502.Allocations Among Series.

With respect to each Collection Period, Collections on deposit in the Trust Account will be allocated to each Series then Outstanding in accordance with Article III of this Indenture and the Supplements.

Section 503.Determination of Requisite Global Majority.

Certain actions to be taken, or consents or waivers to be given, require the direction or consent of the Requisite Global Majority. A Requisite Global Majority shall exist with respect to any action proposed to be taken pursuant to the terms of the Indenture or other Related Documents if the Control Party or Control Parties representing more than fifty percent (50%) of the sum of the Existing Commitments of all Series of Outstanding Notes (but excluding any Liquidation Deficiency Series) shall approve or direct such proposed action (in making such a determination, each Control Party shall be deemed to have voted the entire Existing Commitment of the related Series in favor of, or in opposition to, such proposed action, as the case may be).  The Indenture Trustee shall be responsible for identifying the Requisite Global Majority in accordance with the terms of this Section 503.

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Article VI

COVENANTS

For so long as any Aggregate Outstanding Obligations of the Issuer remains outstanding the Issuer shall observe each of the following covenants:

Section 601.Payment of Principal and Interest, Payment of Taxes.

(a)The Issuer will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes, this Indenture and the related Supplement.

(b)The Issuer will take all actions as are necessary to insure that all taxes and governmental claims, if any, in respect of the Issuer’s activities and assets are promptly paid.

Section 602.Maintenance of Office.

(a)The only “place of business” (within the meaning of Section 9-307 of the UCC) of the Issuer is located at Century House, 16 Par-la-Ville Road, Hamilton HM HX, Bermuda.  The Issuer shall not establish a new place of business or location for its chief executive office outside of Bermuda unless (i) it shall have given to the Indenture Trustee, each Administrative Agent and each Interest Rate Hedge Provider not less than sixty (60) days’ prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Indenture Trustee or any Interest Rate Hedge Provider may reasonably request, (ii) not less than fifteen (15) days’ prior to the effective date of such relocation, the Issuer shall have taken, at its own cost, all action necessary so that such change of location does not impair the security interest of the Indenture Trustee in the Collateral, or the perfection of the sale or contribution of the containers to the Issuer, and shall have delivered to the Indenture Trustee, each Administrative Agent and each Interest Rate Hedge Provider copies of all filings required in connection therewith and (iii) the Issuer has delivered to the Indenture Trustee one or more Opinions of Counsel satisfactory to the Requisite Global Majority, stating that, after giving effect to such change of location:  (A) none of the Sellers and the Issuer will, pursuant to applicable Insolvency Law, be substantively consolidated in the event of any Insolvency Proceeding by, or against, any Seller, (B) under applicable Insolvency Law, the transfers of Transferred Assets made in accordance with the terms of the Related Documents will be treated as a “true sale” in the event of any Insolvency Proceeding by, or against, any Seller, and (C) either (1) in the opinion of such counsel, all registration of charges, financing statements, or other documents of similar import, and amendments thereto have been executed and filed that are necessary to fully preserve and protect the interest of the Issuer and the Indenture Trustee in the Transferred Assets, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

(b)The Issuer will not maintain a place of business within the United States of America.

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Section 603.Corporate Existence.

The Issuer will keep in full effect its existence, rights and franchises as an exempted company incorporated under the laws of Bermuda, and will obtain and preserve its qualification in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of this Indenture, any Supplements issued hereunder and the Notes.

Section 604.Protection of Collateral.

The Issuer, at its expense, will cause this Indenture and any Supplement hereto to be registered under Section 55 of the Companies Act 1981 of Bermuda in the Register of Charges kept at the Registrar of Companies of Bermuda (or under any successor statute) or any other Governmental Authority and will from time to time execute and deliver all amendments to this Indenture and any Supplement and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will, upon the reasonable request of the Manager, the Indenture Trustee, or the Requisite Global Majority, take such other action necessary or advisable to:

(a)grant more effectively the security interest in all or any portion of the Collateral;

(b)maintain or preserve the Lien of this Indenture (and the priority thereof) or carry out more effectively the purposes hereof including executing and filing such documents as may be required under any international convention for the perfection of interests in Containers that may be adopted subsequent to the date of this Indenture;

(c)perfect, publish notice of, and protect, as applicable, the validity of the security interest in the Collateral created pursuant to this Indenture;

(d)enforce any of the items of the Collateral;

(e)preserve and defend its right, title and interest to the Collateral and the rights of the Indenture Trustee in such Collateral against the claims of all Persons (other than the Noteholders or any Person claiming through the Noteholders);

(f)pay any and all taxes levied or assessed upon all or any part of the Collateral;

(g)pay any and all fees, taxes and other charges payable in connection with registration of this Indenture and any Supplement hereto with the Registrar of Companies of Bermuda or any other Governmental Authority; or

(h)notify such parties of any Commercial Tort Claims in which the Issuer has rights that arise after the date hereof and exceed $250,000 and take such actions necessary to create and perfect the Indenture Trustee’s Lien therein.

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In furtherance of clauses (b) and (c) above, the Issuer hereby agrees that if at any time there is a change in Applicable Law (or a change in the interpretation of Applicable Law by any governmental authority) which, in the reasonable judgment of the Requisite Global Majority, may affect the perfection of the Indenture Trustee’s security interest in the Collateral, then the Issuer shall, within thirty (30) days after written request from the Requisite Global Majority, furnish to the Indenture Trustee an Opinion of Counsel either (i) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any Supplements hereto and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to maintain the Lien created by this Indenture and reciting the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.  Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any Supplements hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that, in the opinion of such counsel, are required to maintain the Lien and security interest of this Indenture.

Section 605.Performance of Obligations.

Except as otherwise permitted by this Indenture, the Management Agreement, the Contribution and Sale Agreement or any Container Transfer Agreement, the Issuer will not take, or fail to take, any action, and will use its best efforts not to permit any action to be taken by others, which would release any Person from any of such Person’s covenants or obligations under any agreement or instrument included in the Collateral (excluding any Interest Rate Hedge Agreement), or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such agreement or instrument (excluding any Interest Rate Hedge Agreement).

Section 606.Negative Covenants.  The Issuer will not, without the prior written consent of the Requisite Global Majority in each instance:

(a)at any time sell, transfer, exchange or otherwise dispose of any of the Collateral, except as follows:

(i)in connection with a sale following the occurrence of a Trust Event of Default pursuant to Section 816 hereof;

(ii)sales of Managed Containers and the associated Related Assets:

(A)to Persons that are neither Prohibited Persons nor Affiliates of the Issuer, in the ordinary course of business (including any such sales resulting from the sell/repair decision of the Manager), so long as (1) the net cash proceeds from such disposition are deposited in the Trust Account, (2) no Asset Base Deficiency, Early Amortization Event or Event of Default for any Series is then continuing or would result from such disposition, and (3) if an Early Amortization Event for any Series is then continuing or would result from such disposition, the sum of the Net Book Values of all Managed Containers that were sold for less than Net

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Book Value during the four (4) immediately preceding Collection Periods shall not exceed an amount equal to the product of (x) five percent (5%) and (y) an amount equal to the quotient of (i) the sum of the aggregate Net Book Value as of the last day of each of the four (4) immediately preceding Collection Periods, divided by (ii) four (4);

(B)in connection with a repurchase or substitution made by a Seller pursuant to the terms of the Contribution and Sale Agreement or any Container Transfer Agreement to remedy one or more false Container Representations and Warranties;

(C)to an Affiliate of the Issuer that is a Special Purpose Entity, so long as (1) no Asset Base Deficiency, Early Amortization Event for any Series or an Event of Default for any Series is then continuing or would result from such disposition, (2) the consideration received by the Issuer from such disposition (x) to the extent consisting of cash, is deposited in the Trust Account and (y) shall equal or exceed an amount equal to the sum of the then Net Book Values of the assets so disposed of, and (3) the selection procedures used in selecting such Managed Containers did not materially discriminate against the Issuer as to the type of Containers, utilization potential, lease rates, lessees or Lease terms, in comparison to the Managed Containers as a whole (immediately prior to such sale);

(iii)any other dispositions that have been specifically approved in writing by the Requisite Global Majority; and

(iv)dividends and distributions of cash, so long as no Asset Base Deficiency, Early Amortization Event for any Series or an Event of Default for any Series is then continuing or would result from such disposition;

(b)claim any credit on, make any deduction from the principal, premium, if any, or interest payable in respect of the Notes (other than amounts properly withheld from such payments under any Applicable Law) or assert any claim against any present or former Noteholder by reason of the payment of any taxes levied or assessed upon any of the Collateral;

(c)(i) permit the validity or effectiveness of this Indenture to be impaired, or (ii) permit the Lien of this Indenture with respect to the Collateral (excluding any Interest Rate Hedge Agreement) to be subordinated, terminated or discharged, except as permitted with respect to a sale of such Collateral made in accordance with Section 404, this Section 606 or Article VII hereof or upon payment in full of all Aggregate Outstanding Obligations, or (iii) permit any Person to be released from any covenants or obligations with respect to any Related Document (excluding any Interest Rate Hedge Agreement, it being understood that any such Interest Rate Hedge Agreement shall be terminated in accordance with the terms thereof), except as may be expressly permitted by the terms of such Related Document;

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(d)permit any Lien (except any Permitted Encumbrance) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the Proceeds thereof other than the Lien created pursuant to this Indenture;

(e)permit the Lien of this Indenture not to constitute a valid first priority perfected security interest in the Collateral;

(f)fail to maintain the registration of this Indenture or any Supplement with the Office of the Registrar of Companies of Bermuda or fail to maintain the effectiveness of any required UCC filings in the applicable jurisdictions;

(g)engage in any activities within the United States; provided that the Managed Containers may be leased by the Issuer to Persons in the United States or for use in the United States; and

(h)for purposes of the Aggregate Asset Base calculation, revise the Depreciation Policy with respect to the Managed Containers in such a way as to reduce the amount of depreciation expense that would be recorded in any year from that which would have been recorded pursuant to the Depreciation Policy prior to such revision, unless in each such instance (i) such revised Depreciation Policy complies with GAAP and (ii) the Issuer shall have obtained evidence that the Rating Agency Condition shall have been satisfied with respect to such revision.

Section 607.Non-Consolidation of Issuer.

(a)The Issuer shall be operated in such a manner that it shall not be substantively consolidated with the estate of any other Person in the event of the bankruptcy or insolvency of the Issuer or such other Person.  Without limiting the foregoing, the Issuer shall (1) conduct its business in its own name, (2) maintain its books, records and bank accounts separate from those of any other Person, (3) not commingle its funds with those of any other Person (except for any commingling of monies attributable to the Managed Containers that are on deposit in the Master Account until such time as such monies are transferred to the Trust Account in accordance with the terms of the Management Agreement), (4) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and, to the extent that the Issuer’s assets, liabilities, expenses, revenues, and other financial information are required to be included in any consolidated financial statement, a note will be included in such financial statements that indicates that the Issuer is a separate legal entity from the other members of the consolidated group, its assets are not assets of any other member of the consolidated group, and its assets are not available to the creditors of any other member of the consolidated group, (5) other than with respect to Manager Advances, pay its own liabilities and expenses out of its own funds, (6) enter into a transaction with an Affiliate only if such transaction is intrinsically fair, commercially reasonable and on the same terms as would be available in an arm’s length transaction with a Person or entity that is not an Affiliate (provided, any transaction between the Issuer and an Affiliate pursuant to the Management Agreement, any Container Transfer Agreement or the Contribution and Sale Agreement shall be deemed to have satisfied this clause (6)), (7) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, (8) hold itself out as a separate entity and maintain adequate capital in light of

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its contemplated business operations, (9) correct any known misunderstanding regarding its separate identity, (10) use separate stationary, invoices and checks from those of any other Person and (11) observe all other organizational formalities.

(b)Notwithstanding any provision of law which otherwise empowers the Issuer, the Issuer shall not (1) hold itself out as being liable for the debts of any other Person, (2) act other than in its corporate name and through its duly authorized officers or agents, (3) engage in any joint activity or transaction of any kind with or for the benefit of any Affiliate including any of the transactions described in Section 611 hereof, except (i) payment of lawful distributions to its members and (ii) the execution, delivery and performance of the Management Agreement, (4) enter into any transaction that is prohibited pursuant to the provisions of Section 610 herein or (5) take any other action that would be inconsistent with maintaining the separate legal identity of the Issuer or engage in any other activity not contemplated by this Indenture and the Related Documents.

Section 608.No Bankruptcy Petition.

The Issuer shall not (1) commence any Insolvency Proceeding seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (2) seek appointment of a receiver, trustee, custodian or other similar official for it or any part of its assets, (3) make a general assignment for the benefit of creditors, or (4) take any action in furtherance of, or consenting or acquiescing in, any of the foregoing.

Section 609.Liens.

The Issuer shall not (i) permit any Lien (except any Permitted Encumbrance) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the Proceeds thereof; or (ii) permit the Lien of this Indenture not to constitute a valid first priority security interest in the Collateral.

Section 610.Other Indebtedness.

The Issuer shall not contract for, create, incur, assume or suffer to exist any Indebtedness except (i) any Notes issued pursuant to this Indenture or any Supplement issued hereunder, (ii) obligations incurred in accordance with the terms of the Related Documents including, without limitation, Manager Advances and Management Fees incurred in accordance with the terms of the Management Agreement, (iii) trade payables and expense accruals incurred in the ordinary course and which are incidental to the purposes permitted pursuant to the Issuer’s charter documents and (iv) Interest Rate Hedge Agreements required or permitted pursuant to the terms of Section 627 hereof.  For the avoidance of doubt, the Issuer shall not incur any Indebtedness for borrowed money other than pursuant to clauses (i) and (iv) of this Section 610.

Section 611.Guarantees, Loans, Advances and Other Liabilities.

The Issuer will not make any loan, advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing, or otherwise), endorse (except for the endorsement of

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checks for collection or deposit) or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 612.Consolidation, Amalgamation, Merger and Sale of Assets; Ownership of the Issuer.

(a)The Issuer shall not consolidate with, amalgamate or merge with or into any other Person or sell, convey, transfer or lease all or substantially all of its assets, whether in a single transaction or a series of transactions, to any Person, except for (i) any such sale, conveyance or transfer contemplated in this Indenture or any Supplement issued hereunder and (ii) any Lease of a container in accordance with the terms of the Management Agreement.

(b)The obligations of the Issuer hereunder shall not be assignable nor shall any Person succeed to the obligations of the Issuer hereunder except in each case in accordance with the provisions of this Indenture.

(c)The Issuer shall give prior written notice to the Control Party for each Series of Notes and to each Interest Rate Hedge Provider of any action pursuant to this Section 612; provided, that such notice shall also be given to each Noteholder of any Warehouse Notes.

(d)All of the authorized and issued shares of the Issuer shall at all times collectively be owned by Textainer Limited and/or its Affiliates.

Section 613.Other Agreements.

The Issuer will not after the date of the issuance of the Notes enter into or become a party to any agreements or instruments other than (i) this Indenture, the Supplements, the Contribution and Sale Agreement, any Container Transfer Agreement, the Management Agreement, the Manager Transfer Facilitator Agreement, the Note Purchase Agreement, the other Related Documents for any Series of Notes and any agreements or instruments contemplated under the foregoing agreements listed in this Section 613(i), (ii) any agreement pursuant to which the Issuer issues additional shares to any other Person, (iii) any indemnification agreements with officers and directors of the Issuer provided that any payments owing by the Issuer thereunder shall be payable only to the extent set forth in Sections 302 or 806 hereof, (iv) any agreement among the Issuer and one or more Affiliates with respect to the payment and accounting treatment of routine administrative expenses incurred by or on behalf of the Issuer in the normal course of its business, (v) any Interest Rate Hedge Agreement required or permitted pursuant to the terms of Section 627 hereof, and (vi) any other agreement(s) contemplated by any Related Document, including, without limitation, any agreement(s) for disposition of the Transferred Assets permitted by Sections 404, 606(a), 804 or 816 hereof and any agreement(s) for the sale, repurchase, lease or re-lease of a container made in accordance with the provisions of any Container Transfer Agreement, the Contribution and Sale Agreement or the Management Agreement.  In addition, the Issuer will not amend, modify or waive any provision of the Contribution and Sale Agreement, any applicable Container Transfer Agreement, the Management Agreement or any other Related Documents or give any approval or consent or permission provided for therein without the prior written consent of the requisite Persons set forth in such Related Document.

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Section 614.Charter Documents.

(a)The Issuer shall not alter or amend its memorandum of association except in accordance with the Companies Act 1981 of Bermuda and until same has been approved by (a) a unanimous resolution of the board (other than the Independent Director (as such capitalized term is defined in the bye-laws of the Issuer)); and (b) a resolution of the members of the Issuer; provided, that the Rating Agency Condition shall have been satisfied with respect to such alteration or amendment.

(b)No bye-law of the Issuer may be rescinded, altered or amended and no new bye-law may be made save in accordance with the Companies Act 1981 of Bermuda and until the same has been approved by (a) a resolution of the board; and (b) a resolution of the members of the Issuer; provided that a Special Bye-Law Amendment (as such capitalized term is defined in the bye-laws of the Issuer) shall require (x) the prior unanimous approval of the board (including the Independent Director (as such capitalized term is defined in the bye-laws of the Issuer)), and (y) a resolution of all of the members of the Issuer.

Section 615.Capital Expenditures.

The Issuer will not make any expenditure (by long-term or operating lease or otherwise) for capital assets (both realty and personalty), except for (a) acquisition of additional containers made in accordance with the terms of the Management Agreement or (b) capital improvements to the containers in the ordinary course of its business and in accordance with the Management Agreement.

Section 616.Permitted Activities.

The Issuer will not engage in any activity or enter into any transaction except as permitted under its memorandum of association or bye-laws.  The Issuer will observe all organizational and managerial procedures required by its constitutional documents and Applicable Law.  The Issuer shall (i) keep complete minutes of the meetings and other proceedings of the Issuer and (ii) continuously maintain the resolutions, agreements and other instruments underlying the transaction contemplated by the Related Documents.

Section 617.Investment Company.

The Issuer will conduct its operations in a manner which will not subject it to registration as an “investment company” under the Investment Company Act of 1940, as amended.

Section 618.Payments of Collateral.

If the Issuer shall receive from any Person any payments with respect to the Collateral (to the extent such Collateral has not been released from the Lien of this Indenture in accordance with Section 404 hereof), the Issuer shall receive such payment in trust for the Indenture Trustee, as secured party hereunder, and subject to the Indenture Trustee’s security interest and shall, by not later than one Business Day after receipt thereof, deposit such payment in the Trust Account.

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Section 619.Notices.

The Issuer shall notify the Indenture Trustee, each Administrative Agent, each Interest Rate Hedge Provider and the Manager Transfer Facilitator (but only with respect to the occurrence of a Manager Default for any Series) in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

(a)Event of Default, Manager Default or Back-up Manager Event.  The occurrence of an Event of Default, Manager Default or Back-up Manager Event for any Series and any acceleration of the related Notes;

(b)Litigation.  The institution of any litigation, arbitration proceeding or Proceeding before any Governmental Authority which might have or result in a Material Adverse Change;

(c)Material Adverse Change.  The occurrence of a Material Adverse Change;

(d)Other Events.  The occurrence of an Early Amortization Event for any Series, or such other events that may, with the giving of notice or the passage of time or both, constitute an Event of Default for any Series.

Section 620.Books and Records.  The Issuer shall, and shall cause the Manager to, maintain complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.  In connection with each transfer of Transferred Assets, the Issuer shall report, or cause to be reported, on its financial records the transfer of the Transferred Assets as a purchase under GAAP.  The Issuer will ensure that no financial statement, nor any consolidated financial statements of the Issuer, suggests that the assets of the Issuer are available to pay the debts of any Seller, the Manager, or any of their Affiliates.

Section 621.Taxes. The Issuer shall, or shall cause the Manager to, pay when due, all of its taxes, unless and only to the extent that Issuer is contesting such taxes in good faith and by appropriate Proceedings and Issuer has set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

Section 622.Subsidiaries. The Issuer shall not create any Subsidiaries.

Section 623.Investments. The Issuer shall not make or permit to exist any Investment in any Person except for Investments in Eligible Investments made in accordance with the terms of this Indenture.

Section 624.Use of Proceeds. The Issuer shall use the proceeds of the Notes only for general corporate purposes, including the distribution of dividends, the repayment of other indebtedness and paying the costs of the issuance of the Notes.  In addition, Issuer shall not permit any proceeds of the Notes to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying any margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, and shall furnish to each Holder, upon its request, a statement in conformity with the requirements of Regulation U.

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Section 625.Asset Base Report.

The Issuer shall prepare and deliver to the Indenture Trustee, each Administrative Agent and each Interest Rate Hedge Provider, on each Determination Date, an Asset Base Report.

Section 626.Financial Statements.

The Issuer shall prepare and deliver to the Indenture Trustee, each Administrative Agent and each Interest Rate Hedge Provider, or shall cause the Manager to prepare and deliver to such parties pursuant to the Management Agreement, quarterly financial statements of the Issuer, the Manager, Textainer Group Holdings Limited and Textainer Limited within sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year (beginning with the fiscal quarter ending on September 30, 2013) and separate annual financial statements of the Issuer and the Manager, audited by their regular Independent Accountants, within one hundred twenty (120) days after the end of each fiscal year ending on and after December 31, 2013.  All financial statements shall be prepared in accordance with GAAP.  Delivery of any reports, information and documents to such Persons is for informational purposes only and each such Person’s receipt of such (including monthly distribution reports) and any publicly available information shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 627.Interest Rate Hedge Agreements.

(a)The Issuer shall enter into Interest Rate Hedge Agreements upon the terms and conditions set forth in each Supplement (to the extent applicable in such Supplement).

(b)On each Determination Date, Issuer shall provide or cause to be provided the Indenture Trustee, each Administrative Agent and each Interest Rate Hedge Provider, a monthly report reflecting the hedging policy calculations as of the end of the preceding calendar month based on all transactions outstanding as of the end of such month under Interest Rate Hedge Agreements then in effect, including transactions which are scheduled to commence on a future date.

(c)The termination provisions provided for in any Supplement relating to any Interest Rate Hedge Agreements are in addition to, and not to the exclusion of, any termination provisions contained in such Interest Rate Hedge Agreements.

(d)The parties hereto acknowledge and agree that the Indenture Trustee shall not be required to act as a “commodity pool operator” (as defined in the Commodity Exchange Act, as amended) or be required to undertake regulatory filings related to this Indenture or any other Related Document in connection therewith.

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Section 628.UNIDROIT Convention.

The Issuer shall comply with the terms and provisions of the UNIDROIT Convention or any other internationally recognized system for recording interests in or liens against shipping containers at the time that such convention is adopted by the container leasing industry.

Section 629.Other Information.

For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer will, and shall cause the Manager to, (i) provide or cause to be provided to any Holder of Notes and any prospective purchaser thereof designated by such a Holder, upon the request of such Holder or prospective purchaser, the information required to be provided to such Holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (ii) update such information to prevent such information from becoming materially false and materially misleading in a manner adverse to any Noteholder.

Section 630.Separate Identity.

The Issuer will be operated, or will cause itself to be operated, so that the Issuer will not be substantively consolidated with Textainer Limited, TMCL, the Manager or any of their respective Affiliates.

Section 631.Purchase of Additional Containers.

The Issuer shall not use funds to be classified as an Issuer Expense to purchase additional Containers.

Section 632.Sanctions.

The Issuer shall not (i) in a manner which would violate any Sanction, other than pursuant to a license issued by OFAC, lease, or consent to any sublease of, any of the Managed Containers to any Person that is a Sanctioned Person or (ii) derive any of its assets or operating income from investments in or transactions with any such Sanctioned Person.  If the Issuer obtains knowledge that a Container is subleased to a Sanctioned Person or located or used in a Sanctioned Country in a manner which would violate any Sanction (other than pursuant to a license issued by OFAC), then the Issuer shall, within one (1) Business Day after obtaining knowledge thereof, remove such Managed Container from the Aggregate Asset Base for so long as such condition continues.

Section 633.Tax Election of the Issuer.

The Issuer will not elect or agree to elect to be treated as an association taxable as a corporation for United States federal income tax or any State income or franchise tax purposes.

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Section 634.Rating Agency Notices.

Subject to the application of applicable law, the Issuer shall promptly deliver a copy of any written notice concerning the Issuer’s credit rating received by it from any Rating Agency to the Indenture Trustee, each Administrative Agent and each Interest Rate Hedge Provider.

Section 635.Compliance with Law.

The Issuer shall comply with any applicable statute, license, rule or regulation by which it or any of its properties may be bound if the failure to comply would reasonably be expected to result in a Material Adverse Effect.

Section 636.FATCA.

Each holder of a Note or an interest therein, by acceptance of such Note or such interest in such Note, will be deemed to have agreed to provide the Issuer and the Indenture Trustee with such Noteholder Tax Identification Information as requested from time to time by the Issuer or the Indenture Trustee.  In addition, if a Note is issued or significantly modified (within the meaning of section 1.1001-3 of the income tax regulations) after June 30, 2014, each holder of a Note or an interest therein, by acceptance of such Note or such interest in such Note, will be deemed to have agreed to provide the Issuer and the Indenture Trustee with such Noteholder FATCA Information as requested from time to time by the Issuer or the Indenture Trustee.  Each holder of a Note or an interest therein will be deemed to understand that each of the Issuer and the Indenture Trustee has the right to withhold tax on interest and other applicable amounts under the Code (without any corresponding gross-up) payable with respect to each holder of a Note, or to any beneficial owner of an interest in a Note, that fails to comply with the foregoing requirements. The Issuer hereby covenants with the Indenture Trustee that the Issuer will provide the Indenture Trustee with sufficient information so as to enable the Indenture Trustee to determine whether or not the Indenture Trustee is obliged to make any withholding, including FATCA Withholding Tax, in respect of any payments with respect to a Note (and if applicable, to provide the necessary detailed information to effectuate any withholding, including FATCA Withholding Tax, such as setting forth applicable amounts to be withheld). Issuer agrees that, as between Issuer and the Indenture Trustee shall be released of any liability relating to its actions that are in compliance with this Section 636 and FATCA. Notwithstanding any other provisions herein, the term ‘applicable law’ for purposes of this Section 636 includes U.S. federal tax law and FATCA. Upon request from the Indenture Trustee, the Issuer will provide such additional information that it may have to assist the Indenture Trustee in making any withholdings or informational reports.

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Section 637.Inspections.

(a)Upon reasonable request, the Issuer agrees that it shall make available to any representative of the Indenture Trustee, each Administrative Agent, any Interest Rate Hedge Provider and any Holder of a Warehouse Note and their duly authorized representatives, attorneys or accountants, for inspection and copying its books of account, records and reports relating to the Managed Containers and copies of all Leases or other documents relating thereto, all in the format which the Manager uses for its own operations.  Such inspections shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Manager.  The Indenture Trustee, each Interest Rate Hedge Provider and each Noteholder shall, and shall cause their respective representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing); provided that, if no Trust Event of Default shall have occurred and then be continuing, the Issuer shall not be required to provide such access to any such Person more than once per calendar year.  Each Noteholder, each Interest Rate Hedge Provider, each Holder of a Note and the Indenture Trustee agrees that it and its Affiliates and their respective shareholders, directors, agents, representatives, accountants and attorneys shall keep confidential any matter of which any of them becomes aware through such inspections or discussions (unless readily available from public sources), except as may be otherwise required by regulation, law or court order or required by appropriate Governmental Authorities (and all reasonable applications for confidential treatment are unavailing) or as necessary to preserve their rights or security under or to enforce the Related Documents, provided that the foregoing shall not limit the right of any Interest Rate Hedge Provider to make such information available to its regulators, securities rating agencies, reinsurers and credit and liquidity providers whom such Interest Rate Hedge Provider, as the case may be, reasonably believes will respect the confidential nature of such information.  Any expense incident to the reasonable exercise by the Indenture Trustee, any Interest Rate Hedge Provider or any Noteholder of any right under this Section shall be borne by the Person exercising such right unless an Event of Default shall have occurred and then be continuing in which case such expenses shall be borne by the Issuer.

(b)The Issuer also agrees (i) to make available a Managing Officer on a reasonable basis to the Indenture Trustee, each Administrative Agent, each Interest Rate Hedge Provider, any Noteholder or any Prospective Owner of a Note for the purpose of answering reasonable questions respecting recent developments affecting the Issuer and (ii) to allow the Indenture Trustee, each Administrative Agent, Interest Rate Hedge Provider or any Prospective Owner of a Note to inspect the Manager’s facilities during normal business hours.

Section 638.Use of Proceeds.

The Issuer represents and covenants that it will not, directly or indirectly, use the proceeds of the transaction, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

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Section 639.Noteholder Tax Information.

Each holder of a Note or an interest therein, by acceptance of such Note or such interest in such Note, will be deemed to have agreed to provide the Issuer and the Indenture Trustee with such Noteholder Tax Identification Information as requested from time to time by the Issuer or the Indenture Trustee.  Each Noteholder or holder of an interest in a Note will be deemed to understand that each of the Issuer and the Indenture Trustee has the right to (i) withhold tax (including, without limitation, FATCA Withholding Tax) on interest and other applicable amounts under the Code (without any corresponding gross-up) payable with respect to each holder of a Note, or to any beneficial owner of an interest in a Note, that fails to comply with the foregoing requirements, fails to establish an exemption of such withholding or as otherwise required under the Code or other Applicable Law (including, for the avoidance of doubt, FATCA) and (ii) provide such information and documentation and any other information concerning its interest in the applicable Note to the IRS and any other relevant U.S. or foreign tax authority. Upon request from the Indenture Trustee, the Issuer will provide such additional information that it may have to assist the Indenture Trustee in making any withholdings or informational reports.

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Article VII

DISCHARGE OF INDENTURE; PREPAYMENTS

Section 701.Full Discharge.

Upon payment in full of the Aggregate Outstanding Obligations, the Indenture Trustee shall, at the request and at the expense of the Issuer, execute and deliver to the Issuer such deeds or other instruments as shall be requisite to evidence the satisfaction and discharge of this Indenture and the security hereby created with respect to the applicable Series, and to release the Issuer from its covenants contained in this Indenture and the related Supplement with respect to such Series.  In connection with the satisfaction and discharge of this Indenture the Indenture Trustee shall be provided with and shall be entitled to conclusively rely upon an Opinion of Counsel stating that such satisfaction and discharge is authorized or permitted.

Section 702.Prepayment of Notes.

The Issuer may, from time to time, make an optional Prepayment of principal of the Notes of a Series at the times, in the amounts and subject to the conditions and limitations set forth in the Supplement for the Series of Notes to be prepaid, and all amounts due under the Interest Rate Hedge Agreements (including any termination payments) required solely pursuant to the Related Supplement.

Section 703.Unclaimed Funds.

In the event that any amount due to any Noteholder remains unclaimed, the Issuer shall, at its expense, cause to be published once, in the eastern edition of The Wall Street Journal notice that such money remains unclaimed.  Any such unclaimed amounts shall not be invested by the Indenture Trustee (notwithstanding the provisions of Section 303 hereof) and no additional interest shall accrue on the related Note subsequent to the date on which such funds were available for distribution to such Noteholder.  Any such unclaimed amounts shall be held by the Indenture Trustee in accordance with the applicable laws with respect to the escheat of funds.

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Article VIII

DEFAULT PROVISIONS AND REMEDIES

Section 801.Trust Events of Default.

“Trust Event of Default”, wherever used herein with respect to any Series of Notes, means any one of the following events (whatever the reason for such Trust Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

(i)The entry of a decree or order for relief by a court having jurisdiction in respect of the Issuer in any involuntary case under any applicable Insolvency Law, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) for the Issuer or for any substantial part of its properties, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days;

(ii)The commencement by the Issuer of a voluntary case under any applicable Insolvency Law, or other similar law now or hereafter in effect, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Issuer or any substantial part of its properties, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as they become due, or the taking of any action by the Issuer in furtherance of any such action;

(iii)All of the following conditions shall have occurred: (A) a Trust Manager Default shall have occurred and shall not have been remedied, waived or cured, (B) the Indenture Trustee (acting at the direction of the Requisite Global Majority) shall have directed the Issuer in writing, with a copy of such written direction delivered to the Manager, to appoint a Replacement Manager for the Terminated Managed Containers in accordance with the terms of the Management Agreement, and (C) a Replacement Manager shall not have been appointed and assumed the management of all Terminated Managed Containers pursuant to a management agreement reasonably acceptable to the Requisite Global Majority by the date which is ninety (90) days after the date on which such Trust Manager Default initially occurred;

(iv)An Asset Base Deficiency has occurred and is continuing on any Payment Date, such condition continues unremedied for a period of ninety (90) consecutive days and the Requisite Global Majority has declared a Trust Event of Default;

(v)The Issuer is required to register as an Investment Company under the Investment Company Act of 1940, as amended;

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(vi)The occurrence of a reportable event (within the meaning of Section 4043 of ERISA) with respect to any Plan maintained by the Issuer as to which the Pension Benefit Guaranty Corporation has not by regulation waived the requirement that it be notified thereof, or the occurrence of any event or condition with respect to a Plan which reasonably could be expected to result in any liability in excess of $250,000 or which actually results in the imposition of a Lien on the assets of the Issuer;

(vii)The Indenture Trustee shall fail to have a first priority perfected security interest in the Collateral;

(viii)TL or any of its Subsidiaries shall fail to own all of the shares in the Issuer.

Each Trust Event of Default shall apply with respect to each Series of Notes then Outstanding unless the related Supplement shall specifically provide to the contrary.  A Series-Specific Event of Default (as defined in the related Supplement) for any Series shall apply solely with respect to such Series of Notes, unless the related Supplement for any other Series of Notes shall specifically provide to the contrary.

Section 802.Acceleration of Stated Maturity; Rescission and Annulment.

(a)Upon the occurrence of a Trust Event of Default of the type described in Section 801(i)  or (ii) hereof, the Unpaid Principal Balance of, and accrued interest on, all Series of Notes, together with all other amounts then due and owing to the Noteholders and each Interest Rate Hedge Provider, shall become immediately due and payable without further action by any Person.

(b)If any other Trust Event of Default occurs and is continuing, then and in every such case the Indenture Trustee shall at the direction of the Requisite Global Majority, declare the principal of and accrued interest on all Notes of all Series then Outstanding to be due and payable immediately, by written notice to the Issuer, and upon any such declaration such principal and accrued interest shall become immediately due and payable.

(c)At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided in this Article, the Requisite Global Majority, in its sole discretion, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i)the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)all of the installments of interest and, if the Legal Final Payment Date has occurred with respect to any Series, principal of all Notes of such Series, in each case to the extent such amounts were overdue prior to the date of such acceleration;

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(B)to the extent that payment of such interest is lawful, interest at the Default Rate on the amounts set forth in clause (A) above;

(C)all unpaid Indenture Trustee Fees, Manager Transfer Facilitator Fees, indemnified amounts and sums paid or advanced by the Indenture Trustee or the Manager Transfer Facilitator hereunder or by the Manager and the reasonable and documented compensation, out-of-pocket expenses, indemnities, disbursements and advances of the Indenture Trustee or the Manager Transfer Facilitator and their respective agents and counsel incurred in connection with the enforcement of this Indenture and the other Related Documents; and

(D)all payments due and payable under any Interest Rate Hedge Agreement, together with interest thereon in accordance with the terms thereof; and

(ii)all Events of Default, other than the nonpayment of the principal of or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 813 hereof.

No such rescission with respect to any Trust Event of Default shall affect any subsequent Trust Event of Default or impair any right consequent thereon, nor shall any such rescission affect any Interest Rate Hedge Agreement which has been terminated in accordance with its terms.

(d)For purposes of clarification only, the Noteholders of each Series shall have the right to accelerate the maturity of such Series of Notes during the continuance of Series‑Specific Event of Default for such Series, on the terms and conditions set forth in the related Supplement.

Section 803.Collection of Indebtedness.

The Issuer covenants that, if a Trust Event of Default occurs and is continuing and a declaration of acceleration has been made under Section 802 and not rescinded, the Issuer will, upon demand of the Indenture Trustee (acting at the written direction of a Noteholder), pay to the Indenture Trustee, for the benefit of the Noteholders of all Series then Outstanding and each Interest Rate Hedge Provider, an amount equal to the sum of (i) the sum of (A) the whole amount then due and payable for all Series of Notes then Outstanding, (B) all amounts owing by the Issuer under any Interest Rate Hedge Agreement, and (C) such further amounts as shall be required to pay in full all of the Outstanding Obligations, including in each case, the costs and out-of-pocket expenses of collection, including the reasonable compensation, expenses, indemnities, disbursements and advances of the Indenture Trustee, the Requisite Global Majority, their agents and counsel incurred in connection with the enforcement of this Indenture, and (ii) to the extent that the payment of such interest is lawful, interest on the amount set forth in clause (i) at the applicable Overdue Rate with respect to the Notes and at the applicable default rate as set forth in the related Interest Rate Hedge Agreements or other Related Documents.

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Section 804.Remedies.

(a)If a Trust Event of Default shall occur and be continuing or a Series Specific Event of Default shall occur and be continuing for all Series of Notes then Outstanding, the Indenture Trustee by such officer or agent as it may appoint, shall notify each Noteholder, each Administrative Agent and the applicable Rating Agencies of such Trust Event of Default and shall, if instructed by the Requisite Global Majority, do any of the following:

(i)Institute any Proceedings, in its own name and as trustee of an express trust, for the collection of all amounts then due and payable on the Notes of all Series or under the Indenture or the related Supplement with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral and any other assets of the Issuer any monies adjudged due;

(ii)Subject to the quiet enjoyment rights of any Lessee of a Managed Container, sell (including any sale made in accordance with Section 816 hereof), hold or lease the Terminated Managed Containers or any portion thereof or rights or interest therein, at one or more public or private transactions conducted in any manner permitted by law;

(iii)Institute any Proceedings from time to time for the complete or partial foreclosure of the Lien created by this Indenture with respect to the Managed Containers and Leases; provided that any Managed Containers and Leases sold in any such foreclosure sale shall be subject to the rights of (i) any Lessee under any Lease of such Managed Containers and (ii) the rights of the Manager under the Management Agreement with respect to any Managed Container that is not a Terminated Managed Container.  It shall be a condition to any such sale that the purchaser of such sold Managed Containers and Lease shall enter into a management agreement with TEML with respect to any sold Managed Container that is not a Terminated Managed Container, which management agreement shall be in form and substance reasonably satisfactory to TEML (provided that if such purchaser is already party to a management agreement with TEML, such management agreement shall be deemed to be satisfactory to TEML for purposes of this sentence).;

(iv)Institute such other appropriate Proceedings to protect and enforce any other rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted therein, or to enforce any other proper remedy;

(v)Exercise any remedies of a secured party under the UCC or any applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Noteholders hereunder;

(vi)Appoint a receiver or a manager over the Issuer or its assets; and

(vii)If a Trust Manager Default is then continuing, terminate the Management Agreement in accordance with its provisions.

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(b)In the event that Control Parties for one or more Series of Notes consent to or direct a sale of Collateral (each such Series, a “Liquidating Series”) but the Requisite Global Majority does not consent to such sale of Collateral, a portion of the Managed Containers and related Leases pledged as Collateral pursuant to the Indenture (selected as set forth in Section 804(c) below) may be sold (i) at the direction of the Control Party for such Liquidating Series, if the amount of net proceeds realized from such sale will be sufficient to repay all principal, interest and other amounts owed to each Class of Notes that is the Control Party for each such Liquidating Series or (ii) at all times not covered by clause (i), at the direction of the Noteholders of such Liquidating Series representing in aggregate more than 66 2/3% of the then Unpaid Principal Balance of the Notes of such Liquidating Series.  The net proceeds of such sale of Managed Containers and Leases shall be applied to the payment of the Notes of each Liquidating Series in accordance with the terms of the Supplement for such Liquidating Series.  The value of the Managed Containers and Leases to be sold in respect of the Liquidating Series will be equal to the sum, for each Liquidating Series, of the product of (i) the Asset Allocation Percentage of such Liquidating Series and (ii) the then Aggregate Net Book Value.  If the proceeds of any partial sale of Collateral is not sufficient to repay in full the Unpaid Principal Balance of, and accrued interest on, the Notes of such Liquidating Series, the Notes of such Liquidating Series shall remain Outstanding and shall be entitled, after payments are made to all non-Liquidating Series, to receive Shared Available Funds allocable to such Series in accordance with the terms of the Supplements of other Series of Notes then Outstanding.  Any Managed Containers and Leases sold pursuant to this provision shall be subject to the rights of (i) any Lessee under any Lease of such Managed Containers and (ii) the rights of the Manager under the Management Agreement with respect to any Managed Container that is not a Terminated Managed Container.  It shall be a condition to any such sale that the purchaser of such sold Managed Containers and Lease shall enter into a management agreement with TEML with respect to any sold Managed Container that is not a Terminated Managed Container, which management agreement shall be in form and substance reasonably satisfactory to TEML (provided that if such purchaser is already party to a management agreement with TEML, such management agreement shall be deemed to be satisfactory to TEML for purposes of this sentence).

(c)The specific Managed Containers and Leases to be included in any partial sale of Collateral pursuant to Section 804(b) above will be selected (i) by the Manager if no Trust Manager Default is then outstanding, or (ii) in all other instances, as set forth in the immediately succeeding sentence, in each case on a non-systematic basis such that Managed Containers to be sold will be representative in term, age, type, and on-lease status as the pool of Managed Containers owned by the Issuer after giving effect to such partial sale.  If a Trust Manager Default has occurred and is continuing, a third-party consultant, accounting firm or other advisor will be hired by the Indenture Trustee (acting at the direction of the Requisite Global Majority) at the expense of the Issuer to conduct such selection process.

(d)The Issuer or the Indenture Trustee may only sell all of the Managed Containers and related Leases if the Control Parties of all outstanding Series shall consent to such sale.

(e)For purposes of clarification only, the Noteholders of each Series shall have the right to accelerate the maturity of such Series of Notes during the continuance of Series-Specific Event of Default for such Series, on the terms and conditions set forth in the related Supplement.

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(f)If the Requisite Global Majority elects to sell all, or any portion, of the Collateral following the occurrence of an Event of Default, the Manager Transfer Facilitator shall use reasonable efforts to assist the Indenture Trustee in soliciting bids for each such sale of the Collateral.

Section 805.Indenture Trustee May Enforce Claims Without Possession of Notes.

(a)In all Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all of the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

(b)All rights of action and claims under this Indenture, the related Supplement or any of the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of such Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery whether by judgment, settlement or otherwise shall, after provision for the payment of the compensation, expenses, and disbursements incurred and advances made, by the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

Section 806.Allocation of Money Collected. If the Notes of all Series have been declared due and payable following a Trust Event of Default and such declaration and its consequences have not been rescinded or annulled, any money collected by the Indenture Trustee pursuant to this Article or otherwise and any other monies that may be held or thereafter received by the Indenture Trustee as security for such Notes shall be applied, to the extent permitted by law, in the following order, at the date or dates fixed by the Indenture Trustee:

FIRST:  To the payment of all amounts due the Indenture Trustee under Section 905 hereof; and

SECOND:  Any remaining amounts shall be distributed in accordance with Section 302(c) hereof.

Section 807.Limitation on Suits.

Except to the extent permitted under Section 802(b) hereof, no Noteholder shall have the right to institute any Proceeding, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i)such Holder has previously given written notice to the Indenture Trustee and the Requisite Global Majority of a continuing Trust Event of Default;

(ii)the Requisite Global Majority shall have made written request to the Indenture Trustee to institute Proceedings in respect of such Trust Event of Default in its own name as Indenture Trustee hereunder;

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(iii)such Holder or Holders have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv)the Indenture Trustee has, for thirty (30) days after its receipt by a Responsible Officer of the Indenture Trustee of such notice, request and offer of security or indemnity, failed to institute any such Proceeding; and

(v)no direction inconsistent with such written request has been given to the Indenture Trustee during such thirty (30) day period by the Requisite Global Majority;

it being understood and intended that no one or more Noteholders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, or to obtain or to seek to obtain priority or preference over any other Noteholder (except to the extent provided in the related Supplement) or to enforce any right under this Indenture, except in the manner herein provided and for the benefit of all Noteholders.

Section 808.Unconditional Right of Holders to Receive Principal, Interest and Commitment Fees.

Notwithstanding any other provision of this Indenture, each Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of, and interest, commitment fees and premiums in respect of such Note as such principal, interest and commitment fees becomes due and payable in accordance with the provisions of this Indenture and the related Supplement and to institute any Proceeding for the enforcement of such payment, and such rights shall not be impaired without the consent of such Holder.

Section 809.Restoration of Rights and Remedies.

If the Indenture Trustee or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture or the related Supplement and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Holder, then and in every such case, subject to any determination in such Proceeding, the Issuer, the Indenture Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Indenture Trustee and the Holders shall continue as though no such Proceeding had been instituted.

Section 810.Rights and Remedies Cumulative.

No right or remedy conferred upon or reserved to the Indenture Trustee, any Interest Rate Hedge Provider or to the Holders pursuant to this Indenture or any Supplement is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

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Section 811.Delay or Omission Not Waiver.

No delay or omission of the Indenture Trustee, any Interest Rate Hedge Provider or any Holder of any Note to exercise any right or remedy accruing upon any Trust Event of Default shall impair any such right or remedy or constitute a waiver of any such Trust Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Indenture Trustee, any Interest Rate Hedge Provider, or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, by any Interest Rate Hedge Provider, or by the Holders, as the case may be.

Section 812.Control by Requisite Global Majority.

(a)Upon the occurrence of a Trust Event of Default, the Requisite Global Majority shall have the right to direct in writing the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee, provided that (i) such direction shall not be in conflict with any rule of law or with this Indenture, including, without limitation, Section 804 hereof and (ii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction.

(b)Notwithstanding the grant of a security interest to secure the Outstanding Obligations owing to the Indenture Trustee, for the benefit of the Noteholders and each Interest Rate Hedge Provider, all rights to direct actions or to exercise rights or remedies under this Indenture or the UCC (including those set forth in Section 804 hereof) shall be vested solely in the Requisite Global Majority and, by accepting the benefits of this Indenture, each Noteholder and Interest Rate Hedge Provider acknowledges such statement; provided, however, that nothing contained herein shall constitute a modification of Section 808, Section 813(b) or Section 816(d) hereof.

Section 813.Waiver of Past Defaults.

(a)The Requisite Global Majority may, on behalf of all Noteholders of all Series, waive any past Trust Event of Default and its consequences, except a Trust Event of Default

(i)in the payment of (x) the principal balance of any Note on the Legal Final Payment Date, or (y) interest on any Note of any Series on any Payment Date, all of which defaults can be waived solely by the affected Noteholder, or

(ii)in respect of a covenant or provision hereof which cannot be modified or amended without the consent of all the Noteholders of all Series pursuant to Section 1002 of this Indenture.

(b)Upon any such waiver, such Trust Event of Default shall cease to exist and shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Trust Event of Default or impair any right consequent thereon nor affect any Interest Rate Hedge Agreement which has been terminated in accordance with its terms.

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Section 814.Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Note by acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee or any Holder or group of Holders, holding in the aggregate more than ten percent (10%) of the aggregate principal balance of the Notes of all Series then Outstanding, or (ii) to any suit instituted by any Holder for the enforcement of (x) the payment of interest on any Notes on any Payment Date or (y) the payment of the principal of any Note on or after the Legal Final Payment Date of such Note.

Section 815.Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 816.Sale of Collateral.

(a)The power to effect any sale (a “Sale”) of any portion of the Collateral pursuant to Section 804 hereof shall not be exhausted by any one or more Sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or the Aggregate Outstanding Obligations shall have been paid in full.  The Indenture Trustee at the written direction of the Requisite Global Majority may from time to time postpone any Sale by public announcement made at the time and place of such Sale.

(b)Upon any Sale, whether made under the power of sale hereby given or under judgment, order or decree in any Proceeding for the foreclosure or involving the enforcement of this Indenture:  (i) the Indenture Trustee, at the written direction of the Requisite Global Majority, may bid for and purchase the property being sold, and upon compliance with the terms of such Sale may hold, retain and possess and dispose of such property in accordance with the terms of this Indenture; and (ii) the receipt of the Indenture Trustee or of any officer thereof making such Sale shall be a sufficient discharge to the purchaser or purchasers at such Sale for its or their purchase money, and such purchaser or purchasers, and its or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Indenture Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misappropriation or non-application thereof.

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(c)The Indenture Trustee shall execute and deliver an appropriate instrument of conveyance provided to it transferring its interest in any portion of the Collateral in connection with a Sale thereof.  In addition, the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest (subject to lessee’s rights of quiet enjoyment) in any portion of the Collateral in connection with a Sale thereof, and to take all action necessary to effect such Sale.  No purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(d)The right of the Indenture Trustee to sell, transfer or otherwise convey any Interest Rate Hedge Agreement or any transaction outstanding thereunder, or to exercise foreclosure rights with respect thereto shall be subject to compliance with the provisions of the applicable Interest Rate Hedge Agreement.

(e)The Indenture Trustee shall provide prior written notice to the Issuer, to each Administrative Agent and to each Interest Rate Hedge Provider of any Sale of any portion of the Collateral under this Section 816.

Section 817.Action on Notes.

The Indenture Trustee’s right to seek and recover judgment on the Notes under this Indenture or any Supplement shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture or any Supplement.  Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee, any Interest Rate Hedge Provider or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.

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Article IX

CONCERNING THE INDENTURE TRUSTEE

Section 901.Duties of Indenture Trustee.

The Indenture Trustee, prior to the occurrence of an Event of Default or after the cure or waiver of any Event of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the related Supplement and no duties shall be inferred or implied.  If an Event of Default has occurred and is continuing, the Indenture Trustee, at the written direction of the Requisite Global Majority, shall exercise such of the rights and powers vested in it by this Indenture and the related Supplement, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

The Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee which are specifically required to be furnished pursuant to any provisions of this Indenture and any applicable Supplement, shall determine whether they are substantially in the form required by this Indenture and any applicable Supplement; provided, however, that the Indenture Trustee shall not be responsible for investigating or re-calculating, evaluating, certifying, verifying or independently determining the accuracy or content (including mathematical calculations) of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished pursuant to this Indenture and any applicable Supplement.

No provision of this Indenture or any Supplement shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)Prior to the occurrence of an Event of Default and after the cure or waiver of any Event of Default which may have occurred, the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture and any Supplements issued pursuant to the terms hereof.  The Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and any Supplements issued pursuant to the terms hereof, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee and, in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates, statements, reports, documents, orders, opinions or other instruments (whether in their original or facsimile form) furnished to the Indenture Trustee and conforming to the requirements of this Indenture and any Supplements issued pursuant to the terms hereof;

(ii)The Indenture Trustee shall not be liable for actions taken, or any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Indenture Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

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(iii)The Indenture Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Requisite Global Majority relating to the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.

No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 901.

Section 902.Certain Matters Affecting the Indenture Trustee.

Except as otherwise provided in Section 901 hereof:

(i)The Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any Opinion of Counsel, certificate of an officer of the Issuer or the Manager, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)The Indenture Trustee may consult with counsel of its selection and any advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance in reliance thereof;

(iii)The Indenture Trustee shall not be liable with respect to any action it takes or omits to take in accordance with a direction received by it from the Issuer or the Requisite Global Majority in accordance with the terms of this Indenture and the other Related Documents.  The Indenture Trustee shall be under no obligation to institute, conduct or defend any litigation or Proceeding hereunder or in relation hereto at the request, order or direction of the Requisite Global Majority, pursuant to the provisions of this Indenture, unless the Requisite Global Majority shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(iv)The Indenture Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

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(v)The Indenture Trustee shall not be bound to take any discretionary action, including any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Requisite Global Majority; provided, however, that the Indenture Trustee may require security or indemnity reasonably satisfactory to it against any cost, expense or liability likely to be incurred in making such investigation as a condition to so proceeding.  The reasonable expense of any such examination shall be paid, on a pro rata basis, by the Noteholders of the applicable Series requesting such examination or, if paid by the Indenture Trustee, shall be reimbursed by such Noteholders upon demand;

(vi)The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(vii)The Indenture Trustee shall not be deemed to have knowledge of any default, Event of Default, Early Amortization Event, Manager Default or Back-up Manager Event, or other event or information, or be required to act upon any default, Event of Default, Early Amortization Event, Manager Default or Back-up Manager Event, or other event or information (including the sending of any notice) unless a Responsible Officer of the Indenture Trustee shall have received written notice or has actual knowledge of such event or information, and shall have no duty to take any action to determine whether any such event, default, Event of Default, Early Amortization Event, Manager Default or Back-up Manager Event has occurred;

(viii)The knowledge of the Indenture Trustee shall not be attributed or imputed to Wells Fargo’s other roles in the transaction and knowledge of the Securities Intermediary, Paying Agent and Note Registrar shall not be attributed or imputed to each other or to the Indenture Trustee (other than those where the roles are performed by the same group or division within Wells Fargo or otherwise share the same Responsible Officers), or any affiliate, line of business, or other division of Wells Fargo (and vice versa);

(ix)Notwithstanding anything to the contrary herein or otherwise, under no circumstance will the Indenture Trustee be liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including lost profits), whether or not foreseeable, even if the Indenture Trustee is actually aware of or has been advised of the likelihood of such loss or damage;

(x)Before the Indenture Trustee acts or refrains from taking any action under this Indenture, it may require an officer’s certificate and/or an opinion of counsel from the party requesting that the Indenture Trustee act or refrain from acting in form and substance acceptable to the Indenture Trustee, the

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costs of which (including the Indenture Trustee’s reasonable attorney’s fees and expenses) shall be paid by the party requesting that the Indenture Trustee act or refrain from acting. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such officer’s certificates and/or opinions of counsel;

(xi)The Indenture Trustee shall incur no liability if, by reason of any provision of any future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, act of war or terrorism, or other circumstances beyond its reasonable control, the Indenture Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Indenture provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Indenture or any other Related Document;

(xii)Notwithstanding anything to the contrary in this Indenture, the Indenture Trustee shall not be required to take any action that is not in accordance with applicable law;

(xiii)The right of the Indenture Trustee to perform any permissive or discretionary act enumerated in this Indenture or any related document shall not be construed as a duty;

(xiv)Neither the Indenture Trustee nor any of its officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any collateral securing the Notes, for the legality, enforceability, effectiveness or sufficiency of the Related Documents for the creation, perfection, continuation, priority, sufficiency or protection of any of the liens, or for any defect or deficiency as to any such matters, or for monitoring the status of any lien or performance of the collateral;

(xv)The Indenture Trustee shall not be liable for any action or inaction of the Issuer, the Manager, or any other party (or agent thereof) to this Indenture or any related document and may assume compliance by such parties with their obligations under this Indenture or any related agreements, unless a Responsible Officer of the Indenture Trustee shall have received written notice to the contrary at the Corporate Trust Office of the Indenture Trustee;

(xvi)The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder and under the other Related Documents, including without limitation, the Paying Agent, Note Registrar, Securities Intermediary and Manager Transfer Facilitator, and to each agent, custodian and other Person employed to act hereunder; and

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(xvii)The Indenture Trustee shall have no duty to see to, or be responsible for the correctness or accuracy of, any recording, filing or depositing of this Indenture or any agreement referred to herein, or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refilling or re-depositing of any thereof.

The provisions of this Section 902 shall be applicable to the Indenture Trustee in its capacity as Indenture Trustee under this Indenture and the other Related Documents.

Section 903.Indenture Trustee Not Liable.

(a)The recitals contained herein (other than the representations and warranties contained in Section 911 hereof), in any Supplement and in the Notes (other than the certificate of authentication on the Notes) shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness.  The Indenture Trustee makes no representations as to, and shall not be responsible for, the validity, legality, enforceability or adequacy or sufficiency of this Indenture, any Supplement, the Notes, the Collateral or of any Related Document, or as to the correctness of any statement contained in any thereof.  The Indenture Trustee shall not be accountable for (i) the use or application by the Issuer of the proceeds of any Series of Notes, and (ii) the use or application of any funds paid to the Issuer or the Manager in respect of the Collateral except for any payment in accordance with the Manager Report of amounts on deposit in any of the Trust Accounts.

(b)The Indenture Trustee shall have no responsibility or liability for or with respect to the existence or validity of any Managed Container, the perfection of any security interest (whether as of the date hereof or at any future time), the maintenance of or the taking of any action to maintain such perfection, the validity of the assignment of any portion of the Collateral to the Indenture Trustee or of any intervening assignment, the compliance by the Sellers or the Manager with any covenant or the breach by the Sellers or the Manager of any warranty or representation made hereunder, in any Supplement or in any Related Document or the accuracy of such warranty or representation, any investment of monies in the Trust Account, the Excess Funding Account, each Restricted Cash Account, any Pre-Funding Account or any Series Account or any loss resulting therefrom (provided that such investments are made in accordance with the provisions of Section 303 hereof), or the acts or omissions of the Sellers or the Manager or any other Person.

(c)The Indenture Trustee shall not have any obligation or liability under any Contract by reason of or arising out of this Indenture or the granting of a security interest in such Contract hereunder or the receipt by the Indenture Trustee of any payment relating to any Contract pursuant hereto, nor shall the Indenture Trustee be required or obligated in any manner to perform or fulfill any of the obligations of the Issuer, the Sellers or the Manager under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it, or the sufficiency of any performance by any party, under any Contract.

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Section 904.Indenture Trustee May Own Notes.

The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights it would have if it were not Indenture Trustee; provided that such transaction shall not result in the disqualification of the Indenture Trustee for purposes of Rule 3a-7 under the Investment Company Act of 1940.

Section 905.Indenture Trustee Fees, Expenses and Indemnities.

(a)The fees, expenses and indemnities (the “Indenture Trustee Fees”) of the Indenture Trustee shall be paid only by the Issuer in accordance with Section 302 or 806 hereof and in accordance with the Supplements. The Issuer shall indemnify the Indenture Trustee (and any predecessor Indenture Trustee) and each of its officers, directors and employees for, and hold them harmless against, any and all loss, liability, damage claim or expense (including reasonable legal fees, costs and expenses and court costs), in each case, incurred without negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself both individually and in its representative capacity against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder and those incurred in connection with any action, claim or suit brought to enforce the Indenture Trustee’s right to indemnification.

(b)The obligations of the Issuer under this Section 905 to compensate the Indenture Trustee, to pay or reimburse the Indenture Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Indenture Trustee, shall constitute Outstanding Obligations hereunder and shall survive the resignation or removal of the Indenture Trustee and the satisfaction and discharge or assignment of this Indenture.

(c)When the Indenture Trustee incurs expenses or renders services in connection with a Trust Event of Default specified in Section 801(i) or (ii), the expenses and the compensation for the services are intended to constitute expenses of administration under Insolvency Law.

Section 906.Eligibility Requirements for Indenture Trustee.

The Indenture Trustee hereunder shall at all times be a national banking association or a corporation, organized and doing business under the laws of the United States of America or any State, and authorized under such laws to exercise corporate trust powers.  In addition, the Indenture Trustee or its parent corporation shall at all times (i) have a combined capital and surplus of at least Two Hundred Fifty Million Dollars ($250,000,000), (ii) be subject to supervision or examination by Federal or state authority and (iii) have a long-term unsecured senior debt rating signifying investment grade by Moody’s and by Standard & Poor’s and short-term unsecured senior debt rating signifying investment grade by Moody’s and by Standard & Poor’s.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then, for the purposes of this Section 906, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In

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case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 907 hereof.

Section 907.Resignation and Removal of Indenture Trustee.

The Indenture Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Issuer, the Manager, each Administrative Agent, each Interest Rate Hedge Provider and the Noteholders.  Upon receiving such notice of resignation, the Issuer at the direction and subject to the consent of the Requisite Global Majority shall promptly appoint a successor Indenture Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Indenture Trustee, each Administrative Agent, each Interest Rate Hedge Provider and one copy to the successor Indenture Trustee.  If no successor Indenture Trustee shall have been so appointed by the Issuer or the proposed successor Indenture Trustee has not accepted its appointment within thirty (30) days after the giving of such notice of resignation or removal, the Requisite Global Majority may appoint a successor trustee or, if it does not do so within thirty (30) days thereafter, the resigning Indenture Trustee, may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 906 hereof and shall fail to resign after written request therefor by the Issuer at the direction of the Requisite Global Majority, or if at any time the Indenture Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Issuer at the direction of the Requisite Global Majority shall remove the Indenture Trustee for cause and appoint a successor Indenture Trustee with prior notice by written instrument, in duplicate, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor Indenture Trustee.  In addition, the Issuer may, with the consent of the Requisite Global Majority, upon prior written notice to the Indenture Trustee, remove the Indenture Trustee and appoint a successor Indenture Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor Indenture Trustee.  If no successor Indenture Trustee shall have been so appointed and have accepted appointment within 30 days after such resignation or removal, the Requisite Global Majority may appoint a successor Indenture Trustee or, if it does not do so within 30 days after such resignation or removal, the departing Indenture Trustee may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor Indenture Trustee as provided in Section 908 hereof.

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Section 908.Successor Indenture Trustee.

Any successor Indenture Trustee appointed as provided in Section 907 hereof shall execute, acknowledge and deliver to the Issuer and to its predecessor Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Indenture Trustee herein.  The predecessor Indenture Trustee shall deliver to the successor Indenture Trustee all documents relating to the Collateral, if any, delivered to it, together with any amount remaining in the Trust Account, the Excess Funding Account, each Restricted Cash Account and any other Series Accounts.  In addition, the predecessor Indenture Trustee and, upon request of the successor Indenture Trustee, the Issuer shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Indenture Trustee all such rights, powers, duties and obligations.

No successor Indenture Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Indenture Trustee shall be eligible under the provisions of Section 906 hereof and shall be acceptable to the Requisite Global Majority.

Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section, the Issuer shall deliver notice of the succession of such Indenture Trustee hereunder to all Noteholders at their addresses as shown in the registration books maintained by the Indenture Trustee and to each Interest Rate Hedge Provider.  If the Issuer fails to deliver such notice within ten (10) days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be delivered at the expense of the Issuer.

Section 909.Merger or Consolidation of Indenture Trustee.

Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 906 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 910.Separate Indenture Trustees, Co-Indenture Trustees and Custodians.

If the Indenture Trustee is not capable of acting for jurisdictional purposes, it shall have the power from time to time to appoint  one or more Persons or corporations to act either as co-trustees jointly with the Indenture Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any of the

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Collateral, when such separate trustee or co-trustee is necessary or advisable under any Applicable Laws or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any applicable jurisdiction.  The separate trustees, co-trustees, or custodians so appointed shall be trustees, co-trustees, or custodians for the benefit of all Noteholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Indenture Trustee and the Indenture Trustee shall not have any liability relating to such appointment.  The Issuer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

Every separate trustee, co-trustee and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)all powers, duties, obligations and rights conferred upon the Indenture Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Indenture Trustee;

(ii)all other rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee, co-trustee or custodian;

(iii)no trustee, co-trustee, separate trustee or custodian hereunder shall be liable by reason of any act or omission of any other trustee, co-trustee, separate trustee or custodian hereunder; and

(iv)the Issuer or the Indenture Trustee may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian so appointed by it or them if such resignation or removal does not violate the other terms of this Indenture.

Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Indenture and the conditions of this Article.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee.  Every such instrument shall be furnished to the Indenture Trustee and each Interest Rate Hedge Provider.

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Any separate trustee, co-trustees, or custodian may, at any time, constitute the Indenture Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.  If any separate trustee, co-trustee, or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or custodian.

No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor Indenture Trustee under Section 906 hereof and no notice to Noteholders of the appointment thereof shall be required under Section 908 hereof.

The Indenture Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Indenture Trustee’s obligations hereunder.

Section 911.Representations and Warranties.

The Indenture Trustee hereby represents and warrants as of each Series Issuance Date that:

(a)Organization and Good Standing.  The Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has the power to own its assets and to transact the business in which it is presently engaged;

(b)Authorization.  The Indenture Trustee has the power, authority and legal right to execute, deliver and perform this Indenture and each Supplement and to authenticate the Notes, and the execution, delivery and performance of this Indenture and each Supplement and the authentication of the Notes has been duly authorized by the Indenture Trustee by all necessary corporate action;

(c)Binding Obligations.  This Indenture and each Supplement, assuming due authorization, execution and delivery by the Issuer, constitutes the legal, valid and binding obligations of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors’ rights generally and the rights of trust companies in particular and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought, whether in a Proceeding at law or in equity;

(d)No Violation.  The performance by the Indenture Trustee of its obligations under this Indenture and each Supplement will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or bylaws of the Indenture Trustee;

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(e)No Proceedings.  There are no Proceedings or investigations to which the Indenture Trustee is a party pending, or, to the best of its knowledge without independent investigation, threatened, before any court, regulatory body, administrative agency or other tribunal or Governmental Authority (A) asserting the invalidity of this Indenture or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that would materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture or the Notes; and

(f)Approvals.  Neither the execution or delivery by the Indenture Trustee of this Indenture nor the consummation of the transactions by the Indenture Trustee contemplated hereby requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any Governmental Authority under any existing federal or State of Minnesota or State of New York law governing the banking or trust powers of the Indenture Trustee.

Section 912.Indenture Trustee Offices.

The Indenture Trustee shall maintain in the State of Minnesota an office or offices or agency or agencies where Notes may be surrendered for registration of transfer or exchange, which office is currently located at 600 S 4th Street, MAC N9300-061, Minneapolis, MN 55479, and shall promptly notify the Issuer, the Manager, each Interest Rate Hedge Provider and the Noteholders of any change of such location.

Section 913.Notice of Trust Event of Default.

If a Responsible Officer of the Indenture Trustee shall have actual knowledge that an Event of Default, Early Amortization Event or Manager Default has occurred and be continuing, the Indenture Trustee shall promptly (but in any event within five (5) Business Days) give written notice thereof to the Noteholders, each Administrative Agent and each Interest Rate Hedge Provider of such affected Series.  For all purposes of this Indenture, in the absence of actual knowledge by a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall not be deemed to have actual knowledge of an Event of Default, Early Amortization Event or Manager Default unless notified in writing thereof by the Issuer, any Seller, the Manager, each Administrative Agent, any Interest Rate Hedge Provider or any Noteholder, and such notice references the applicable Series of Notes generally, the Issuer, this Indenture or the applicable Supplement.

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Article X

SUPPLEMENTAL INDENTURES

Section 1001.Supplemental Indentures Not Creating a New Series Without Consent of Holders.

(a)Without the consent of any Holder and based on an Opinion of Counsel in form and substance reasonably acceptable to the Indenture Trustee to the effect that such Supplement is for any one of the purposes set forth in clauses (i) through (ix) below, the Issuer and the Indenture Trustee, at any time and from time to time, may enter into one or more Supplements in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)to add to the covenants of the Issuer in this Indenture for the benefit of the Holders of all Series then Outstanding, or to surrender any right or power conferred upon the Issuer in this Indenture;

(ii)to cure any ambiguity, to correct or supplement any provision in this Indenture which may be inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture;

(iii)to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the Lien of this Indenture, or to subject additional property to the Lien of this Indenture;

(iv)to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of issue, authentication and delivery of the Notes, as herein set forth, or additional conditions, limitations and restrictions thereafter to be observed by the Issuer;

(v)to convey, transfer, assign, mortgage or pledge any additional property to or with the Indenture Trustee;

(vi)to evidence the succession of the Indenture Trustee pursuant to Article IX;

(vii)to add any additional Trust Early Amortization Events or Trust Events of Default;

(viii)to conform the terms of this Indenture to the terms set forth in the offering memorandum for any Series of Notes or to modify the definition of Eligible Investments to conform with criteria established by the Rating Agency; or

(ix)to reflect an amendment to the Depreciation Policy adopted in accordance with Section 606(h) hereof.

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The Indenture Trustee shall sign such amendments or amendments and restatements upon written direction from the Issuer and shall have no liability to any Noteholder as a result of such execution.

(b)Prior to the execution of any Supplement issued pursuant to this Section 1001, the Issuer shall provide written notice to each Rating Agency setting forth in general terms the substance of any such Supplement or the proposed form of such Supplement.

(c)Promptly after the execution by the Issuer and the Indenture Trustee of any Supplement pursuant to this Section, the Issuer shall deliver to the Holders of all Notes then Outstanding and each Administrative Agent, a notice setting forth in general terms the substance of such Supplement, together with a copy of such Supplement.  Any failure of the Issuer to deliver any such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplement.

Section 1002.Supplemental Indentures Not Creating a New Series with Consent of Holders.

(a)With the consent of the Requisite Global Majority, the Issuer and the Indenture Trustee may enter into a Supplement hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture (other than any such additions, changes, eliminations or modifications described in Section 1001); provided, however, that no such Supplement shall, without the consent of each Holder of an Outstanding Note:

(i)reduce the principal amount of any Note of such Holder or the rate of interest thereon, change the priority of any such payments (other than to increase the priority thereof) required pursuant to this Indenture or any Supplement in a manner adverse to such Holder, or the date on which, or the amount of which, or the place of payment where, or the coin or currency in which, any Note of such Holder or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Expected Final Payment Date of any Note of such Holder;

(ii)reduce the percentage of Outstanding Notes or Existing Commitments required for (a) the consent of any Supplement to this Indenture, (b) the consent required for any waiver of compliance with certain provisions of this Indenture or certain Trust Events of Default hereunder and their consequences as provided for in this Indenture or (c) the consent required to waive any payment default on the Notes;

(iii)modify any provision relating to any Supplement or this Indenture which specifies that such provision cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(iv)modify or alter the definition of the terms “Outstanding,” “Requisite Global Majority,” “Existing Commitment” or “Initial Commitment;”

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(v)impair or adversely affect the Collateral in any material respect as a whole except as otherwise permitted herein;

(vi)modify or alter Section 702(a) of this Indenture; or

(vii)permit the creation of any Lien ranking prior to, or on a parity with, the Lien of this Indenture with respect to any part of the Collateral or terminate the Lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security afforded by the Lien of this Indenture.

provided further, that, unless such Supplement has been consented to in writing by the Holder of each Outstanding Note, the Indenture Trustee shall have received an Opinion of Counsel stating that the consent of the Holder of each Outstanding Note, is not required because such Supplement does not adversely affect the Holder of each Outstanding Note as contemplated by the foregoing Section 1002(a)(i).

Prior to the execution of any Supplement issued pursuant to this Section 1002, the Issuer shall provide a written notice to each Rating Agency and each Interest Rate Hedge Provider setting forth in general terms the substance of any such Supplement.

(b)Promptly after the execution by the Issuer and the Indenture Trustee of any Supplement pursuant to this Section, the Issuer shall deliver to the Holders of the Notes (other than those that consented in writing to such Supplement) and each Administrative Agent a notice setting forth in general terms the substance of such Supplement, together with a copy of such Supplement.  Any failure of the Issuer to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplement.

Section 1003.Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, a Supplement permitted by this Article or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that all conditions precedent specified in Section 1001 or 1002 (as applicable) for the execution of such Supplement have been satisfied, and that the execution thereof is authorized or permitted by this Indenture.  The Indenture Trustee may, but shall not be obligated to, enter into any such Supplement which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

For purposes of clarification, no change in the Depreciation Policy, for purposes other than calculating the Asset Base, by operation of paragraph (ii) of the definition of “Depreciation Policy”, shall be deemed an amendment, restatement, modification or supplement to the terms of any of the Related Documents requiring a Supplement.

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Section 1004.Effect of Supplemental Indentures.

Upon the execution of any Supplement under this Article, this Indenture shall be modified in accordance therewith, and such Supplement shall form a part of this Indenture for all purposes, and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 1005.Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any Supplement pursuant to this Article may, and shall if required by the Issuer, bear a notation as to any matter provided for in such Supplement.  If the Issuer shall so determine, new Notes so modified as to conform may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

Section 1006.Issuance of Series of Notes.

(a)The Issuer may from time to time issue one or more Series of Notes pursuant to the terms of this Indenture as long as (i) the Rating Agency Condition shall have been satisfied with respect to the issuance of such Series, (ii) no Trust Event of Default or Trust Early Amortization Event, or event or condition which with the passage of time or giving of notice or both would become a Trust Event of Default or Trust Early Amortization Event is then continuing (nor would occur as a result of the issuance of such additional Series) and (iii) all of the applicable conditions set forth in Section 1006(b) have been satisfied.  Each additional Series will be issued pursuant to a Supplement to this Indenture.

(b)The terms of such Supplement may modify or amend the terms of this Indenture solely as applied to such Series.  The obligation of the Indenture Trustee to authenticate, execute and deliver the Notes of such Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

(i)on or before the second (2nd) Business Day immediately preceding the Series Issuance Date (unless the parties to be notified agree to a shorter notice period), the Issuer shall have given each Administrative Agent and each Interest Rate Hedge Provider pursuant to the relevant Supplement notice of the Series and the Series Issuance Date;

(ii)the Issuer shall have delivered to the Indenture Trustee the related Supplement, in form satisfactory to the Indenture Trustee, executed by each party hereto other than the Indenture Trustee;

(iii)the Rating Agency Condition shall have been satisfied with respect to the issuance of such Series of Notes;

(iv)the Issuer shall have delivered to the Indenture Trustee and, if required, any Noteholder, any Opinions of Counsel required by the related Supplement, including without limitation with respect to true sale, enforceability, non-consolidation and security interest perfection issues;

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(v)the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate stating that no Early Amortization Event, Event of Default or event or condition which with the passage of time or giving of notice or both would become an Early Amortization Event or an Event of Default has occurred and is then continuing (or would result from the issuance of such additional Series);

(vi)written confirmation from an officer of the Manager that after giving effect to such proposed issuance, no Asset Base Deficiency will exist, as evidenced by the Asset Base Report most recently received by the Indenture Trustee (but not earlier than the preceding Payment Date);

(vii)such other conditions as shall be specified in the related Supplement; and

(viii)the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate that all of the conditions specified in clauses (i) through (vii) have been satisfied.

Upon satisfaction of the above conditions, the Indenture Trustee shall execute the Supplement and authenticate, execute and deliver the Notes of such Series.

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Article XI

HOLDERS LISTS

Section 1101.Indenture Trustee to Furnish Names and Addresses of Holders. Unless otherwise provided in the related Supplement, the Indenture Trustee will furnish or cause to be furnished to the Manager not more than ten (10) days after receipt of a request, a list, in such form as the Indenture Trustee generally maintains, of the names, addresses, tax identification numbers and any other information with respect thereto, the Holders of Notes as of such date.

Section 1102.Preservation of Information; Communications to Holders. The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section 1101 and the names and addresses of Holders received by the Indenture Trustee in its capacity as Note Registrar.  The Indenture Trustee may destroy any list furnished to it as provided in Section 1101 upon receipt of a new list so furnished.

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Article XII

TRUST EARLY AMORTIZATION EVENT

Section 1201.Trust Early Amortization Event.

As of any date of determination, the existence of any one of the following events or conditions:

(1)	A Trust Event of Default shall have occurred and then be continuing;
(2)	A Trust Manager Default shall have occurred and then be continuing;
(3)	On any Payment Date an Asset Base Deficiency shall have occurred, and shall have remained unremedied for a period of thirty (30) consecutive days without having been cured;
(4)	The amount in the Excess Funding Account relied upon in order to prevent an Asset Base Deficiency exceeds fifty percent (50%) of the Aggregate Net Book Value.

Promptly following any occurrence of a Trust Early Amortization Event, the Issuer shall notify the Indenture Trustee, each Administrative Agent and each Interest Rate Hedge Provider thereof.

If a Trust Early Amortization Event has occurred and is continuing on any Payment Date, then such Trust Early Amortization Event shall be deemed to continue until the Business Day on which the Requisite Global Majority waives, in writing, such Trust Early Amortization Event.  The Indenture Trustee shall promptly provide notice of any such waiver to each Rating Agency (if applicable).

Section 1202.Remedies. Upon the occurrence of a Trust Early Amortization Event, the Indenture Trustee shall have, in addition to the rights provided in the Related Documents, all rights and remedies provided under all Applicable Laws.

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Article XIII

MISCELLANEOUS PROVISIONS

Section 1301.Compliance Certificates and Opinions.

(a)Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture or any Supplement, the Issuer shall furnish to the Indenture Trustee a certificate stating that all conditions precedent, if any, provided for in this Indenture and any relevant Supplement relating to the proposed action have been complied with and, if deemed reasonably necessary by the Indenture Trustee or if required pursuant to the terms of this Indenture, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b)Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

(iv)a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1302.Form of Documents Delivered to Indenture Trustee.

(a)In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)Any certificate or opinion may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.

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(c)Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1303.Acts of Holders.

(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture or any Supplement to be given or taken by Holders may be (i) embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, (ii) evidenced by the written consent or direction of Holders of the specified percentage of the principal amount of the Notes, or (iii) evidenced by a combination of such instrument or instruments; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments and record are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

(b)The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

(c)The ownership of Notes shall be proved by the Note Register.

(d)Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1304.Reserved.

Section 1305.Limitation of Rights.

Except as expressly set forth in this Indenture, this Indenture shall be binding upon the Issuer, the Noteholders and their respective successors and permitted assigns and shall not inure to the benefit of any Person other than the parties hereto, the Noteholders and the Manager as provided herein.  Notwithstanding the previous sentence, the parties hereto acknowledge that each Interest Rate Hedge Provider is an express third party beneficiary hereof entitled to enforce its rights hereunder as if actually a party hereto.

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Section 1306.Severability.

If any provision of this Indenture is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

The invalidity of any one or more phrases, sentences, clauses or Sections of this Indenture, shall not affect the remaining portions of this Indenture, or any part thereof.

Section 1307.Notices.

All demands, notices and communications hereunder shall be in writing, personally delivered, or by facsimile (with subsequent telephone confirmation of receipt thereof), or sent by internationally recognized overnight courier service, (a) in the case of the Indenture Trustee, at the following address:  600 S. 4th Street, MAC N9300-061, Minneapolis, Minnesota 55479, Attention:  Corporate Trust Services/Asset-Backed Administration (b) in the case of the Issuer, at the following address:  Century House, 16 Par-la-Ville Road, Hamilton HM HX, Bermuda, Telephone:  (441) 292-2487, Facsimile:  (441) 2954164, Attention:  Senior Vice President - Asset Management, with a copy to each:  (i) Textainer Equipment Management Limited at its address at Century House, 16 Par-la-Ville Road, Hamilton HM HX, Bermuda, Telephone:  (441) 292-2487, Facsimile:  (441) 295-4164, Attention:  Senior Vice President - Asset Management, and (ii) Textainer Equipment Management (U.S.) Limited at its address at 650 California Street, 16th floor, San Francisco, CA 94108, Telephone:  (415) 658-8363, Facsimile:  (415) 434-0599, Attention:  Senior Vice President - Asset Management, and (c) in the case of an Interest Rate Hedge Provider, at its address set forth in the related Interest Rate Hedge Agreement, or at such other address as shall be designated by such party in a written notice to the other parties.  Any notice required or permitted to be given to a Noteholder shall be given by certified first class mail, postage prepaid (return receipt requested), or by courier, or by facsimile or electronic mail, with subsequent telephone confirmation of receipt thereof, in each case at the address of such Holder as shown in the Note Register or to the telephone or fax number, or electronic mail address, furnished by such Noteholder.  Notice shall be effective and deemed received (a) two (2) days after being delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by facsimile or electronic mail, or (c) when delivered, if delivered by hand.

Section 1308.Consent to Jurisdiction.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE ISSUER ARISING OUT OF OR RELATING TO THIS INDENTURE, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, STATE OF NEW YORK AND THE ISSUER HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS INDENTURE, THE ISSUER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY

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SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.  THE ISSUER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES COGENCY GLOBAL INC., HAVING AN ADDRESS AT 10 E. 40TH STREET, 10TH FLOOR, NEW YORK, NY 10016, ITS TRUE AND LAWFUL ATTORNEY-IN-FACT AND DULY AUTHORIZED AGENT FOR THE LIMITED PURPOSE OF ACCEPTING SERVICING OF LEGAL PROCESS AND THE ISSUER AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF SUCH PROCESS ON SUCH PERSON.  THE ISSUER SHALL MAINTAIN THE DESIGNATION AND APPOINTMENT OF SUCH AUTHORIZED AGENT UNTIL ALL AMOUNTS PAYABLE UNDER THIS INDENTURE SHALL HAVE BEEN PAID IN FULL.  IF SUCH AGENT SHALL CEASE TO SO ACT, THE ISSUER SHALL IMMEDIATELY DESIGNATE AND APPOINT ANOTHER SUCH AGENT SATISFACTORY TO THE INDENTURE TRUSTEE AND SHALL PROMPTLY DELIVER TO THE INDENTURE TRUSTEE EVIDENCE IN WRITING OF SUCH OTHER AGENT’S ACCEPTANCE OF SUCH APPOINTMENT.

Section 1309.Captions.

The captions or headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Indenture.

Section 1310.Governing Law.

THIS INDENTURE SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT GIVING EFFECT TO ANY OTHER PRINCIPLES OF CONFLICTS OF LAW, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 1311.No Petition.

The Indenture Trustee, on its own behalf, hereby covenants and agrees, and each Noteholder by its acquisition of a Note shall be deemed to covenant and agree, that it will not institute against the Issuer any bankruptcy, reorganization, arrangement insolvency or liquidation Proceedings, or other Proceedings under any federal or state bankruptcy or similar law, at any time other than on a date which is at least one (1) year and one (1) day after the last date on which any Note of any Series was Outstanding.

Section 1312.General Interpretive Principles.

For purposes of this Indenture except as otherwise expressly provided or unless the context otherwise requires:

(a)the defined terms in this Indenture shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

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(b)accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

(c)references herein to “Articles”, “Sections”, “Subsections”, “paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Indenture;

(d)a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

(e)the words “herein”, “hereof’, “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular provision;

(f)the term “include” or “including” shall mean without limitation by reason of enumeration; and

(g)When referring to Section 302 or Section 806 of this Indenture, the term “or” shall be additive and not exclusive.

Section 1313.WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS INDENTURE OR ANY OTHER OPERATIVE DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

Section 1314.Waiver of Immunity. To the extent that any party hereto or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal actions, suits or Proceedings, from set off or counterclaim, from the jurisdiction or judgment of any competent court, from service of process, from execution of a judgment, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, such party, for itself and its successors and assigns and its property, does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture, the other Related Documents or the subject matter hereof or thereof, subject, in each case, to the provisions of the Related Documents and mandatory requirements of Applicable Law.

Section 1315.Judgment Currency. The parties hereto (A) acknowledge that the matters contemplated by this Indenture are part of an international financing transaction and (B) hereby agree that (i) specification and payment of Dollars is of the essence, (ii) Dollars shall be the currency of account in the case of all obligations under the Related Documents unless otherwise expressly provided herein or therein, (iii) the payment obligations of the parties under the Related Documents shall not be discharged by an amount paid in a currency or in a place other than that specified with respect to such obligations, whether pursuant to a judgment or

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otherwise, except to the extent actually received by the Person entitled thereto and converted into Dollars by such Person (it being understood and agreed that, if any transaction party shall so receive an amount in a currency other than Dollars, it shall (A) if it is not the Person entitled to receive payment, promptly return the same (in the currency in which received) to the Person from whom it was received or (B) if it is the Person entitled to receive payment, either, in its sole discretion, (x) promptly return the same (in the currency in which received) to the Person from whom it was received or (y) subject to reasonable commercial practices, promptly cause the conversion of the same into Dollars), (iv) to the extent that the amount so paid on prompt conversion to Dollars under normal commercial practices does not yield the requisite amount of Dollars, the obligee of such payment shall have a separate cause of action against the party obligated to make the relevant payment for the additional amount necessary to yield the amount due and owing under the Related Documents, (v) if, for the purpose of obtaining a judgment in any court with respect to any obligation under any of the Related Documents, it shall be necessary to convert to any other currency any amount in Dollars due thereunder and a change shall occur between the rate of exchange applied in making such conversion and the rate of exchange prevailing on the date of payment of such judgment, the obligor in respect of such obligation will pay such additional amounts (if any) as may be necessary to insure that the amount paid on the date of payment is the amount in such other currency which, when converted into Dollars and transferred to New York City, New York, in accordance with normal banking procedures, will result in realization of the amount then due in Dollars and (vi) any amount due under this paragraph shall be due as a separate debt and shall not be affected by or merged into any judgment being obtained for any other sum due under or in respect of the Related Documents.

Section 1316.Statutory References. References in this Indenture and each other Related Document for any Series to any section of the Uniform Commercial Code or the UCC shall mean, on or after the effective date of adoption of any revision to the Uniform Commercial Code or the UCC in the State of New York, such revised or successor section thereto.

Section 1317.Counterparts. This Indenture may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Indenture by facsimile shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 1318.Patriot Act. The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Indenture Trustee in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Indenture Trustee. Each party hereby agrees that it shall provide the Indenture Trustee with such information as the Indenture Trustee may request that will help Indenture Trustee to identify and verify each party’s identity, including without limitation each party’s name, physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

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Section 1319.Multiple Roles. The parties expressly acknowledge and consent to Wells Fargo Bank, National Association acting in the multiple capacities of Securities Intermediary, Paying Agent, Note Registrar, Manager Transfer Facilitator, and in the capacity as Indenture Trustee.  Wells Fargo Bank, National Association may, in such multiple capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles or other breach of duties to the extent that any such conflict or breach arises from the performance by Wells Fargo Bank, National Association of express duties set forth in this Indenture and any other Related Documents in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto except in the case of negligence (other than errors in judgment) and willful misconduct by Wells Fargo Bank, National Association.

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IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

TEXTAINER MARINE CONTAINERS V LIMITED
By:	/s/ Adam Hopkin
Name:	Adam Hopkin
Title:	Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ G. Brad Martin
Name:	G. Brad Martin
Title:	Vice President

Indenture

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